UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934 (Amendment No.     )

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UNITED BANKSHARES, INC.

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NOTICE OF 2016 ANNUAL MEETING OF SHAREHOLDERS

TO THE SHAREHOLDERS:

NOTICE IS HEREBY GIVEN that, pursuant to the call of its Board of Directors, the 2016 Annual Meeting of Shareholders of UNITED BANKSHARES, INC. (“United”) will be held at The Ritz-Carlton, Salon III, 5th Floor, 1700 Tysons Boulevard, McLean, Virginia on Wednesday, May 18, 2016, at 4:00 p.m., local time, for the purpose of considering and voting upon the following matters:

1.    To elect ten (10) persons to serve as directors of United. The nominees selected by the current Board of Directors are listed in the accompanying Proxy Statement for this Annual Meeting.

2.    To ratify the selection of Ernst & Young LLP to act as the independent registered public accounting firm for 2016.

3.    To approve, on an advisory basis, the compensation of United’s named executive officers.

4.    To approve the United 2016 Long-Term Incentive Plan.

The close of business on March 9, 2016, has been fixed by the Board of Directors as the record date for determining the shareholders entitled to notice of and to vote at this Annual Meeting.

WE URGE YOU TO SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE REGARDLESS OF YOUR PLANS TO ATTEND THIS MEETING. IF YOU DO ATTEND, YOU MAY WITHDRAW YOUR PROXY AND VOTE IN PERSON.

TWO INDIVIDUALS, WHO ARE NOT DIRECTORS OF UNITED, HAVE BEEN NAMED IN THE PROXY TO VOTE THE SHARES REPRESENTED BY PROXY. IF YOU WISH TO CHOOSE SOME OTHER PERSON TO ACT AS YOUR PROXY, MARK OUT THE PRINTED NAME AND WRITE IN THE NAME OF THE PERSON YOU SELECT.

By Order of the Board of Directors

Richard M. Adams

Chairman of the Board and

Chief Executive Officer

April 4, 2016

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE

ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 18, 2016

This proxy statement, along with our Annual Report on Form 10-K for the fiscal year ended December 31, 2015 and our 2015 Annual Report, are available free of charge on the following website: www.ubsi-inc.com.

UNITED BANKSHARES, INC.

2016 PROXY STATEMENT

United Bankshares, Inc. P.O. Box 1508 United Square Fifth and Avery Streets Parkersburg, West Virginia 26101

PROXY STATEMENT

General Information

These proxy materials are delivered in connection with the solicitation by the Board of Directors of United Bankshares, Inc. (“United,” the “Company,” “we,” or “us”), a West Virginia corporation, of proxies to be voted at our 2016 Annual Meeting of Shareholders and at any adjournment or postponement.

You are invited to attend our Annual Meeting of Shareholders on May 18, 2016, beginning at 4:00 p.m. The Meeting will be held at The Ritz-Carlton, Salon III, 5th Floor, 1700 Tysons Boulevard, McLean, Virginia.

This proxy statement, form of proxy and voting instructions are being mailed on or about April 4, 2016.

VOTING INFORMATION

Shareholders Entitled to Vote

Holders of record of United common shares at the close of business on March 9, 2016, are entitled to receive this notice and to vote their shares at the Annual Meeting. As of that date, there were 69,637,858 common shares outstanding. Each common share is entitled to one vote on each matter properly brought before the Annual Meeting.

Proxies

Shareholders of record may vote their proxies by mail, in person at the Annual Meeting, by telephone or by Internet.

Proxies may be revoked at any time before they are exercised by (1) written notice to the Secretary of the Company, (2) timely delivery of a valid, later-dated proxy or (3) voting at the Annual Meeting.

You may save us the expense of a second mailing by voting promptly. Choose one of the following voting methods to cast your vote.

Vote By Mail

If you choose to vote by mail, simply mark your proxy, date and sign it, and return it to us in the postage-paid envelope provided.

Vote By Telephone or Internet

If you have telephone or Internet access, you may submit your proxy by following the instructions on the proxy card.

Vote at the Annual Meeting

The method by which you vote now will in no way limit your right to vote at the Annual Meeting if you later decide to attend in person. If your shares are held in the name of a bank, broker or other holder of record, you must obtain a proxy, executed in your favor, from the holder of record to be able to vote at the Annual Meeting.

All shares that have been properly voted and not revoked will be voted at the Annual Meeting in accordance with your instructions. If you sign your proxy card but do not give voting instructions, the shares represented by that proxy will be voted as recommended by the Board of Directors.

Voting on Other Matters

If any other matters are properly presented for consideration at the Annual Meeting, the persons named in the enclosed form of proxy intend to exercise their discretionary authority in accordance with applicable federal and state laws and regulations to vote on those matters for you. On the date this proxy statement went to press, we do not know of any other matter to be raised at the Annual Meeting.

Required Vote and Cumulative Voting

The presence, in person or by proxy, of the holders of a majority of all of the shares of stock entitled to vote at the Annual Meeting is necessary to constitute a quorum. Abstentions and broker “non-votes” are counted as present and entitled to vote for purposes of determining a quorum. A broker “non-vote” occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power for that particular item and has not received instructions from the beneficial owner.

A plurality of the votes cast is required for the election of directors. Abstentions and broker “non-votes” are not counted for purposes of the election of directors.

In the election of directors, shareholders cast one (1) vote for each nominee for each share held. However, every shareholder has the right of cumulative voting, in person or by proxy, in the election of directors. Cumulative voting gives each shareholder the right to aggregate all votes which he or she is entitled to cast in the election of directors and to cast all such votes for one candidate or distribute them among as many candidates and in such a manner as the shareholder desires.

At our 2016 Annual Meeting, the number of directors to be elected is ten (10). Each shareholder has the right to cast ten (10) votes in the election of directors for each share of stock held on the record date. If you wish to exercise, by proxy, your right to cumulative voting in the election of directors, you must provide a proxy showing how your votes are to be distributed among one or more candidates. Unless contrary instructions are given by a shareholder who signs and returns a proxy, all votes for the election of directors represented by such proxy will be divided equally among the ten (10) nominees. If cumulative voting is invoked by any shareholder, the vote represented by the proxies delivered pursuant to this solicitation, which does not contain contrary instructions, may be cumulated at the discretion of the Board of Directors of United Bankshares, Inc. in order to elect to the Board of Directors the maximum number of nominees named in this proxy statement.

With respect to (i) the ratification of the selection of Ernst & Young LLP to act as the independent registered public accounting firm for the fiscal year that began January 1, 2016, (ii) the nonbinding resolution to approve the compensation of United’s named executive officers and (iii) the approval of the United 2016 Long-Term Incentive Plan, if a quorum exists, the affirmative vote of a majority of the votes cast is required for approval of such matters. In voting for these matters, shares may be voted “for” or “against” or “abstain”.

In determining whether the proposal has received the requisite number of affirmative votes, abstentions and broker “non-votes” will be disregarded and have no effect on the outcome of the vote.

On March 9, 2016, there were 69,637,858 shares of common stock outstanding that are held by approximately 6,667 shareholders of record and 44,386 shareholders in street name. The presence in person or proxy of a majority of the outstanding shares of United Bankshares, Inc. will constitute a quorum at the Meeting.

Cost of Proxy Solicitation

We will bear the entire cost of soliciting proxies from our shareholders. Proxies may be solicited on our behalf by directors, officers or employees in person or by telephone, electronic transmission, facsimile transmission or by telegram. United has retained Georgeson LLC of Jersey City, New Jersey (“Georgeson”) pursuant to a retention letter dated February 18, 2016, to assist in soliciting proxies from institutional investors, nominee accounts and beneficial holders. United is not retaining Georgeson to solicit proxies from registered holders or from non-objecting beneficial owners. Georgeson’s fee for the above services is $6,500 plus reasonable disbursements that may include the broker search, printing, postage, courier charges, filing reports, data transmissions and other expenses approved by United.

In order to facilitate and expedite distribution of these proxy solicitation materials to brokers, fiduciaries, nominee holders and institutional investors, United has retained Proxy Express of Lyndhurst, New Jersey. Proxy Express will contact all broker and other nominee accounts identified on United’s shareholder mailing list in order to facilitate determination of the number of sets of proxy materials such accounts require for purposes of forwarding the same to beneficial owners. Brokers, fiduciaries, custodians and other nominees have been requested to forward solicitation materials to the beneficial owners of the Company’s common stock. Upon request we will reimburse these entities for their reasonable expenses. Proxy Express will then assist in the delivery of proxy materials to these accounts for distribution. Proxy Express will also assist in the distribution of proxy materials to institutional investors.

Delivery of Proxy Materials

To reduce the expenses of delivering duplicate proxy materials to our shareholders, we are relying upon Securities and Exchange Commission (“SEC”) rules that permit us to deliver only one proxy statement and annual report to multiple shareholders who share an address unless we received contrary instructions from any shareholders at that address. If you share an address with another shareholder and have received only one proxy statement and annual report, you may write or call us as specified below to request a separate copy of these materials and we will promptly send them to you at no cost to you. For future meetings, if you hold shares directly registered in your own name, you may request separate copies of our proxy statement and annual report, or request that we send only one set of these materials to you if you are receiving multiple copies, by contacting us at: United Bankshares, Inc., Shareholder Relations Department, 514 Market Street, Parkersburg, WV 26102 or by telephoning us at (304) 424-8800.

List of Shareholders

If a shareholder requests a list of shareholders entitled to vote at the 2016 Annual Meeting for purposes of soliciting the shareholders or sending a written communication to the shareholders, then the Company will either (i) provide the list to the requesting shareholder upon receipt of an affidavit of the requesting shareholder that he will not use the list for any purpose other than to solicit shareholders with respect to the 2016 Annual Meeting; or (ii) mail the requesting shareholder’s materials to the shareholders.

PROPOSAL 1: ELECTION OF DIRECTORS

The Board of Directors consists of one class of ten (10) directors. Ten (10) directors will be elected at our 2016 Annual Meeting to serve for a one-year term expiring at our Annual Meeting in the year 2017. The Company’s Restated Bylaws provide that the number of directors shall be at least five (5) and no more than thirty-five (35) with the composition and number of nominees to be set at the discretion of the Board of Directors. For the election of directors at the 2016 Annual Meeting, the Board of Directors established the composition and number of directors to be elected at ten (10).

The persons named in the enclosed proxy intend to vote the proxy for the election of each of the ten (10) nominees, unless you indicate on the proxy card that your vote should be withheld from any or all of such nominees. Each nominee elected as a director will continue in office until his successor has been elected or until his death, resignation or retirement.

The Board of Directors has proposed the following nominees for election as directors with terms expiring in 2017 at the Annual Meeting: Richard M. Adams, Robert G. Astorg, Peter A. Converse, Lawrence K. Doll, Theodore J. Georgelas, J. Paul McNamara, Mark R. Nesselroad, Mary K. Weddle, Gary G. White and P. Clinton Winter, Jr. All of the nominees are directors standing for re-election.

The Board of Directors recommends a vote “FOR” the election of each of these nominees for Director.

We expect each nominee for election as a director to be able to serve if elected. To the extent permitted under applicable law, if any nominee is not able to serve, proxies will be voted in favor of the remainder of those nominated and may be voted for substitute nominees, unless the Board chooses to reduce the number of directors serving on the Board.

The principal occupation, current public company directorships, as well as public company directorships held at any time during the past five years, share holdings and certain other information about the nominees for director are set forth on the following pages.

DIRECTORS WHOSE TERMS EXPIRE IN 2016 AND NOMINEES FOR DIRECTORS

	Amount of Beneficial Ownership of Shares of Common Stock and Options (c)

Name, Age, Principal Occupation and Directorships for the Last Five Years (d)	Shares (a)	Options (b)%

RICHARD M. ADAMS, 69, is the Chairman and Chief Executive Officer of both United and United Bank (WV). Mr. Adams served as the Chief Executive Officer of The Parkersburg National Bank (PNB), the predecessor to United, from 1975 to 1984, and as the Chairman of the Board of PNB from 1976 to 1984. Mr. Adams has been a director of United since 1984.	679,910	216,600	1.28%

Mr. Adams has worked in the banking industry for more than 45 years and has successfully served as the Company’s Chairman and Chief Executive Officer for 40 years. Mr. Adams has the experience and expertise necessary to understand the opportunities and challenges facing the Company, and he possesses the requisite leadership and management skills to promote and execute the Company’s values and strategy. Mr. Adams is very familiar with the Company’s business, industry, regulatory requirements, and markets. As Chairman and Chief Executive Officer, Mr. Adams provides unified leadership for the Company, promotes the development and implementation of corporate strategy, and contributes to a more efficient and effective board. Mr. Adams has successfully guided the Company through 29 acquisitions, growing the Company from $100 million to $12.6 billion in assets. Mr. Adams also serves on the Executive Committee.

ROBERT G. ASTORG, 72, is a Certified Public Accountant (CPA) and the Principal of Astorg & Jones CPAs, A.C. Mr. Astorg has been a director of the Company since 1991.	41,057	—	*

Mr. Astorg’s career has been mainly in the accounting and tax services business. Mr. Astorg has managed or owned a Certified Public Accountant practice since 1973. Through his business career, Mr. Astorg has developed relationships with a multitude of business types and sizes. Mr. Astorg has a great deal of knowledge about strategic planning, human resources, as well as financial services. As a Certified Public Accountant, Mr. Astorg is able to analyze and understand the financial aspects of business. Mr. Astorg has over 40 years of experience on audit committees of banking companies. Mr. Astorg brings this broad and relevant experience to his role as a director of the Company, a member of the Risk Committee and the Chairman of the Audit Committee, where he has served as a financial expert for many years.

PETER A. CONVERSE, 65, is the former President and Chief Executive Officer of Virginia Commerce Bancorp, Inc. and Virginia Commerce Bank. Mr. Converse is a director of United Bank (VA). Mr. Converse has been a director of the Company since 2014.	621,807	—	*

Mr. Converse has extensive banking experience of over 40 years. He served as a director of Virginia Commerce Bancorp, Inc. for 20 years. Mr. Converse joined Virginia Commerce Bancorp, Inc. in January 1994 as President and Chief Executive Officer. Prior to that, Mr. Converse was the Senior Vice President/Chief Lending Officer for Federal Capital Bank from March 1992 to December 1993; Senior Vice President of Bank of Maryland from October 1990 to March 1992; and Executive Vice President/Chief Lending Officer for Century National Bank from May 1986 to July 1990 and Senior Vice President/Chief Lending Officer for Central National Bank from July 1979 to April 1986.

DIRECTORS WHOSE TERMS EXPIRE IN 2016 AND NOMINEES FOR DIRECTORS

	Amount of Beneficial Ownership of Shares of Common Stock and Options (c)

Name, Age, Principal Occupation and Directorships for the Last Five Years (d)	Shares (a)	Options (b)%

LAWRENCE K. DOLL, 66, is the President of The Lawrence Doll Company and Lawrence Doll Homes LLC. Mr. Doll is also the Chairman of United Bank (VA). Mr. Doll has been a director of the Company since 2004.	5,747	9,000	*

Mr. Doll has extensive knowledge and experience in the commercial and residential real estate industry. Mr. Doll has founded and owned several businesses since entering the real estate industry in 1980. Through his business experience, Mr. Doll has gained excellent leadership and management skills. Mr. Doll understands commercial real estate lending as well as the marketing and sales of real estate. Mr. Doll brings this management and leadership experience to his role as a director of the Company and a member of the Executive Committee. Mr. Doll has also served as Chairman of United Bank (VA) for the past thirteen years, which has provided him with relevant experience related to banking matters.

W. DOUGLAS FISHER, 78, is the former Chairman of the Board of Virginia Commerce Bancorp, Inc. and Virginia Commerce Bank. Mr. Fisher has been a director of the Company since 2014.	208,971	6,838		*

Mr. Fisher was a director of Virginia Commerce Bancorp, Inc. for approximately 25 years. He has extensive business experience in technology, banking, and finance. Mr. Fisher was a co-founder and Vice President of AZTECH Corporation, a computer software and systems company specializing in technology for membership associations nationwide, from 1969 to 1990 and 1992 to 1997. Mr. Fisher was Vice President of Executive Systems, Inc., a software and systems company, from 1990 to 1992. He retired in 1997. He served on the Arlington Bank Board of Advisors from 1980 to 1986. He also served for 12 years on the board of the non-profit organization, American Running Association. Mr. Fisher was a founding director of the Virginia Commerce Bank in 1988. He served as Chairman from 1999. Prior to that he served as the Virginia Commerce Bank’s Vice Chairman and Chairman of the Audit Committee.

THEODORE J. GEORGELAS, 69, is the Managing Director of the Georgelas Group Holdings, LLC. Mr. Georgelas is a current director and a former Chairman of United Bank (VA). Mr. Georgelas is also a former Chairman of the Board of Sector Communications. Mr. Georgelas has been a director of the Company since 1990.	47,340	—		*

Mr. Georgelas has spent his entire 40-year career heading a multi-national real estate development and construction company. During his business career, Mr. Georgelas has expanded from a spot builder of custom homes to a multi-faceted developer of commercial, industrial, retail and residential properties with primary geographic emphasis in the Mid-Atlantic states of Virginia, Maryland, Delaware and the District of Columbia. Mr. Georgelas has a broad range of experience in structuring financial transactions and legal documentation. Mr. Georgelas is also technologically proficient having formed a cellular phone business that was later sold. Mr. Georgelas brings this management and leadership experience to his role as a director of the Company.

JOHN M. MCMAHON, 75, is the Chairman of the Board of Miller & Long Co., Inc. Mr. McMahon is a director of United Bank (VA). Mr. McMahon has been a director of the Company since 1998.	301,000	—		*

Mr. McMahon has been with Miller & Long, a concrete construction company, for over 50 years. Mr. McMahon has held several senior management positions in his career with Miller & Long, including his current position as Chairman of the Board. Through these senior management roles, Mr. McMahon has gained valuable leadership and management skills overseeing many aspects of a business. Mr. McMahon brings this management and leadership experience to his role as a director of the Company, the Chairman of the Governance and Nominating Committee and as a member of the Executive and Compensation Committees.

DIRECTORS WHOSE TERMS EXPIRE IN 2016 AND NOMINEES FOR DIRECTORS

	Amount of Beneficial Ownership of Shares of Common Stock and Options (c)

Name, Age, Principal Occupation and Directorships for the Last Five Years (d)	Shares (a)	Options (b)%

J. PAUL MCNAMARA, 67, is the Chairman of Potomac Capital Advisors and the former President and Chief Operating Officer of Sequoia Bancshares, Inc. Mr. McNamara is also the Vice Chairman of United Bank (VA). Mr. McNamara has been a director of the Company since 2003.	68,674	—	*

Currently, Mr. McNamara is the Chairman of Potomac Capital Advisors, a privately held real estate investment company which advises two real estate partnerships. Mr. McNamara has spent over 30 years in the banking industry. Mr. McNamara was the President and Chief Operating Officer of Sequoia Bancshares for 15 years. Prior to Sequoia, Mr. McNamara worked for Manufacturers Hanover Trust Company for three years and the National Bank of Washington for 12 years where he held several senior management positions. Mr. McNamara has gained valuable insight through his banking experience in senior management positions into retail banking, commercial banking, bank operations and systems. Mr. McNamara brings this extensive knowledge of the banking industry to his role as a director of the Company and as a member of the Governance and Nominating, Executive, Compensation and Risk Committees.

MARK R. NESSELROAD, 60, is the Chief Executive Officer of Glenmark Holding Limited Liability Company, a real estate development company. Mr. Nesselroad has been a director of the Company since 2011.	76,182	—	*

Prior to serving on United’s Board, Mr. Nesselroad served on Centra Financial Holdings, Inc.’s Board of Directors from 2003 to July of 2011. He was a member of Centra’s audit committee, executive committee, compensation committee and finance committee. Mr. Nesselroad is a real estate developer in one of United’s key markets. Mr. Nesselroad formerly served on the Board of Directors of the West Virginia Housing Development Fund and he currently serves on the Board of Directors of the West Virginia United Health System and Mylan Park Foundation, Inc. Mr. Nesselroad brings his knowledge of commercial real estate in a key geographic market of United as well as his extensive experience on boards of directors and committees to his role as a director of the Company and as the Chairman of the Risk Committee and a member of the Governance and Nominating, Executive, and Compensation Committees .

MARY K. WEDDLE, 66, is a Certified Public Accountant (CPA) and a former Executive Vice President of The Long & Foster Companies. Ms. Weddle is a director of United Bank (VA). Ms. Weddle has been a director of the Company since 2004.	8,787	—	*

Ms. Weddle has spent her career in real estate and related financial services. For over 20 years, she was in management and leadership roles in the real estate industry. Her former employer, The Long & Foster Companies, is the nation’s largest, privately-held real estate company. In her most recent position as Executive Vice President and head of Operations, which she held for almost 15 years, she skillfully brought together a team responsible for a wide variety of diverse activities, such as legal, marketing, information technology, human resources, and accounting. Her expertise as head of Operations covered strategic planning and the design and implementation of efficient systems and processes for distribution to thousands of internal and external users. She also understands customer service and consumer behavior. She brings this broad and relevant experience to her role as a director of the Company and as a member of the Risk Committee and Audit Committee, where she has served as a financial expert for many years. Her designation and ongoing qualifications as a Certified Public Accountant give her the ability to analyze and understand the financial aspects of business.

DIRECTORS WHOSE TERMS EXPIRE IN 2016 AND NOMINEES FOR DIRECTORS

	Amount of Beneficial Ownership of Shares of Common Stock and Options (c)

Name, Age, Principal Occupation and Directorships for the Last Five Years (d)	Shares (a)	Options (b)%

GARY G. WHITE, 66, is the Principal of JRW, LLC, a consulting firm. He is the former Interim President of Marshall University, the former President and Chief Operating Officer of International Resource Partners LP and the former President and Chief Executive Officer of International Industries, Inc. Mr. White is also the former President and Chief Executive Officer of the West Virginia Coal Association. Mr. White has been a director of the Company since 2008.	18,432	—	*

Mr. White has served in several senior management positions in the coal industry for over 40 years. Mr. White also has more than 20 years of executive level experience with non-profit entities which provides him with a broad perspective on business operations. Mr. White has a good knowledge of the basic industries in the Company’s primary market areas. Mr. White has been a past director of another publicly traded banking company. Mr. White brings this expertise in corporate management to his role as a director of the Company and as a member of the Audit, Executive, Compensation and Governance and Nominating Committees.

P. CLINTON WINTER, JR., 68, is the President of Bray & Oakley Insurance Agency, Inc. Mr. Winter has been a director of the Company since 1996.	503,201	—	*

Mr. Winter has spent over 35 years working in the insurance and financial services industry. Mr. Winter’s experience as President of Bray & Oakley Insurance Agency, as well as a past chairperson of an audit committee of an acquired banking company, has provided him with significant financial experience. Mr. Winter also served on the executive committee and was the chairperson of the compensation committee for this acquired banking company. Through his long experience with the insurance and financial industries, Mr. Winter possesses expertise in financial and risk management matters as well as business development and marketing. Mr. Winter brings this knowledge of financial and risk management to his role as a director of the Company, the Chairman of the Compensation Committee and as a member of the Executive, Audit and Governance and Nominating Committees. Mr. Winter also serves as the Lead Director of the independent directors of the Board.

All Directors, Nominees and Executive Officers as a Group (18 persons)	4,786,775	478,412	7.50%

* Indicates the director owns less than 1% of United’s issued and outstanding shares.

Footnotes:

(a)

Includes stock held by United Bank’s (WV) Trust Department which shares beneficial ownership as described in this footnote. The following directors each exercise voting authority over the number of shares indicated as follows: Ms. Weddle, 7,787 shares and Mr. Winter, 14,786 shares. United Bank’s (WV) Board of Directors exercises voting authority over 2,243,746 shares held by United Bank’s (WV) Trust Department. All of these shares are included in the 4,786,775 shares held by all directors, nominees and executive officers as a group. Also includes shares pledged as collateral as follows: Mr. Astorg, 19,400 shares; Mr. Converse, 214,474 shares; Mr. Georgelas, 43,528 shares; and Mr. Winter, 112,412 shares.

(b)

Beneficial ownership is stated as of March 4, 2016, including shares of common stock that may be acquired within sixty (60) days of that date through the exercise of stock options pursuant to United’s Stock Option Plans.

(c)

Unless otherwise indicated, beneficial ownership shares listed represent sole voting power. The following number of shares may be held in the name of spouses, children, certain relatives, trust, estates, and certain affiliated companies as to which shared voting and/or shared investment powers may exist: Mr. R. Adams, 14,563 shares; Mr. Astorg, 438 shares; Mr. Fisher, 85 shares; Mr. Georgelas, 1,476 shares; Mr. McNamara, 10,800 shares; Mr. Nesselroad, 71,682 shares; and Mr. Winter, 44,852 shares.

(d)	United Bank (WV) and United Bank (VA) are subsidiaries of United.

Information as to Directors Who Will Not Stand for Re-election

W. Douglas Fisher and John M. McMahon will not be standing for re-election to the Board of Directors when their current term expires at this Annual Meeting. United has benefited from and is grateful for the wisdom and guidance provided by Mr. Fisher and Mr. McMahon for their respective years of service to the Company.

COMMON STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Beneficial Ownership of Directors and Named Executive Officers

As of March 4, 2016, directors of the Company and nominees owned beneficially, directly or indirectly, the number of shares of common stock indicated in the preceding table.

The Company’s chief executive officer, chief financial officer, and the three other most highly compensated executive officers constitute the named executive officers of the Company. The following table sets forth certain information regarding the named executive officers’ beneficial ownership of common stock of United as of March 4, 2016.

		Shares of Common Stock of the Company Beneficially Owned (1)
Title of Class	Name of Officer	Number of Shares	Percent of Class
Common Stock	Richard M. Adams	869,510	1.28%
Common Stock	Richard M. Adams, Jr.	141,830	0.20%
Common Stock	Craige L. Smith	59,199	0.08%
Common Stock	James J. Consagra, Jr.	106,164	0.15%
Common Stock	W. Mark Tatterson	52,740	0.08%

Footnotes:

(1)

The amounts shown represent the total shares owned directly and indirectly by such named executive officers. The number of shares includes shares that are issuable upon the exercise of all stock options currently exercisable, as follows: Mr. R. Adams, 216,600 shares; Mr. R. Adams, Jr., 72,200 shares; Mr. Smith, 44,100; Mr. Consagra, 72,200 shares and Mr. Tatterson, 36,100 shares. Unless otherwise indicated, beneficial ownership shares listed represent sole voting power. The following number of shares may be held in the name of spouses, children, certain relatives, trust, estates, and certain affiliated companies as to which shared voting and/or shared investment powers may exist: Mr. R. Adams, 14,563 shares, Mr. R. Adams, Jr., 15,467 shares and Mr. Tatterson, 62 shares.

Principal Shareholders of United

The following table lists each shareholder of United who is the beneficial owner of more than 5% of United’s common stock, the only class of stock outstanding, as of March 4, 2016 unless otherwise noted. For purposes of this determination, the number of shares of United’s common stock beneficially owned by any person or persons is calculated as a percentage of the total number of shares of United’s common stock issued and outstanding as of March 4, 2016 plus the number of shares of United’s common stock that may be acquired by such person within sixty (60) days of that date through the exercise of stock options pursuant to United’s Stock Option Plans.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class
Common Stock	BlackRock, Inc. 55 East 52nd Street, New York, NY 10055	9,378,081	(1)	13.47%

Common Stock	State Street Corporation One Lincoln Street, Boston, MA 02111	5,286,757	(2)	7.60%

Common Stock	The Vanguard Group 100 Vanguard Blvd., Malvern, PA 19355	4,902,719	(3)	7.04%

Footnotes:

(1)

BlackRock, Inc. (BlackRock) is a global investment management firm that serves institutional and retail clients, including pension funds, foundations, endowments, official institutions, insurance companies, subadvisory relationships, high net worth individuals, family offices and private banks. BlackRock beneficially owns 9,378,081 or 13.47% of United’s common stock. BlackRock holds sole dispositive authority for the 9,378,081 shares and sole voting authority over 9,226,862 shares. BlackRock’s address and holdings are based solely on a Schedule 13G filing with the Securities and Exchange Commission dated January 8, 2016 made by BlackRock setting forth information as of December 31, 2015.

(2)

State Street Corporation (State Street) is a global financial services provider that offers a flexible suite of services that spans the investment spectrum, including investment management, research and trading, and investment servicing. State Street beneficially owns 5,286,757 or 7.60% of United’s common stock. State Street holds shared voting and dispositive authority for these shares. State Street’s address and holdings are based solely on a Schedule 13G filing with the Securities and Exchange Commission dated February 12, 2016 made by State Street setting forth information as of December 31, 2015.

(3)

The Vanguard Group (Vanguard) is one of the world’s largest investment management companies, serving individual investors, institutions, employer-sponsored retirement plans, and financial professionals. Vanguard beneficially owns 4,902,719 or 7.04% of United’s common stock. Of these beneficially-owned shares, Vanguard holds sole voting authority over 85,755 shares, shared voting authority over 2,800 shares, sole dispositive authority over 4,818,264 shares, and shared dispositive authority over 84,455 shares. Vanguard’s address and holdings are based solely on a Schedule 13G filing with the Securities and Exchange Commission dated February 10, 2016 made by Vanguard setting forth information as of December 31, 2015.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires our directors, executive officers and beneficial owners of more than ten percent of our common stock to file reports of holdings and transactions in United shares with the Securities and Exchange Commission (“SEC”). To our knowledge, based solely on our review of the copies of such reports furnished and written representations, no person required to file such reports during 2015 failed to file such reports on a timely basis or failed to file a report.

Related Shareholder Matters

The following table discloses the number of outstanding options granted by United to participants in equity compensation plans, as well as the number of securities remaining available for future issuance under these plans, as of December 31, 2015. The table provides this information for equity compensation plans that have and have not been approved by shareholders.

Plan Category	Number of Securities to be issued upon exercise of outstanding options	Weighted-average exercise price of outstanding options	Number of securities remaining available for future issuance under equity compensation plans
Equity Compensation Plans approved by Shareholders	1,137,509	$28.76	372,495
Equity Compensation Plans not approved by Shareholders (1)	—	—	—
Total	1,137,509	$28.76	372,495

Footnotes:

(1)

The table does not include information for equity compensation plans assumed by United in connection with mergers and acquisitions and pursuant to which there remain outstanding options (collectively, “Assumed Plans”). The Assumed Plans include remaining outstanding options from the Virginia Commerce Bancorp, Inc. and Premier Community Bankshares, Inc. mergers. A total of 69,601 shares of United common stock may be purchased under the Assumed Plans, at a weighted average exercise price of $18.14. No further grants may be made under any Assumed Plan.

GOVERNANCE OF THE COMPANY

Board Leadership Structure

The Board of Directors regularly evaluates its leadership structure to ensure it continues to be in the best interest of the Company and its shareholders. The Board of Directors is led by a Chairman selected by the Board of Directors. The Board of Directors does not have a fixed policy regarding the separation of the offices of the Chairman and the Chief Executive Officer, and believes it should maintain the flexibility to establish a leadership structure that fits the needs of the Company and its shareholders at any particular point in time.

Presently, Richard M. Adams, the Company’s Chief Executive Officer, is also the Chairman of the Board. Mr. Adams has been in these positions since 1984. Prior to this, Mr. Adams served as the Chief Executive Officer of The Parkersburg National Bank (PNB), the predecessor to United, from 1975 to 1984, and as the Chairman of the Board of PNB from 1976 to 1984. Mr. Adams has been a director of United since 1984. The Board of Directors believes there are a number of important advantages to continuing to combine the offices of the Chairman and the Chief Executive Officer. The Chief Executive Officer is the director most familiar with the Company’s business, industry, regulatory requirements, and markets. As such, he is best situated to lead Board of Directors’ discussions on important matters affecting the Company. Combining the offices of the Chairman and the Chief Executive Officer provides unified leadership for the Company, promotes the development and implementation of corporate strategy, and contributes to a more efficient and effective board.

Mr. Adams has worked in the banking industry for more than 45 years, and has successfully served as the Company’s Chairman and Chief Executive Officer for 40 years. He has the experience and expertise necessary to understand the opportunities and challenges facing the Company, and he possesses the requisite leadership and management skills to promote and execute the Company’s values and strategy. He is also a significant shareholder reporting beneficial ownership of 896,510 shares, closely aligning his interests with those of the Company’s shareholders.

The Board of Directors recognizes the importance of a strong independent board. The Board of Directors maintains a supermajority of independent directors, designates a lead independent director, has regular meetings of the independent directors in executive session without the presence of insiders, has a succession plan for incumbent management, determines management compensation by a committee of independent directors, and the Company’s operations are highly regulated.

P. Clinton Winter, Jr. serves as the Board of Director’s Lead Independent Director. The Lead Independent Director’s duties and responsibilities include: setting the agenda for and presiding over meetings of the independent directors; advising the Chairman and Chief Executive Officer as to the quality, quantity, and timeliness of the flow of information from the Company’s management that is necessary for the independent directors to effectively and responsibly perform their duties; acting as a “sounding board” and advisor to the Chairman and Chief Executive Officer; contributing to the performance review of the Chairman and Chief Executive Officer; and staying informed about the strategy and performance of the Company and reinforcing that expectation for all Board members.

Mr. Winter is the Chairman of the Compensation Committee, and also serves on the Board of Director’s Audit, Executive, and Governance and Nominating Committees. He has been a director of the Company since 1996 and is a significant shareholder with reported beneficial ownership of 503,201 shares.

Independence of Directors

The Governance and Nominating Committee of the Board of Directors annually reviews the relationships of each member of the Board of Directors to determine whether each director and each nominee for director is independent. This determination is based on both subjective and objective criteria developed by the NASDAQ listing standards and the SEC rules. The determination made by the Governance and Nominating Committee is then submitted to the Board of Directors to permit the Board of Directors to affirmatively determine whether each director and each nominee for director has any relationship which would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

The Governance and Nominating Committee met on February 29, 2016, to determine the independence of the current members of the Board of Directors. At the meeting, the Governance and Nominating Committee reviewed the directors’ responses to a questionnaire asking about their relationships with the Company (and those of their immediate family members) and other potential conflicts of interest, as well as information provided by management related to transactions, relationships, or arrangements between the Company and the directors or parties related to the directors.

Based on the subjective and objective criteria developed by the NASDAQ listing standards and the SEC rules, the Governance and Nominating Committee determined that the following individuals who served on the Board of Directors at any time during 2015 and the nominees for director are independent: Robert G. Astorg, W. Gaston Caperton, III, W. Douglas Fisher, Theodore J. Georgelas, Douglas J. Leech, John M. McMahon, J. Paul McNamara, Mark R. Nesselroad, William C. Pitt, III, Mary K. Weddle, Gary G. White and P. Clinton Winter, Jr.

The NASDAQ listing standards contain additional requirements for members of the Compensation Committee, the Audit Committee and the Governance and Nominating Committee. All of the directors serving on each of these committees are independent under the additional requirements applicable to such committees.

The Governance and Nominating Committee also considered the following relationships in evaluating the independence of the Company’s independent directors and determined that none of the relationships constitute a material relationship with the Company.

•        United’s subsidiaries provided lending and/or other financial services to certain members of the Company’s Board of Directors, their immediate family members, and/or their affiliated organizations during 2015 in the ordinary course of business and on substantially the same terms as those available to unrelated parties. These relationships satisfied the standards for independence.

•        Astorg & Jones CPAs, A.C., an entity affiliated with Robert Astorg, provided tax services to the trusts and estates that have named United’s trust department as the trustee or the executor. Astorg & Jones CPAs, A.C. received payments from the individual trusts and estates and not from the Company or its subsidiaries and therefore the relationship satisfied the standards for independence.

The Governance and Nominating Committee determined that the following individuals who served on the Board of Directors at any time during 2015 are not independent: Richard M. Adams, Peter A. Converse, and Lawrence K. Doll. Messrs. Adams, Converse, and Doll are not independent because these directors are currently employed or have been employed by the Company within the last three years.

The Board of Directors reviewed and approved the determinations made by the Governance and Nominating Committee.

Risk Management Oversight

The Board of Directors’ role in the risk management process is to provide oversight to ensure an effective enterprise risk management program is in place. This program and the processes related thereto focus on the following six risk categories: credit risk, liquidity risk, market risk, operational risk, compliance risk, and reputation risk. The Board of Directors, through the adoption of Company policies, defines risk exposure limits for each of these risk categories, taking into consideration the Company’s strategic goals and objectives, as well as current market conditions.

The Board of Directors risk management oversight is provided primarily by the Board of Directors’ Risk Committee. This oversight includes the appointment and annual review of the Company’s Corporate Risk Manager, the approval of outsourced or co-sourced risk management arrangements, the review of significant reports to management prepared by the Company’s Risk Management Department and the timeliness of management’s responses, and the discussion with management regarding the responsibilities, budget, staffing, and scope of the Company’s Risk Management Department.

At the management level, the ultimate responsibility for oversight of the risk management function lies with the Corporate Risk Manager. The Corporate Risk Manager is an executive officer of the Company who reports directly to the Risk Committee Chairman. The Corporate Risk manager provides regular risk management reports to the Risk Committee and the full Board of Directors, as well as at meetings of the independent directors.

The Corporate Risk Manager has established a Corporate Risk Management Committee at the Company level, to serve as the Company’s primary risk management forum for analyzing policy. The objective of this committee is to promote proper risk management practices throughout the Company and to serve as the vehicle for the oversight of the risk management guidelines contained in the Company’s Corporate Risk

Management and Control Policy. On a regular basis, the Corporate Risk Management Committee prepares risk management reports for presentation to the Risk Committee and the full Board of Directors.

In addition to the oversight of the Risk Committee, the Board of Directors’ Compensation Committee oversees the Company’s compensation policies and arrangements to ensure they encourage appropriate levels of risk taking by management with respect to the Company’s strategic goals and to determine whether any of them give rise to risks that are reasonably likely to have a material adverse effect on the Company. The Board of Directors’ Governance and Nominating Committee also plays a key role related to risk management by ensuring the Company’s leadership structure is appropriate and by carefully reviewing the responsibilities of each Board Committee to ensure that all significant risk categories are addressed by at least one Committee. The Audit Committee, the Compensation Committee, the Risk Committee and the Governance and Nominating Committee are comprised entirely of independent directors.

Board and Committee Membership

The committee descriptions and membership set forth below are those applicable as of the mailing date of this proxy statement.

During 2015, the Board of Directors met seven (7) times. The Board of Directors of the Company has five (5) standing committees: The Executive Committee, Audit Committee, Compensation Committee, Risk Committee and Governance and Nominating Committee. During 2015, each incumbent director attended 75% or more of the aggregate of the total number of meetings of the Board of Directors and all committees of the Board on which he or she served. Although there is no formal written policy, attendance at the annual meeting by directors is expected. All ten of United’s incumbent directors attended the 2015 Annual Meeting. The Company’s independent directors held two (2) meetings during 2015.

The Executive Committee

The Executive Committee is currently comprised of seven (7) directors, Richard M. Adams, Chairman, Lawrence K. Doll, John M. McMahon, J. Paul McNamara, Mark R. Nesselroad, Gary G. White, and P. Clinton Winter, Jr. The Executive Committee exercises all the authority of the Board of Directors whenever the Board of Directors is not meeting unless prohibited by law or the provisions of the articles of incorporation or Restated Bylaws of the Corporation. The Board of Directors has specifically empowered the Executive Committee to investigate mergers and acquisitions by marshaling necessary information and data to evaluate the advisability of mergers and acquisitions and to report their findings to the Board of Directors. The Board of Directors may accept, ratify, approve, amend, modify, repeal or change the actions of the Executive Committee. During 2015, the Executive Committee met three (3) times.

The Audit Committee

The Audit Committee has the primary responsibility to review and evaluate significant matters relating to audit, internal control and compliance. It reviews, with representatives of the independent registered public accounting firm, the scope and results of the audit of the financial statements, audit fees and any recommendations with respect to internal controls and financial matters. The United Bankshares, Inc. Board of Directors’ Audit Committee Charter, as approved by the Board of Directors, governs the Audit Committee and is available on the corporate website under Investor Relations and Governance Documents at “www.ubsi-inc.com”. Current members of this committee are Robert G. Astorg, Chairman, Mary K. Weddle, Gary G. White and P. Clinton Winter, Jr. The Audit Committee met four (4) times during 2015. Until September 24, 2015, William C. Pitt, III served on the Audit Committee. All members of the Audit Committee are independent directors as independence is defined in the NASDAQ listing standards and the SEC rules.

Audit Committee Financial Expert

The Board of Directors has determined that all audit committee members are financially literate under the NASDAQ listing standards. The Board also determined that Robert G. Astorg and Mary K. Weddle each qualify as an “audit committee financial expert” as defined by the SEC rules adopted pursuant to the Sarbanes-Oxley Act of 2002. For the relevant qualifications and experience of Mr. Astorg and Ms. Weddle as “audit committee financial experts”, please refer the section of this Proxy Statement entitled “Directors Whose Terms Expire in 2016 and Nominees for Directors.” All of the audit committee financial experts are independent as independence is defined in the NASDAQ listing standards and the SEC rules.

The Compensation Committee

The Compensation Committee approves executive officer and director compensation. The Compensation Committee is composed solely of independent directors as independence is defined under the NASDAQ listing standards and the SEC rules. Current members of this committee are P. Clinton Winter, Jr., Chairman, John M. McMahon, J. Paul McNamara, Mark R. Nesselroad and Gary G. White. The Compensation Committee met three (3) times during 2015. The Compensation Committee is governed by the Compensation Committee charter which is available on the corporate website under Investor Relations and Governance Documents at “www.ubsi-inc.com”.

The Compensation Committee’s primary processes and procedures for consideration and determination of executive compensation as well as any delegation of its authority with respect to compensation decisions can be found in the Compensation Discussion and Analysis section under the headings “Role of Executive Officers and the Committee in Compensation Decisions” and “Overview of Compensation Program.”

The Compensation Committee is also responsible for evaluating the compensation of our directors and recommending changes for consideration by the independent directors of the Board when appropriate. The Compensation Committee uses peer group information when evaluating the compensation of our directors. Compensation for our directors who served on United’s Board of Directors in 2015 can be found in the Director Compensation table on page 46.

The Risk Committee

The Risk Committee provides oversight of the Company’s corporate risk structure and the processes established to identify, measure, manage and monitor United’s significant financial and other risk exposures. The Risk Committee periodically reviews management’s strategies and policies for assessing and managing risk including, but not limited to, the approval of the overall risk appetite, review of the risk management structure, and comprehension of the Company’s most significant risks. The Risk Committee also reviews capital management activities and make recommendations, as appropriate, to the Board of Directors.

The Risk Committee is composed solely of independent directors as independence is defined under the NASDAQ listing standards and the SEC rules. Current members of this committee are Mark R. Nesselroad, Chairman, Robert G. Astorg, J. Paul McNamara and Mary K. Weddle. Until September 24, 2015, William C. Pitt, III served on the Risk Committee. The Risk Committee met four (4) times during 2015. The Risk Committee is governed by the Risk Committee charter which is available on the corporate website under Investor Relations and Governance Documents at “www.ubsi-inc.com”.

The Governance and Nominating Committee

The purposes of the Governance and Nominating Committee are to evaluate and recommend candidates for election as directors, make recommendations concerning the size and composition of the Board of Directors, develop and implement United’s corporate governance policies, approve annual director nominees for and any subsequent changes in the subsidiary banks’ boards, develop specific criteria for director independence, and assess the effectiveness of the Board of Directors.

Nominations to the Board of Directors by a shareholder may be made only if such nominations are made in accordance with the procedures set forth in Article II, Section 5 of the Restated Bylaws of United, which section is set forth in full below:

Section 5. Nomination of directors. Directors shall be nominated by the Board prior to the giving of notice of any meeting of shareholders wherein directors are to be elected. Additional nominations of directors may be made by any shareholder; provided that such nomination or nominations must be made in writing, signed by the shareholder and received by the Chairman or President no later than ten (10) days from the date the notice of the meeting of shareholders was mailed; however, in the event that notice is mailed less than thirteen (13) days prior to the meeting, such nomination or nominations must be received no later than three (3) days prior to any meeting of the shareholders wherein directors are to be elected.

In identifying nominees and evaluating and determining whether to nominate a candidate for a position on United’s Board, the Committee considers the criteria outlined in United’s Corporate Governance Policy and Guidelines, which include the independence of the proposed nominee, diversity, age, skills and experience in the context of the needs of the Board of Directors. United’s Corporate Governance Policy and Guidelines is available on the corporate website under Investor Relations and Governance Documents at “www.ubsi-inc.com”. While United does not have a separate policy with regard to the consideration of diversity in identifying director nominees, the Committee will review available information about the candidates including gender, race, and ethnicity, as well as the candidate’s diverse individual background and geographic location. United regularly assesses the size of the Board, whether any vacancies are expected due to retirement or otherwise, and the need for particular expertise on the Board. Candidates may come to the attention of the Committee from current Board members, shareholders, professional search firms, officers or other persons. The Committee will consider and review all candidates in the same manner regardless of the source of the recommendation.

It is the policy of the Board of Directors that if a nominee for director who is an incumbent director does not receive a majority of the votes cast in an uncontested election or at any meeting for the election of directors at which a quorum is present, the director shall promptly tender his or her resignation to the Board of Directors. The Board’s Governance and Nominating Committee shall make a recommendation to the Board of Directors as to whether to accept or reject the tendered resignation, or whether other action should be taken. The Board of Directors shall act on the tendered resignation, taking into account the Governance and Nominating Committee’s recommendation. The Governance and Nominating Committee in making its recommendation, and the Board of Directors in making its decision, may each consider any factors or other information that it considers appropriate and relevant. The director who tenders his or her resignation shall not participate in the recommendation of the Governance and Nominating Committee or the decision of the Board of Directors with respect to his or her resignation. If such incumbent director’s resignation is not accepted by the Board of Directors, such director shall continue to serve until the next annual meeting and until his or her successor is duly elected, or his or her earlier resignation or removal. If a director’s resignation is accepted by the Board of Directors, then the Board of Directors, in its sole discretion, may fill any resulting vacancy pursuant to the provisions of the Restated Bylaws. In addition, those individual Directors who change their principal occupation, position, or responsibility they held when they were elected to the Board should submit their resignation from the Board. It is not the sense of the Board that in every instance the directors who retire or change from the position they held when they joined the Board should necessarily leave the Board. There should, however, be an opportunity for the Board, through the Governance and Nominating Committee, to review the continued appropriateness of Board membership under the circumstances.

The following is a summary of the minimum stock ownership requirements for outside directors and executive officers:

•        Outside directors must beneficially own at least 5,000 shares of the Company’s common stock and options;

•        The Chief Executive Officer must beneficially own at least 150,000 shares of the Company’s common stock and options with a five-year period for the Chief Executive Officer to achieve the minimum ownership requirement; and

•        The executive officers (not including the Chief Executive Officer) must beneficially own at least 50,000 shares of the Company’s common stock and options with a five-year period for said executives to achieve the minimum ownership requirement.

In addition, the outside directors and the executive officers of United are prohibited from hedging their ownership of United stock, including trading in publicly-traded options, puts, calls, or other derivative instruments related to United stock.

At a meeting held on February 23, 2015, the Board approved a policy whereby its members and named executive officers are prohibited from, directly or indirectly, pledging the Company’s equity securities. For these purposes, “pledging” includes the intentional creation of any form of pledge, security interests, deposit, lien or other hypothecation, including the holding of shares in a margin account, that entitles a third-party to foreclose against, or otherwise sell, any equity securities, whether with or without notice, consent, default or otherwise, but does not include either the involuntary imposition of liens, such as tax liens arising from legal proceedings, or customary purchase and sale agreements, such as Rule 10b5-1 plans. All existing pledging arrangements in effect as of February 23, 2015 were grandfathered. Any exceptions to this policy must be approved by the Chairman of the Governance and Nominating Committee and the Chief Executive Officer. As of March 4, 2016, the number of shares pledged by Board members and the named executive officers was 0.56% of the common shares outstanding. Over the last five years, the aggregate number of shares pledged has not exceeded 1% of common shares outstanding.

The Governance and Nominating Committee is composed of independent directors as independence is defined under the NASDAQ listing standards and the SEC rules. Members of this committee are John M. McMahon, Chairman, J. Paul McNamara, Mark R. Nesselroad, Gary G. White, and P. Clinton Winter, Jr. The Governance and Nominating Committee met three (3) times during 2015. The charter for this committee is available on the corporate website under Investor Relations and Governance Documents at “www.ubsi-inc.com”.

Related Party Transactions

Policies and Procedures. The Board of Directors has adopted a written policy and procedure for review, approval and monitoring of transactions involving the Company and “related persons” (directors and executive officers or their immediate families, or shareholders owning five percent or greater of the Company’s outstanding stock). The policy covers any related person transaction that meets the minimum threshold for disclosure in the proxy statement under the relevant SEC rules (generally, transactions involving amounts exceeding $120,000 in which a related person has a direct or indirect material interest).

Related person transactions must be approved by the Audit Committee of the Board (the “Committee”). At each calendar year’s first regularly scheduled Committee meeting, management recommends Related Person Transactions to be entered into by the Company for that calendar year, including the proposed aggregate value of such transactions if applicable. After review, the Committee approves or disapproves such transactions, and at each subsequently scheduled meeting, management will update the Committee as to any material change to proposed transactions.

The Committee will consider all of the relevant facts and circumstances available to the Committee, including whether the transaction is on terms comparable to those that could be obtained in arm’s length dealings with an unrelated third person and whether the transaction violates any requirements of the Company’s financing agreements.

In the event management recommends any further related person transactions subsequent to the first calendar year meeting, such transactions may be presented to the Committee for approval or preliminarily entered into by management subject to ratification by the Committee; provided that if ratification shall not be forthcoming, management will make all reasonable efforts to cancel or annul such transaction.

All related party transactions since January 1, 2015, which were required to be reported in this proxy statement, were approved by the Committee in accordance with United’s Related Party Transaction Policy.

Description of Related Person Transactions. United’s subsidiaries have had, and expect to have in the future, banking transactions with United and with its officers, directors, principal shareholders, or their interests (entities in which they have more than a 10% interest). The transactions, which at times involved loans in excess of $120,000, were in the ordinary course of business, were made on substantially the same terms, including interest rates, collateral and repayment terms as those prevailing at the time for comparable transactions with persons not related to United and did not involve more than the normal risk of collectability or present other unfavorable features. United’s subsidiary banks are subject to federal statutes and regulations governing loans to officers and directors and loans extended to officers and directors are in compliance with such laws and are exempt from insider loan prohibitions included in the Sarbanes-Oxley Act of 2002.

Executive Officers

Set forth below are the executive officers of United and their principal occupation for the past five years.

Name	Age	Present Position	Principal Occupation and Banking Experience During the Last Five Years
Richard M. Adams	69	Chairman of the Board & Chief Executive Officer since 1984 – United; Chairman of the Board & Chief Executive Officer – United Bank (WV), a subsidiary of United	Chairman of the Board & Chief Executive Officer – United; Chairman of the Board & Chief Executive Officer – United Bank (WV)
Richard M. Adams, Jr.	47	President since 2014 – United; Executive Vice-President since 2000 - United; President – United Bank (WV), a subsidiary of United	President & Executive Vice-President - United; President – United Bank (WV); Executive Vice- President – United Bank (WV); Senior Vice- President – United Bank (WV); President – United Brokerage Services, Inc.
James J. Consagra, Jr.	55	Chief Operating Officer since 2014 – United; Executive Vice-President since 1999 -United; President & Chief Executive Officer -United Bank (VA), a subsidiary of United	Chief Operating Officer & Executive Vice-President -United; President & Chief Executive Officer-United Bank (VA); Executive Vice-President & Chief Financial Officer - United Bank (VA)
Douglas B. Ernest	51	Executive Vice-President since 2014 -United; Executive Vice-President – United Bank (WV) and United Bank (VA), subsidiaries of United	Executive Vice-President -United; Executive Vice President -United Bank (WV) and United Bank (VA)
Craige L. Smith	64	Executive Vice-President since 2010 -United; Chief Operating Officer – United Bank (VA), a subsidiary of United	Executive Vice-President -United; Chief Operating Officer – United Bank (VA); Executive Vice-President – United Bank (VA)
W. Mark Tatterson	40	Chief Financial Officer since January of 2015 – United; Executive Vice-President since 2011 -United; Chief Financial Officer, Senior Vice-President– United Bank (WV), a subsidiary of United	Chief Financial Officer & Executive Vice-President -United; Chief Financial Officer & Senior Vice-President – United Bank (WV); Vice-President – United Bank (WV)
Darren K. Williams	43	Executive Vice-President since 2014 -United	Executive Vice-President –United; Chief Financial Officer and Chief Information Officer – Centra Financial Holdings, Inc. and Centra Bank, Inc.

Family Relationships

Richard M. Adams and Richard M. Adams, Jr. are father and son.

PROPOSAL 2: RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Subject to ratification by United’s shareholders, United’s Audit Committee has selected Ernst & Young LLP (“Ernst & Young”), Charleston, West Virginia as the independent registered public accounting firm for United to audit the consolidated financial statements of United and its subsidiaries for the fiscal year ending December 31, 2016. Ernst & Young has audited the financial statements of United and its subsidiaries since 1986.

Representatives of Ernst & Young will be present at the Annual Meeting and will have an opportunity to make a statement if they desire to do so. Such representatives of the firm will be available to respond to appropriate shareholder inquiries at the Annual Meeting.

The affirmative vote of a majority of votes cast on this proposal is required for the approval of this proposal. In determining whether the proposal has received the requisite number of affirmative votes, abstentions and broker non-votes will be disregarded and will have no effect on the outcome of the vote.

Shareholder ratification of the selection of Ernst &Young as our independent registered public accounting firm is not required by our Restated Bylaws or otherwise. However, the Board of Directors is submitting the selection of Ernst & Young to the shareholders for ratification as a matter of good corporate practice. If the shareholders fail to ratify the selection, the Audit Committee will terminate Ernst & Young as the Company’s independent registered public accounting firm and direct the appointment of a different firm. Even if the selection is ratified, the Audit Committee and the Board of Directors in their discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of the Company and its shareholders.

The Audit Committee and the Board of Directors recommends a vote “FOR” the ratification of

Ernst & Young as the independent registered accounting firm for United.

AUDIT COMMITTEE AND INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Audit Committee Report

The United Bankshares, Inc. Audit Committee reviews United’s financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal control. United’s independent registered public accounting firm is responsible for expressing an opinion on the conformity of the consolidated financial statements with U.S. generally accepted accounting principles and on the effectiveness of internal control over financial reporting. In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed with management and the independent registered public accounting firm the 2015 consolidated financial statements. This discussion included the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the consolidated financial statements.

The Audit Committee discussed with the independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61, as Amended by Statement on Auditing Standards, No. 90, Communications with Audit Committees and as adopted by the Public Company Accounting Oversight Board (PCAOB) in Rule 3200T. In addition, the Audit Committee received from the independent registered public accounting firm the written disclosures and the letter required by PCAOB Ethics and Independence Rule 3526, Communication with Audit Committees Concerning Independence, and discussed with them their independence from the Company and its management. The Audit Committee determined that all services provided to the Company by the independent registered public accounting firm are compatible with the auditors’ independence.

In reliance on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board of Directors approved, that the consolidated financial statements and management’s report on the effectiveness of internal control over financial reporting be included in United’s Annual Report on Form 10-K for the year ended December 31, 2015, for filing with the Securities and Exchange Commission.

No member of the Audit Committee is a former or current officer or employee of United.

Audit Committee

Robert G. Astorg, Chairman	Mary K. Weddle
Gary G. White	P. Clinton Winter, Jr.

Pre-Approval Policies and Procedures

The Audit Committee has adopted a policy that requires advance approval of all audit, audit-related, tax services and other services performed by the independent registered public accounting firm. The policy provides for pre-approval by the Audit Committee of specifically defined audit and non-audit services. Unless the specific service has been previously pre-approved with respect to that year, the Audit Committee must approve the permitted service before the independent auditor is engaged to perform it. The Audit Committee has delegated to the Chair of the Audit Committee authority to pre-approve permitted services provided that the Chair reports any decisions to the Committee at its next scheduled meeting. During 2015 and 2014, all services related to the audit, audit-related and tax fees described below provided by Ernst & Young LLP were pre-approved by the Audit Committee.

Independent Registered Public Accounting Firm Fees Information

Audit Fees. Fees for audit services were $973,050 in 2015 and $1,147,250 in 2014, including fees associated with the annual audit, the reviews of United’s quarterly reports on Form 10-Q and annual report on Form 10-K, and required statutory audits as well as the audit of management’s assertion on the effectiveness of internal control over financial reporting.

Audit-Related Fees. Fees for audit-related services were $219,700 in 2015 and $206,700 in 2014. Audit-related services principally include audits of certain subsidiaries, employee benefit plans, and other attest services not classified as audit.

Tax Fees. Fees for tax services, including tax compliance, tax advice and tax planning were $156,150 in 2015 and $155,249 in 2014.

PROPOSAL 3: APPROVAL OF, ON AN ADVISORY BASIS, THE

COMPENSATION OF UNITED’S NAMED EXECUTIVE OFFICERS

In accordance with Section 14A of the Exchange Act, stockholders will be asked to provide their support with respect to the compensation of United’s named executive officers by voting on an advisory, nonbinding resolution.

The executive officers named in the summary compensation table set forth in this proxy statement and deemed to be United’s “named executive officers” are Richard M. Adams, Richard M. Adams, Jr., Craige L. Smith, James J. Consagra, Jr., and W. Mark Tatterson.

Stockholders are urged to read the compensation information on the following pages of this proxy statement which discusses the compensation policies and procedures with respect to United’s named executive officers and vote on the following advisory, nonbinding resolution.

RESOLVED, that the stockholders approve, on an advisory basis, the compensation paid to United’s named executive officers, as disclosed in this proxy statement pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the compensation tables and narrative discussion.

As detailed in the Compensation Discussion and Analysis beginning below, United’s compensation for its named executive officers is in line with its peer group while United’s financial performance continues to be superior to its peer group’s financial performance. In addition, United’s Compensation Committee has reviewed the Company’s compensation policies and believes that United’s policies do not promote unnecessary risk-taking nor are they reasonably likely to have a material adverse effect on the Company.

This advisory vote, commonly referred to as a “say-on-pay” advisory vote, is nonbinding on the Board of Directors. Although nonbinding, the Board of Directors and the Compensation Committee value constructive dialogue on executive compensation and other important governance topics with stockholders and encourage all stockholders to vote their shares on this matter. The Board of Directors and the Compensation Committee will review the voting results and take them into consideration when making future decisions regarding United’s executive compensation programs.

United is currently conducting the “say-on-pay” advisory vote on an annual basis. The next “say-on-pay” advisory vote is scheduled for the 2017 Annual Meeting of Shareholders.

The Board of Directors and Compensation Committee recommends a vote “FOR” the nonbinding resolution to approve the compensation of United’s named executive officers.

COMPENSATION DISCUSSION AND ANALYSIS (CD&A)

UBSI 2015 Performance

In 2015, United delivered a successful year of financial performance, highlighted by record earnings and increased Earnings Per Share. Key accomplishments included:

•	Before tax earnings increased from $195 million to a record $203 million

•	Earnings Per Share increased from $1.92 to $1.98

•	Outperformed peer profitability with a Return on Average Assets of 1.12% compared to 0.94% for our Federal Reserve peer group (bank holding companies with total assets over $10 billion)

•	Increased the dividend to shareholders for the 42nd consecutive year

•	Sound asset quality

•

Remained well-capitalized based on all regulatory guidelines, including the new Basel III Capital Requirements (which became effective January 1, 2015), with capital ratios in excess of the regulatory requirements, with a risk-based capital ratio of 12.6%, a Common Equity Tier 1 capital ratio of 9.7%, a Tier 1 capital ratio of 11.9% and a leverage ratio of 10.7%

•	Announced its 30th acquisition in November, signing a definitive merger agreement with the Bank of Georgetown ($1.2 billion in assets, headquartered in Washington D.C.)

Philosophy of Compensation Program

The Company’s philosophy is to ensure that the total compensation paid to all of its employees is fair, reasonable, competitive, maintains a balance between risk and reward, and is aligned with the best interests of our shareholders. United’s Compensation Committee (the “Committee”), comprised entirely of independent directors, administers United’s executive compensation program consistent with the Company’s compensation philosophy. Ensuring that United’s compensation program does not encourage excessive risk-taking continues to be a top priority of the Committee, and the Committee monitors the Company’s risk-profile and risk management process to be sure that the Company’s compensation policies do not promote unnecessary and excessive risks that may threaten the value of the Company. All elements of compensation for the Company’s executive officers, as well as all of its employees are determined by competitive practices from marketplace data. For example, base salaries fall within salary ranges formulated from competitive salary information for like positions in like financial institutions. This information is developed from salary surveys as well as other peer group information. This compensation data is verified from time to time by outside consultants.

The Company strives to closely link executive and nonexecutive compensation with the achievement of financial and non-financial performance goals. Compensation is based upon corporate performance, business unit performance, individual performance and an individual’s level of responsibility. In general, with increased level of responsibility, there is a greater emphasis on corporate performance. The Committee believes that discretion, flexibility and judgment are important to its ability to deliver appropriate incentive compensation. It is the Company’s practice to provide a mix of cash, equity-based compensation and other non-cash compensation that it believes balances the best interests of the Company’s employees and the Company’s shareholders, reflecting near-term performance results and progress toward longer-term objectives.

At our 2015 Annual Meeting of Shareholders, our shareholders were given the opportunity to provide feedback to the Compensation Committee in the form of a nonbinding advisory vote on the Company’s executive compensation program, commonly referred to as a “say-on-pay” vote. Our shareholders overwhelmingly approved the compensation of our named executive officers, with 96.97% of the votes cast in favor of the say-on-pay resolution approving the compensation of the named executive officers for the 2015 fiscal year. In evaluating compensation decisions for fiscal year 2015, the Compensation Committee was mindful of the strong support the “say-on-pay” resolution received at the Annual Meeting of Shareholders. As a result, the Committee continued to apply the same effective principles and philosophy used in previous years in determining executive compensation. Even though the result of the say-on-pay vote is nonbinding, the Board of Directors and Compensation Committee value the opinions that shareholders express in their votes and will continue to consider the outcome of the vote when making future executive compensation decisions.

In addition, when determining how often to hold an advisory vote on executive compensation, the Board took into account the strong preference for an annual vote expressed by our shareholders at our 2011 Annual Meeting. Accordingly, the Board determined that we will hold an annual advisory shareholder vote on the compensation of our named executive officers until the next say-on-pay frequency vote.

United’s compensation practices specifically related to its executive officers are presented in more detail in the following discussion and analysis.

Role of Executive Officers and the Committee in Compensation Decisions

As provided in its charter, the Committee has the authority to determine all compensation components for the named executive officers and to approve equity awards to other officers of the Company. The Committee met in February 2015 to discuss the annual evaluation process; to analyze peer data as it relates to executive compensation; to act on compensation issues for the named executive officers for 2015 and cash incentive awards for performance during 2014; and to review Board compensation. The Committee also met in June 2015 to review the results of the “Say on Pay” shareholder vote from the Annual Meeting of Shareholders. In addition, the Committee met in November 2015 to review the Annual Incentive Compensation Risk Assessment, and to review the Company’s Management Succession and Development Plan. Prior to the February 2015 Compensation Committee Meeting, the Chairman of the Company’s Compensation Committee and the Company’s Chief Executive Officer met to review the performance of the Company, the CEO’s performance, the performance of the other named executive officers, and the CEO’s recommendations as to the compensation of each named executive officer. The conclusions reached and recommendations based on these reviews, including salary adjustments and annual award amounts, were presented to the Committee. The Committee, without the CEO present, annually reviews the CEO’s performance and reaches a recommendation as to his compensation.

Overview of Compensation Program

The Company’s executive compensation program is designed to:

•	Retain executive officers by paying them competitively, motivate them to contribute to the Company’s success, and reward them for their performance.

•	Link a substantial part of each executive officer’s compensation to the performance of both the Company and the individual executive officer.

•	Encourage ownership of Company common stock by executive officers.

•	Discourage excessive risk-taking by executive officers.

2015 Executive Compensation Components

For the fiscal year ended December 31, 2015, the principal components of compensation for named executive officers were:

•	Salary

•	Annual cash incentive compensation

•	Long-term incentive equity based compensation

•	Retirement and other benefits

Role of Consultants, Peer Group, and Surveys

The Company uses salary surveys and peer group information when evaluating the compensation of our named executive officers. Periodically, the Committee retains the services of nationally recognized compensation consulting firms to provide independent advice on compensation matters and to review the Company’s compensation program for all executive officers. The Committee has the sole authority to retain and terminate any compensation consultant that assists its compensation analysis. The Committee receives comparative compensation data from management, proxy statements, other public disclosures or reports prepared by its independent compensation consultants providing insight on industry best practices. In 2014, the Committee retained McLagan, an Aon Hewitt company, to review UBSI’s Annual Cash Incentive Compensation program and compare the plan with those of its peers, industry best practices and regulatory guidance. McLagan also conducted a peer group analysis.

Peer Group

In determining executive compensation for 2015, the Committee used a peer group that consisted of banking companies operating in the United States in the same lines of business as United and of similar size (the “Peer Group”). The Peer Group was refined in 2015 to account for recent consolidation throughout the industry. These companies represented diversified markets and fell within a market capitalization range of $1.3 billion to $3.3 billion when the Peer Group was developed. At February 10, 2016, United’s market capitalization was $2.3 billion. The Peer Group had an average market capitalization of $2.2 billion. The Peer Group may change from year to year as a result of consolidation in the industry or a change in the size of a member of the Peer Group.

The Peer Group consisted of:

BancorpSouth, Inc. (Mississippi)	PrivateBancorp, Inc. (Illinois)
F.N.B. Corporation (Pennsylvania)	Trustmark Corporation (Mississippi)
First Midwest Corporation (Illinois)	UMB Financial Corporation (Missouri)
FirstMerit Corporation (Ohio)	Umpqua Holdings Corporation (Oregon)
Fulton Financial Corporation (Pennsylvania)	Valley National Bancorp (New Jersey)
IBERIABANK Corporation (Louisiana)	Webster Financial Corporation (Connecticut)
MB Financial, Inc. (Illinois)	Western Alliance Bancorporation (Arizona)
Old National Bancorp (Indiana)	Wintrust Financial Corporation (Illinois)

* Susquehanna Bancshares, Inc. (Pennsylvania) was removed from the Peer Group following its acquisition (2015) by BB&T Corporation

The Committee considered compensation information for the Peer Group gathered from documents filed with the Securities and Exchange Commission and publicly available executive compensation surveys. The Committee also reviewed a summary compensation table which provides an overview of total compensation for each named executive officer. The summary compensation table includes the value of each component of compensation including base salary, annual cash incentive award, stock option awards, change in pension benefit value, change in non-qualified deferred compensation earnings, and other compensation. The Committee reviews the compensation table on an annual basis.

Salaries

The first element of the executive compensation program is salaries. Salaries of the named executive officers are reviewed on an annual basis. In recent years, the Committee has been directing a shift in the mix of the Company’s executive compensation toward incentive compensation. This strategy is intended to increase the performance orientation of the Company’s executive compensation, and the Committee continued this emphasis in 2015. In setting the base salary for the Chief Executive Officer, and in reviewing and approving the salaries for the other named executive officers, the Committee first reviews the history of and the proposals for the compensation for each individual, including cash and equity-based components. In setting the salaries of the named executive officers, the Committee does not benchmark but considers salaries paid by the Peer

Group to executive officers holding equivalent positions, information contained in the consultant’s executive compensation reports, corporate performance, business unit performance, individual performance, and an individual’s level of responsibility.

Based on the competitive salary data described above, the Committee established a competitive midpoint for a salary range which was used as a guideline to determine the executive officer’s base salary for the following year. At its meeting held on February 23, 2015, the Committee decided to increase the base salaries for the named executive officers as is reflected in the Summary Compensation Table on page 32. These base salary increases were effective on June 1, 2015.

Executive	Title	2014 Base Salary	2015 Base Salary	% Increase
Richard M. Adams	Chief Executive Officer	$865,000	$925,000	6.9%
James J. Consagra, Jr.	Chief Operating Officer	$360,000	$400,000	11.1%
Richard M. Adams, Jr.	President	$350,000	$400,000	14.3%
W. Mark Tatterson*	*Chief Financial Officer, Secretary/Treasurer	$250,000	$300,000	20.0%
Craige L. Smith	Chief Administrative and Information Officer	$250,000	$280,000	12.0%

*Effective January 1, 2015

Annual Cash Incentive Compensation

The second element of the executive compensation program is annual cash incentive compensation. The purpose of the Company’s annual cash incentive compensation is to motivate and reward executives for their contributions to the Company’s performance by making a portion of their cash compensation variable and dependent upon the Company’s performance. The Committee annually reviews the plan for cash incentive awards. As previously mentioned, the Committee considered the industry best practices provided by McLagan in the design of the 2015 annual cash incentive compensation framework.

For 2015, the Compensation Committee required the Company to meet a performance “trigger” before the plan could be activated. This “trigger” ensures annual cash incentives cannot be paid unless a certain level of performance is achieved. The Committee used Return on Average Assets due to its insight into how efficiently management is utilizing its asset base and its conventional use as a comparison between industry peers. The Committee evaluated this metric over a preceding year sample period and then determined an applicable performance hurdle for the Company. The trigger for 2015 was to generate Return on Average Assets of 0.85%. In 2015, the performance trigger was achieved; therefore, the named executive officers were eligible for cash incentive compensation.

The Compensation Committee considered a variety of possible performance metrics for the annual cash incentive compensation plan for 2015. These metrics are designed to align how management, shareholders and banking regulators assess the Company’s financial performance. The Committee determined that the following measures would focus executives on objectives that would benefit the Company and shareholders:

•	Earnings Per Share

•	Return on Average Assets

•	Non-Performing Assets Ratio

•	Efficiency Ratio

Earnings Per Share is the ratio of after-tax earnings to average diluted shares and is a common metric used by investors to evaluate the profitability of a company. Return on Average Assets is defined as the ratio of after-tax earnings to average total assets and allows investors to evaluate banks by their asset size, with loans and investment securities making up the largest components of the assets. Non-Performing Assets Ratio is the ratio of the sum of loans 90 days past due, non-accrual loans, restructured loans, and other real estate owned (OREO) to the sum of total assets which gives investors and regulators an evaluation of a company’s asset quality allowing them to determine if management is taking excessive risks. The Efficiency Ratio is the ratio of total operating expenses to tax equivalent net interest income and non-interest income and allows investors to measure how efficiently a company operates its business. These metrics assisted the Committee in evaluating the Company’s overall performance.

The table below summarizes the 2015 performance measures and goals approved by the Compensation Committee for the named executive officers, as well as the actual 2015 performance results.

Goal	Weight	Threshold	Target	Maximum	Actual
Earnings Per Share	35%	$1.80	$2.00	$2.13	$1.98
Return on Average Assets	35%	1.00%	1.13%	1.20%	1.12%
Non-Performing Assets Ratio	20%	1.25%	1.00%	0.75%	1.26%
Efficiency Ratio	10%	55.00%	50.00%	45.00%	50.61%

Named executive officers are entitled to award opportunities based upon a percentage of base salary. Actual awards can range from 0% to the percentage set forth in the “Maximum” column of the table below, depending upon the corporate performance relative to the Annual Incentive Plan goals. The Compensation Committee established the target awards based-in-part on the market data for comparable executives included in the McLagan analysis. Performance between each performance level is interpolated on a straight-line basis. The following table represents the potential award opportunity levels expressed as a percentage of base salary for each named executive officer of United for 2015.

Named Executive Officer	Threshold	Target	Maximum
Richard M. Adams	15%	90%	140%
James J. Consagra, Jr.	5%	55%	80%
Richard M. Adams, Jr.	5%	55%	80%
W. Mark Tatterson*	5%	50%	70%
Craige L. Smith	5%	45%	65%

* Promoted effective January 1, 2015

The annual incentive plan for each named executive officer includes a discretionary feature that allows the Compensation Committee to adjust the award that would otherwise be suggested by rigid computation of the formula in the plan. The discretionary feature was utilized in determining this year’s annual cash incentive, based on the Company’s performance related to core earnings and growth targets. The committee applied a negative adjustment of 11% of target payout to each named executive officer.

Based upon the Company’s 2015 performance, Richard M. Adams received an annual cash incentive award equating to 63% of his targeted level, and the other named executive officers received annual incentive awards equating to 62% of their target incentive award level. The following tables include the performance level achieved with respect to each performance goal relative to the weighting and the level of each performance goal and the actual annual incentive awards paid to each named executive officer based upon overall performance.

Performance Goal	Performance Level Achieved	Weighting	Actual Payout Relative to Target (Adams)	Actual Payout Relative to Target (Consagra, Adams, Jr.)	Actual Payout Relative to Target (Tatterson)	Actual Payout Relative to Target (Smith)
EPS	Between Threshold & Target	35%	92%	91%	91%	91%
ROAA	Between Threshold & Target	35%	94%	93%	93%	93%
NPA’s /Total Assets	Below Threshold	20%	0%	0%	0%	0%
Efficiency Ratio	Between Threshold & Target	10%	90%	89%	89%	89%
Calculated Total		100%	74%	73%	73%	73%
Subjective Adjustment			-11%	-11%	-11%	-11%
Total		100%	63%	62%	62%	62%

Named Executive Officer	Target Incentive as % of Salary	Target Cash Incentive, $	Annual Cash Incentive as % of Salary	Actual Cash Incentive, $
Richard M. Adams	90%	$832,500	56%	$522,391
James J. Consagra, Jr.	55%	$220,000	34%	$136,999
Richard M. Adams, Jr.	55%	$220,000	34%	$136,999
W. Mark Tatterson*	50%	$150,000	31%	$93,494
Craige L. Smith	45%	$126,000	28%	$78,623

* Promoted effective January 1, 2015

The CEO received an overall excellent performance rating from the Compensation Committee for 2015. In his 40th year of leadership as CEO, United increased the dividend to shareholders for the 42nd consecutive year. United is one of only two major banking companies in the nation to have achieved such a record. This achievement is evidence of United’s consistent profitability, solid asset quality, and sound capital position. The Committee also recognized the achievements of the CEO in regard to the successful negotiation of the Bank of Georgetown acquisition, which was announced in November 2015. This represents the 30th acquisition under the CEO’s leadership, which will increase United’s market share in one of the best markets in the country. United’s Virginia bank is the largest community bank headquartered in the nation’s capital Metropolitan Statistical Area. In 2015, under Adams’ leadership, United increased before tax earnings from $195 million to a record $203 million and increased Earnings Per Share from $1.92 to $1.98. United also outperformed peer profitability with a Return on Average Assets of 1.12% compared to 0.94% for our Federal Reserve peer group (bank holding companies with total assets over $10 billion).

Long-Term Incentive Compensation

The third element of the executive compensation program is long-term incentive compensation. In 2010, the Committee retained Towers Watson to analyze and recommend a new long-term incentive plan. Among other things, Towers Watson reviewed market practices in terms of long-term incentives including prevalent designs, features, and implications of various design alternatives. On February 28, 2011, the Committee and the Board approved the 2011 Long-Term Incentive Plan to replace the 2006 Stock Option Plan which expired in May 2011, and directed that it be submitted to the shareholders for approval. At the 2011 Annual Meeting of Shareholders held on May 16, 2011, the shareholders approved the 2011 Long-Term Incentive Plan. The 2011 Long-Term Incentive Plan will expire on May 16, 2016. Awards made under the

2011 Long-Term Incentive Plan will continue to be administered under this plan; however, no new awards may be made under the 2011 Long-Term Incentive Plan after May 16, 2016. On February 29, 2016, the Committee and Board of Directors approved the adoption of the 2016 Long-Term Incentive Plan (“2016 LTI Plan”) and directed that the 2016 LTI Plan be submitted to shareholders for approval. A summary of key terms of the 2016 LTI Plan is included in these proxy materials under Proposal 4: Approval of the 2016 Long-Term Incentive Plan.

The Compensation Committee, at its meeting on February 23, 2015, set a minimum holding period for executive officers after vesting occurs for stock options and stock grants awarded in 2015. The minimum holding period is two years from the date of vesting. The Compensation Committee also set a performance requirement that must be met before stock options and stock grants issued to executive officers will be earned. The performance hurdle set for the 2015 options and stock grants was to achieve an average Return on Average Assets of 0.85% for the three preceding years ending December 31, 2015. The Company’s Return on Average Assets achieved during the specified time horizon met the performance requirements set forth by the Compensation Committee, therefore, the stock options and stock grants issued in 2015 were considered “earned” as of February of 2016. These options and grants will vest in 25% increments over the first four anniversaries of the award, consistent with other participants in the plan.

Annual restricted stock awards and stock option grants for executive officers are a key element of market-competitive total compensation. The Committee approves annual long-term incentive awards for the executive officers based on various factors including: level of responsibility within the organization, the individual’s contribution toward performance goals, compensation peer group data, a review of available published data on senior management compensation, and information contained in the Towers Watson consulting report. Based on the criteria listed above, in February 2015, the Committee granted restricted stock awards and stock option grants to the named executive officers as detailed in the table below.

Name/Position	Stock Option Grants (#)	Stock Option Grant Date Fair Value	Restricted Stock Awards (#)	Restricted Stock Grant Date Fair Value
Richard M. Adams, Chairman of the Board and Chief Executive Officer	33,300	$240,759	9,300	$343,356
James J. Consagra, Jr., Chief Operating Officer	11,100	$80,253	3,100	$114,452
Richard M. Adams, Jr., President	11,100	$80,253	3,100	$114,452
W. Mark Tatterson, Chief Financial Officer, Secretary/Treasurer*	9,130	$66,010	2,550	$94,146
Craige L. Smith, Chief Administrative and Information Officer	8,300	$60,009	2,300	$84,916

* Effective January 1, 2015

Stock Options

Any options granted by the Company will have an exercise price equal to the fair market value of the Company’s stock based on the closing stock price of the Company’s common stock as of the date of grant. The Company’s practice is to grant option awards as of the date approved by the Committee. The Company has never granted an option priced on a date other than the grant date. These stock options will have value only if the market price of the common stock increases after the grant date. The Company is prohibited from exchanging underwater stock options for a cash settlement. Options granted under the plan vest according to a schedule designated at the grant date.

Perquisites and Other Personal Benefits

Generally, the Company provides modest perquisites or personal benefits, and only with respect to benefits or services that are designed to assist a named executive officer in being productive and focused on his or her duties, and which management and the Committee believe are reasonable and consistent with the Company’s overall compensation program. Management and the Committee periodically review the levels of perquisites or personal benefits provided to the named executive officers.

Retirement and Other Benefits

United has a defined benefit retirement plan covering substantially all employees hired prior to October 1, 2007. Employees who meet the minimum age requirement, work at least 1,000 hours per year, and were hired prior to October 1, 2007, are covered under the United Bankshares, Inc. Pension Plan (the “Plan”). The cost of the Plan is fully funded by the Company. Employees hired or rehired on or after October 1, 2007, are not eligible to participate in this Plan. The Plan benefit is based on years of service and average salary. Maximum salary levels are set each year based on Internal Revenue Service regulations, and are generally less than the average salary of the named executive officers. These maximum levels limit the qualified pension benefit payout available to named executive officers’ percentage of current base pay.

To provide funding for the shortfall in qualified pension plan benefit, United provides Supplemental Executive Retirement Plan (“SERP”) agreements to the named executive officers. Accordingly, to the extent the named executive officer’s annual retirement income exceeds the limitations imposed by the Internal Revenue Service, the excess benefits may be paid from the Company’s SERP. In 2003, the Company retained Clark/Bardes to implement the Company’s Supplemental Retirement Program and to determine its reasonableness and competitiveness in the marketplace. SERP agreements are generally provided to executives in the banking industry, and the Company considers them a necessary element of a competitive compensation package.

Clawback Provision

The Committee has approved a “clawback” policy that applies to all of our NEOs and other executive officers, should the Company be required to prepare an accounting restatement due to materially inaccurate performance metrics. This policy applies to all cash incentive compensation provided on or after January 1, 2015.

Employment Agreements

None of the named executive officers, other than the Company’s Chief Executive Officer, Mr. Adams, have an employment agreement with the Company. See the description of Mr. Adams’ Employment Agreement under the heading “Employment Contracts of Named Executive Officers” on page 34.

In deciding to enter into an Employment Agreement with Mr. Adams and in deciding to extend the term of Mr. Adams’ Employment Agreement, the Company considered the following factors: the Company’s consistent long-term success in attaining its performance goals under Mr. Adams’ leadership; Mr. Adams’ 47 years of service to the Company; and the growth of the Company from a single office $100 million bank to a $12.6 billion regional bank holding company during Mr. Adams’ 40-year tenure as Chief Executive Officer creating substantial long-term returns to the Company’s shareholders.

Termination and Change of Control

The Company has entered into change of control agreements with the following named executive officers: Richard M. Adams, James J. Consagra, Jr. and Richard M. Adams, Jr. The Change of Control Agreements are designed to promote stability and continuity of senior management. Information regarding applicable payments under such agreements for the named executive officers is provided under the heading “Potential Payments upon Termination or Change of Control” on page 39.

Non-Qualified Deferred Compensation

The named executive officers, in addition to certain other executives, are entitled to participate in the Company’s Non-Qualified Retirement and Savings Plan. Under the Non-Qualified Retirement and Savings Plan, eligible employees can defer up to 100% of earnings in excess of the limits prescribed by the Internal Revenue Service. The Company does not match or supplement executive contributions to this plan. The Non-Qualified Retirement and Savings Plan is discussed in further detail under the heading “Non-Qualified Deferred Compensation” on page 37.

Other Compensation

The Company provides other benefits to executive officers as well as all full-time employees. These benefits include the opportunity to participate in a Qualified Savings and Stock Investment 401K plan, medical and dental insurance plans, company-paid group life and long-term disability plans, and paid time off.

Tax and Accounting Implications

Deductibility of Executive Compensation

As part of its role, the Committee reviews and considers the deductibility of executive compensation under Section 162(m) of the Internal Revenue Code, which provides that the Company may not deduct compensation of more than $1,000,000 that is paid to certain individuals. However, in certain situations, the Committee may approve compensation that will not meet these requirements in order to ensure competitive levels of total compensation for its executive officers.

Non-Qualified Deferred Compensation

On October 22, 2004, the American Jobs Creation Act of 2004 was signed into law, changing the tax rules applicable to nonqualified deferred compensation arrangements. A more detailed discussion of the Company’s nonqualified deferred compensation arrangements is provided on page 37 under the heading “Non-Qualified Deferred Compensation.”

Accounting for Stock-Based Compensation

Beginning on January 1, 2006, the Company began accounting for stock-based payments including its Stock Option Program, Long-Term Stock Grant Program, Restricted Stock Program and Stock Award Program in accordance with the requirements of Financial Accounting Standards Board Accounting Standards Codification Topic 718, “Compensation – Stock Compensation” (ASC topic 718).

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table is a summary of certain information concerning the compensation awarded or paid to, or earned by, the Company’s named executive officers as determined as of the end of 2015, 2014, and 2013.

Name and Principal Position	Year	Salary		Stock Awards (1)		Option Awards			Non-Equity Incentive Plan Compen- sation (5)		Change in Pension Value and Non- qualified Deferred Compen- sation Earnings (6)		All Other Compen- sation (7)		Total
Richard M. Adams Chairman of the Board and Chief Executive Officer	2015 2014 2013	$ $ $	900,000 837,917 789,583	$ $ $	343,356 557,577 243,567	$ $ $	240,759 213,786 191,142	(2) (3) (4)	$ $ $	522,391 855,743 540,000	$ $	— 1,057,992 4,756	$ $ $	32,185 20,972 31,606	$ $ $	2,038,691 3,543,987 1,800,654
Richard M. Adams, Jr. President	2015 2014 2013	$ $ $	394,231 328,846 289,423	$ $ $	114,452 89,559 81,189	$ $ $	80,253 71,262 63,714	(2) (3) (4)	$ $ $	136,999 204,100 152,625	$ $	1,811 289,137 —	$ $ $	61,559 20,716 39,713	$ $ $	789,305 1,003,620 626,664
Craige L. Smith Executive Vice President	2015 2014 2013	$ $ $	268,461 243,750 230,833	$ $ $	84,916 66,447 60,237	$ $ $	60,009 53,286 47,642	(2) (3) (4)	$ $ $	78,623 119,129 75,200	$ $ $	268,166 344,398 47,754	$ $ $	17,584 16,396 15,575	$ $ $	777,759 843,406 477,241
James J. Consagra, Jr. Executive Vice President and Chief Operating Officer	2015 2014 2013	$ $ $	398,462 334,462 309,583	$ $ $	114,452 89,559 81,189	$ $ $	80,253 71,262 63,714	(2) (3) (4)	$ $ $	136,999 209,932 140,800	$ $ $	15,172 289,273 3,576	$ $ $	28,396 16,858 28,353	$ $ $	773,734 1,011,346 627,215
W. Mark Tatterson Executive Vice President and Chief Financial Officer	2015 2014 2013	$ $ $	290,385 228,846 195,769	$ $ $	94,146 66,447 60,237	$ $ $	66,010 53,286 47,642	(2) (3) (4)	$ $ $	93,494 119,129 74,000	$ $ $	36,313 111,237 4,122	$ $ $	21,319 20,296 19,658	$ $ $	601,667 599,241 401,428

Footnotes:

(1)

Compensation amounts reflect the grant date fair value of restricted stock awarded in accordance with FASB ASC Topic 718. For 2015, the compensation amount was calculated using a grant date closing stock price of $36.92. For 2014, the compensation amount was calculated using a grant date closing stock price of $28.89. For 2013, the compensation amount was calculated using a grant date closing stock price of $26.19.

(2)

Compensation amounts for 2015 reflect the aggregate grant date fair value computed in accordance with FASB ASC Topic 718 for stock option granted pursuant to United’s 2011 LTI Plan. For options granted in 2015, the grant date fair value was calculated using a binomial lattice option pricing model based on a weighted average fair value of $7.23 per option. The assumptions used in determining the valuation of these options using this methodology were as follows: average expected option life of 6.88 years; risk-free interest rate of 1.82%; a volatility factor of 0.280; and a dividend yield of 3.00%.

(3)

Compensation amounts for 2014 reflect the aggregate grant date fair value computed in accordance with FASB ASC Topic 718 for stock option granted pursuant to United’s 2011 LTI Plan. For options granted in 2014, the grant date fair value was calculated using a binomial lattice option pricing model based on a weighted average fair value of $6.42 per option. The assumptions used in determining the valuation of these options using this methodology were as follows: average expected option life of 6.89 years; risk-free interest rate of 2.10%; a volatility factor of 0.312; and a dividend yield of 3.00%.

(4)

Compensation amounts for 2013 reflect the aggregate grant date fair value computed in accordance with FASB ASC Topic 718 for stock option granted pursuant to United’s 2011 LTI Plan. For options granted in 2013, the grant date fair value was calculated using a binomial lattice option pricing model based on a weighted average fair value of $5.74 per option. The assumptions used in determining the valuation of these options using this methodology were as follows: average expected option life of 7.18 years; risk-free interest rate of 1.42%; a volatility factor of 0.316; and a dividend yield of 3.00%.

(5)

The amounts disclosed were awarded pursuant to United’s Non-Equity Incentive Plan which is based on financial and individual performance measures that are communicated to the named executive officers. A more detailed discussion of terms of such plan and its application in 2015 is set forth in the Compensation Discussion and Analysis under the heading “Annual

Cash Incentive Compensation.” The amounts earned under United’s Non-Equity Incentive Plan are disclosed in the year earned, although paid in the following year.

(6)

Change in value of executive officer’s Pension and SERP benefit during the year of 2015. For Mr. R. Adams, his Pension value decreased $40,915 while his SERP value decreased $164,307, and thus are not included. For Mr. R. Adams, Jr., his Pension value increased $1,811 while his SERP value decreased $10,071, which was not included. For Mr. Smith, his Pension value increased $93,614 while his SERP value increased $174,552. For Mr. Consagra, the increase in Pension value was $15,172 while his SERP value decreased $4,719, which was not included. For Mr. Tatterson, the increase in Pension value was $22,477 while his SERP value increased $13,836.

(7)

All Other Compensation includes perquisites (aggregate amounts for perquisites less than $10,000 are not disclosed), Company contributions to the named executive officer’s 401(k) Plan and company paid life, health and disability insurance premiums. Perquisites are valued based on their incremental cost to the Company in accordance with SEC regulations. Aggregate perquisites of $11,287 were provided to Mr. Adams in 2015 which exceeded $10,000 and are thus included in his All Other Compensation column. His perquisites include a country club membership, the personal use of a Company automobile and an annual medical exam paid for by the Company. Aggregate perquisites of $39,769 were provided to Mr. Adams, Jr. in 2015 which exceeded $10,000 and are thus included in his All Other Compensation column. His perquisites include country club memberships, the personal use of a Company automobile and an annual medical exam paid for by the Company. Aggregate perquisites of $10,015 were provided to Mr. Consagra in 2015 which exceeded $10,000 and are thus included in his All Other Compensation column. His perquisites include a country club membership and the personal use of a Company automobile.

Salary and bonus amounts paid to the named executive officers as a percentage of total compensation are as follows for 2015: Mr. R. Adams – 44.15%; Mr. R. Adams, Jr. – 49.95%; Mr. Smith – 34.52%; Mr. Consagra – 51.50% and Mr. Tatterson – 48.26%.

Grants of Plan-Based Awards

The following table sets forth information concerning individual grants of all plan-based awards in the fiscal year 2015 to the named executives.

Name	Type of Award*	Grant Date	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards (2) (3)			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)		Grant Date Fair Value of Stock and Option Awards ($) (4)
			Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Richard M. Adams	ACI SO RS	2/23/2015 2/23/2015 2/23/2015	$138,750 — —	$832,500 — —	$1,295,000 — —	— — —	— 33,300 9,300	— — —	— — —	— — —	$	— 36.92 —	$ $	— 240,759 343,356
Richard M. Adams, Jr.	ACI SO RS	2/23/2015 2/23/2015 2/23/2015	$20,000 — —	$220,000 — —	$320,000 — —	— — —	— 11,100 3,100	— — —	— — —	— — —	$	— 36.92 —	$ $	— 80,253 114,452
Craige L. Smith	ACI SO RS	2/23/2015 2/23/2015 2/23/2015	$14,000 — —	$126,000 — —	$182,000 — —	— — —	— 8,300 2,300	— — —	— — —	— — —	$	— 36.92 —	$ $	— 60,009 84,916
James J. Consagra, Jr.	ACI SO RS	2/23/2015 2/23/2015 2/23/2015	$20,000 — —	$220,000 — —	$320,000 — —	— — —	— 11,100 3,100	— — —	— — —	— — —	$	— 36.92 —	$ $	— 80,253 114,452
W. Mark Tatterson	ACI SO RS	2/23/2015 2/23/2015 2/23/2015	$15,000 — —	$150,000 — —	$210,000 — —	— — —	— 9,130 2,550	— — —	— — —	— — —	$	— 36.92 —	$ $	— 66,010 94,146

Footnotes:

*	ACI = Annual Cash Incentive; SO = Stock Options; RS = Restricted Stock

(1)

Amounts represent potential payout opportunities under United’s Non-Equity Incentive Plan for each of the named executive officers. As further detailed in the section entitled “Annual Cash Incentive Compensation” in the Compensation Discussion and Analysis, the award opportunities presented in the table are based on percentages of base salary, performance measures and goals for 2015. Actual awards earned for 2015 are reported in the Summary Compensation Table under the column headed “Non-Equity Incentive Compensation”.

(2)

Stock option grants in 2015 were made under the United Bankshares, Inc. 2011 Long-Term Incentive Plan as approved by shareholders on May 16, 2011. Stock options were granted on February 23, 2015 at the grant date closing price based on performance in 2014 and other criteria and will vest equally over a four-year period from the grant date upon achieving certain goals as discussed in the Compensation Discussion and Analysis. These options have a term of 10 years. Vesting is based upon continued employment through the vesting date. All options will become immediately exercisable upon a change of control of the Company. The stock options were considered “earned” as of February, 2016 because the Company achieved the performance requirements applicable to the stock option awards as described in the Compensation Discussion and Analysis.

(3)

Shares of restricted stock granted in 2015 were made under the United Bankshares, Inc. 2011 Long-Term Incentive Plan as approved by shareholders on May 16, 2011. Shares of restricted stock were granted on February 23, 2015 based on performance in 2014 and other criteria and will vest equally over a four-year period from the grant date upon achieving certain goals as discussed in the Compensation Discussion and Analysis. Recipients of restricted shares do not pay any consideration to United for these shares, have the right to vote all shares subject to such grant and receive all dividends with respect to such shares, whether or not the shares have vested. Vesting is based upon continued employment through the vesting date. All restricted shares will immediately vest upon a change of control of the Company. The shares of restricted stock were considered “earned” as of February, 2016 because the Company achieved the performance requirements applicable to the stock option awards as described in the Compensation Discussion and Analysis.

(4)

Amounts in this column reflect the aggregate grant date fair value of stock and option awards granted in 2015 computed in accordance with FASB ASC Topic 718. For options granted in 2015, the grant date fair value was calculated using a binomial lattice option pricing model based on a weighted average fair value of $7.23 per option. The assumptions used in determining the valuation of these options using this methodology were as follows: average expected option life of 6.88 years; risk-free interest rate of 1.82%; a volatility factor of 0.280; and a dividend yield of 3.00%. For restricted stock granted in 2015, the grant date fair value was calculated by multiplying the shares awarded by the grant date closing stock price of $36.92.

Employment Contracts of Named Executive Officers

Richard M. Adams, Chairman and Chief Executive Officer of United and United Bank (WV), entered into an employment contract with United effective February 28, 2011. The original term of Mr. R. Adams’ employment contract was three years, with the provision that the contract could be extended annually for one (1) year to maintain a three (3) year contract. This contract was amended on February 29, 2016 to provide for continued employment of Mr. Adams and to extend the term of the contract through March 31, 2019.

Under Mr. R. Adams’ contract, if the contract is terminated for any reason other than cause, Mr. R. Adams, or his family or estate, is entitled to a lump sum payment equal to three times the sum of his prior year’s base salary and target bonus. Under Mr. R. Adams’ contract, cause is defined as based on (i) excessive, unapproved absences, (ii) gross or willful neglect of duty that results in some substantial loss to United, or (iii) fraud or commission of any criminal act, if proven. If the contract is terminated for cause, United must pay Mr. R. Adams’ base salary only for the period of his active full-time employment to the date of termination. Under the contract, Mr. R. Adams is required to devote his full-time energies to performing his duties as Chairman and CEO on behalf of United and its subsidiaries. The contract provides for a base compensation of $957,375 and additional benefits consistent with the office. This base compensation may be increased but not decreased.

Bank Owned Life Insurance (BOLI)

United has purchased BOLI policies covering several key company officers including the named executive officers. The purchase of BOLI represents a tax-advantaged financing strategy that permits the Company to meet its increasing benefit liability obligations in a more cost-effective manner. The intent is to create an independent source of funds to recoup some of the benefit expenses. The policies’ earnings, including death proceeds, will be used to offset and recover a portion of the costs to carry the policies. Interest earned on the cash value is not subject to tax unless the policies are surrendered or borrowed against before the insured’s death. United earned the following approximate amounts of income in 2015 related to the BOLI policies on the named executive officers: Mr. R. Adams, $175,000; Mr. R. Adams, Jr., $23,000; Mr. Smith, $35,000; Mr. Consagra, $34,000 and Mr. Tatterson, $9,000.

Employee Benefit Plans

Except for the Deferred Compensation Plan applicable to directors, no directors or principal shareholders of United and its subsidiaries, other than those persons who are salaried officers, participate in any type of benefit plan of United.

United’s subsidiaries provide, on a substantially non-contributory basis for all full-time employees, including the named executive officers, life and disability insurance. Life insurance with a value of 250% of base salary, up to a maximum benefit of $1,000,000, is provided to all full-time employees, including executive officers. The premiums paid by United for life insurance on any individual, which has a face value greater than $50,000 is properly reported as compensation. These plans do not discriminate, in scope, terms or operation, in favor of the executive officers of United or its subsidiaries and are available generally to all full-time salaried employees of United and its subsidiaries.

Pension Benefits

Pension Plan. The United Bankshares, Inc. Pension Plan is a defined benefit pension plan. It is a tax-qualified, broad-based plan generally available to all regular employees (with some exceptions) hired prior to October 1, 2007. Participation is automatic for those employees hired before October 1, 2007 and begins on January 1 or July 1 after an eligible employee completes one (1) year of service (12 consecutive months during which the employee completes at least 1,000 hours of service) and reaches the age of 21.

Normal benefits under the Pension Plan are based on these factors:

•	years of credited service

•	compensation of the employee, and

•	Social Security covered compensation.

An employee is 100% vested when the first of the following occurs:

•	the employee completes at least 5 years of service or

•	the employee reaches the normal retirement date or

•	the employee reaches early or disability retirement (regardless of whether the employee actually retires).

For purposes of calculating benefits under the Pension Plan, compensation is generally the pay an employee receives from United, including any pre-tax savings under a 401(k) plan maintained by United and salary reductions under an Internal Revenue Code Section 125 plan. Compensation does not include overtime, bonuses or director’s fees. Maximum compensation limits for benefit calculations are set by governmental rules. The limit is indexed and may change each year. For 2015, the limit was $210,000.

The employee’s average compensation is used to calculate his or her retirement benefit. Average compensation is the employee’s average pay over the consecutive five years out of the last ten years with the Company that produces the highest average.

Benefits are paid under the Pension Plan when an employee retires. Retirement under the Pension Plan can be normal retirement, early retirement, delayed retirement or disability retirement.

If an employee retires at the normal retirement age of 65, then the employee’s monthly normal retirement benefit is equal to the sum of 1.25% of average compensation and 0.5% of average compensation in excess of Social Security covered compensation, multiplied by years of service up to 25 years. If an employee terminates employment before his or her normal retirement date, the employee is entitled to his or her vested accrued benefit. The employee will receive the benefits upon early retirement or at his or her normal retirement date, whichever comes first.

An employee may elect early retirement after he or she reaches age 55 and has completed at least 5 years of service. The early retirement benefit is equal to the employee’s accrued benefit as of his or her early retirement date. If payment of the early retirement benefit begins before the employee’s normal retirement date, then the benefit is reduced.

Supplemental Executive Retirement Agreements. United has entered into Supplemental Retirement Agreements (“SERPs”) with each of its named executive officers to encourage such officers to remain employees of United. The SERPs are designed to provide a certain level of post-retirement income to the individuals who have a significant impact on the long-term growth and profitability of United. A more detailed description of the SERPs begins on page 39 of this Proxy Statement.

The following table shows the present value of the accumulated benefit under the Pension Plan and the SERPs as well as the years of credited service for each of the named executive officers. The values in the table reflect the actuarial present value of the named executive officer’s accumulated benefit under each plan, computed as of December 31, 2015.

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)
Richard M. Adams	Pension Plan	47	$1,512,288	—
	SERP	47	$5,719,288	—
Richard M. Adams, Jr.	Pension Plan	21	$458,450	—
	SERP	21	$746,924	—
Craige L. Smith	Pension Plan	15	$695,705	—
	SERP	15	$344,532	—
James J. Consagra, Jr.	Pension Plan	18	$555,497	—
	SERP	18	$819,567	—
W. Mark Tatterson	Pension Plan	19	$235,770	—
	SERP	19	$18,831	—

The present value of the accumulated benefit for both the SERP and the Pension Plan benefits was calculated using the following weighted-average assumptions: discount rate of 4.75%; compensation increase rate of 3.50% prior to age 45 and 3.00% otherwise; and an investment return of 7.25%. Benefits under both the Pension Plan and the SERP are based on annual base salary and do not include bonuses, directors’ fees, expense reimbursements, and employer contributions to retirement plans. For Mr. R. Adams, the annual benefit under his SERP is further reduced by fifty percent of the annual benefits payable at retirement under Social Security, annual benefits payable at retirement under the Pension Plan and benefits attributable to the portion of his account balances arising from the Company’s contributions to United’s Savings and Stock Investment Plan.

Benefit figures shown are computed on the assumption that participants will retire at the earliest time available under the plan without any benefit reduction due to age. For the Pension Plan, the earliest retirement age is 55. For the SERPs, the earliest retirement ages without benefit reduction due to age for the named executive officers are as follows: Mr. R. Adams – 65; Mr. R. Adams, Jr. – 55; Mr. Smith – 65; Mr. Consagra – 60; and Mr. Tatterson – 60.

The Pension Plan and the SERP are designed to work together to provide each named executive officer with a certain level of benefits. Social Security benefits are deducted from the annual benefits payable under the Pension Plan. The annual benefits under the amended SERP for Messrs. R. Adams are reduced by (i) fifty percent of the annual benefits payable at retirement under Social Security, (ii) the annual benefits payable upon retirement under the Pension Plan and (iii) the benefits attributable to the portion of the named executive officer’s account balances arising from the Company’s contributions to the United’s Savings and Stock Investment Plan.

As a general rule, United does not grant extra years of service under the Pension Plan and the SERP. Exceptions may occur, however, in the case of mergers and acquisitions.

Other Employee Plans

Each employee of United, including named executive officers, who completes ninety (90) days of qualified service, is eligible to participate in the United Bankshares, Inc. Savings and Stock Investment Plan, a qualified deferred compensation plan under Section 401(k) of the Internal Revenue Code. Each participant may contribute from 1% to 100% of compensation to his/her account, subject to Internal Revenue Service maximum deferral limits. United will match 100% of the first 3% of salary deferred and 25% of the next 1% of salary deferred with United stock. Vesting is 100% for employee deferrals and the company match at the time the employee makes his/her deferral.

United employees may participate in an employee stock purchase plan whereby its employees may purchase shares of United’s common stock. Purchases made by employees under this plan are coordinated by the Personnel and Shareholder Relations Department of United Bank (WV), and involve stock purchased at market price for this purpose.

Non-Qualified Deferred Compensation

United provides a Non-Qualified Retirement and Savings Plan (the “Non-Qualified Plan”), which was amended and restated in November of 2008 to comply with Internal Revenue Code Section 409A, to provide a supplemental savings program for certain employees of the Company who are unable to make meaningful contributions to the United Savings and Stock Investment Plan. This plan is intended to benefit a select group of management or highly compensated employees of the Company. Each participant may elect to defer any percentage of his or her salary and bonus as a supplemental savings contribution. Participants may elect the manner in which their deferral contributions are deemed to be invested provided that no investments are made in assets located outside of the United States.

Participants are not entitled to the Non-Qualified Plan benefits prior to their date of employment termination. The benefits under the Non-Qualified Plan are paid upon a participant’s retirement, disability or termination of employment. Benefits are paid either as a single lump sum or substantially equal installments over a period of not less than three nor more than ten years as elected by the participant. Upon death of a participant, his or her named beneficiary(ies) will receive such participant’s benefits payable under the Non-Qualified Plan.

Each investment is subject to market risk. The degree of market risk varies by investment.

The following table shows the contributions, earnings and year-end balances for 2015 with respect to non-qualified deferred compensation plans for the named executive officers:

Name	Executive Contributions in Last FY ($)	Registrant Contributions in Last FY ($)	Aggregate Earnings in Last FY (1) ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)
Richard M. Adams	—	—	—	—	—
Richard M. Adams, Jr.	—	—	$2,918	—	$989,409
Craige L. Smith	—	—	$87	—	$5,585
James J. Consagra, Jr.	—	—	$(146)	—	$21,819
W. Mark Tatterson	—	—	—	—	—

Footnotes:

(1)	None of the earnings shown above or in the previous year represent above-market or preferential earnings and, thus, are not included in the Summary Compensation Table.

The amount of earnings for the named executive officers in the year of 2015 by investment option is as follows:

Fund Name	Aggregate Earnings in Last FY	Total Return in Last FY
Ally Bank Corp BD 1.5%	$342	-1.32%
American Century VP Med Cap Value Fund	—	-1.43%
American Express Centurian 1.15%	—	-0.49%
Cash Account	2,693	0.51%
Discover Bank .35%	—	0.00%
Discover Bank Corp BD ..4%	—	0.00%
Dreyfus IP Small Cap Stock Index Portfolio SC	—	-2.33%
Dreyfus Stock Index Fund IS	(179)	1.11%
Federated Quality Bond Fund II	—	-0.24%
Fidelity Freedom 2020 SVC	—	-0.37%
Fidelity Freedom 2030 SVC	—	-0.34%
GE Money Bank Corp BD 1.05%	—	0.03%
Ivy Funds VIP Science and Technology	—	-2.88%
Janus Aspen Forty Portfolio Service Shares	169	11.94%
Janus Global Technology Portfolio Service Shares	—	4.65%
Lazard Emerging Markets Equity Portfolio	—	-20.05%
LMP ClearBridge Variable Small Cap Growth	—	-4.37%
MFS VIT Value Series	—	-0.93%
Nationwide NVIT Mid Cap Index I	(73)	-2.53%
Nationwide NVIT Money Market	—	0.00%
NVIT Government Bond Fund	32	-0.11%
NVIT International Equity Fund	(8)	-3.06%
Pioneer Hi Yield VCT-Class I	—	-3.94%
Wells Fargo Advantage Discovery Fund	—	-1.46%
United Bankshares, Inc. Common Stock	(117)	2.22%
Total	$2,859

Potential Payments upon Termination or Change in Control

Supplemental Executive Retirement Agreements. On July 27, 1990, United entered into a Supplemental Retirement Agreement (“SERP”) with Mr. Richard M. Adams. The agreement was amended on November 1, 2001, and was further amended in November of 2008 to comply with Internal Revenue Code Section 409A. This amended agreement provides for an annual supplemental retirement benefit upon Mr. Adams reaching age 65 or upon the later termination of his employment with United or an affiliated or successor entity to United, whichever last occurs. On February 28, 2011, the agreement was further amended to change the benefits payable under the SERP. Under the amended agreement, the annual benefit will be equal to seventy percent (70%) of the average of Mr. R. Adams’ three highest base salaries, reduced by (1) fifty percent of benefits paid upon retirement under Social Security, (2) annual benefits payable upon retirement under the Pension Plan, and (3) the annual amount of benefits payable to Mr. R. Adams upon his normal retirement age, on a single life annuity basis, attributable to the portion of Mr. R. Adams’ account balances arising from employer contributions under the United Savings and Stock Investment Plan. The amended agreement continues to provide for reduced benefits for early retirement before age 65 as well as payments to his spouse or his estate if unmarried in the event of his death. The benefits under the amended agreement are fully vested in Mr. R. Adams and survive his termination of employment from United or an affiliated or successor entity to United for whatever reason, including but not limited to, change in control, dismissal with or without cause, voluntary termination, expiration of contract or disability.

On October 1, 2003, United entered into SERPs with the named executive officers, Richard M. Adams, Jr. and James J. Consagra, Jr. to encourage them to remain an employee of United. These Supplemental Retirement Agreements were amended in November of 2007 to add a death benefit payable to the participant’s beneficiary and amended in November of 2008 in order to comply with Internal Revenue Code Section 409A.

The amended SERPs for Mr. Consagra and Mr. R. Adams, Jr. provide that each will receive upon retirement on or after the age set forth in the SERPs, an annual benefit equal to $100,000, paid in monthly installments for a period of fifteen (15) years. If Mr. Consagra or Mr. R. Adams, Jr. retires or leaves employment early, the executive will receive an accrual benefit set forth in a Schedule to the SERP, subject to a ten (10) year vesting schedule. This early termination benefit will be paid monthly for a period of fifteen (15) years starting at age 55 for Mr. R. Adams, Jr. for a separation from services before age 55, or starting at age 60 for a separation from service before the age of 60 for Mr. Consagra.

On November 7, 2013, United entered into a SERP with the named executive officer, Craige L. Smith. The SERP provides that Mr. Smith will receive, at the age set forth in the SERP, an annual benefit equal to $50,000, paid in monthly installments for a period of fifteen (15) years. If Mr. Smith retires or leaves employment early, the executive will receive an accrual benefit set forth in a Schedule to the SERP, subject to a three (3) year vesting schedule. This early termination benefit will be paid monthly for a period of fifteen (15) years starting at the date of separation of service for a separation of service at or after age 65 or starts at age 65 for a separation from service before the age of 65.

On November 7, 2013, United entered into a SERP with the named executive officer, W. Mark Tatterson. The SERP provides that Mr. Tatterson will receive, at the age set forth in the SERP, an annual benefit equal to $110,000, paid in monthly installments for a period of fifteen (15) years. If Mr. Tatterson retires or leaves employment early, the executive will receive an accrual benefit set forth in a Schedule to the SERP, subject to a ten (10) year vesting schedule. This early termination benefit will be paid monthly for a period of fifteen (15) years starting at the date of separation of service for a separation of service at or after age 60 or starts at age 60 for a separation from service before the age of 60.

Change of Control Agreements. In August of 2000, United entered into Change of Control Agreements with named executive officers Richard M. Adams, Jr. and James J. Consagra, Jr. to encourage them not to terminate their employment with United because of the possibility that United might be acquired by another entity. The Change in Control Agreements were subsequently amended and restated in November of 2008 to comply with the requirements of Internal Revenue Code Section 409A. The Board of Directors determined that such an arrangement was appropriate, considering the entry of large regional bank holding companies into United’s market areas. The agreements were not undertaken in the belief that a change of control of United was imminent.

Generally, the agreements provide severance compensation to those officers if their employment should end under certain specified conditions after a change of control of United. Compensation is paid upon any involuntary termination within two years following a change of control unless the officer is terminated for cause. In addition, compensation will be paid after a change of control if (i) the officer voluntarily terminates employment within two years of a change in control because of a decrease in the total amount of the officer’s base salary below the level in effect on the date of consummation of the change of control, without the officer’s consent; (ii) upon a material reduction in the importance of the officer’s job responsibilities without the officer’s consent; (iii) upon geographical relocation of the officer without consent to an office more than fifty (50) miles from the officer’s location at the time of a change of control; (iv) upon failure by United to obtain assumption of the contract by its successor or (v) upon any termination of employment within thirty-six (36) months after consummation of a change of control which is effected for any reason other than good cause.

Under the agreements, a change of control is defined in Section 409A and the regulations issued thereunder and includes:

•        a change in the ownership of United which is defined to occur on the date that any one person, or more than one person acting as a group, acquires ownership of stock of United that, together with stock held by such person or group, constitutes more than 50 percent of the total fair market value or total voting power of the stock of United,

•        a change in the effective control of United, which is defined to occur on (1) the date any one person, or more than one person acting as a group, acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) ownership of stock of United possessing 30% or more of the total voting power of United, and also to occur on (2) the date a majority of members of United’s board of directors is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of United’s board of directors before the date of the appointment or election, and

•        a change in the ownership of a substantial portion of United’s assets which is defined to occur on the date that any one person, or more than one person acting as a group acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) assets from United that have a total gross fair market value equal to or more than 40% of the total gross fair market value of all of the assets of United immediately before such acquisition or acquisitions. For this purpose, gross fair market value means the value of the assets of United, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets.

Under the agreements, severance benefits include: (a) cash payment equal to the officer’s monthly base salary in effect on either (i) the date of termination; or (ii) the date immediately preceding the change of control, whichever is higher, multiplied by the number of full months between the date of termination and the date that is thirty-six (36) months after the date of consummation of the change of control; (b) payment of a pro-rata amount of the cash incentive award, if any, awarded to executive under United’s Incentive Plan; and (c) continuing participation in employee benefit plans and programs such as retirement, disability and medical insurance for the period of time during which the officer would be entitled (or would, but for such plan, be entitled) to continuation coverage under a group health plan of the service recipient under Code section 4980B (COBRA) if the officer elected such coverage and paid the applicable premiums, but in no event shall such period exceed thirty-six (36) months following the date of termination.

The agreements do not affect the right of United to terminate the officer, or change the salary or benefits of the officer, with or without good cause, prior to any change of control; provided, however, any termination or change which takes place after discussions have commenced which result in a change of control will be presumed to be a violation of the agreement and will entitle the officer to the benefits under the agreement, absent clear and convincing evidence to the contrary if such termination or change takes place within two years after the change of control.

The following table shows the potential incremental value transfer to each named executive under various termination scenarios. The table was prepared as though each named executive officer’s employment was terminated on December 31, 2015 (the last business day of 2015). The amounts in the row labeled “If Change in Control (CIC) Termination Occurs during FY 2015” assume that a change in control occurred on December 31, 2015. We are required by the SEC to use these assumptions. With these required assumptions, the Company believes that the remaining assumptions listed in the footnotes below, which are necessary to produce these estimates, are reasonable in the aggregate. However, the executives’ employment was not terminated on December 31, 2015, and a change in control did not occur on that date. There can be no assurance that a termination of employment, a change in control or both would produce the same or similar results as those described if either or both of them occur on any other date or at any other price, or if any assumption is not correct in fact.

Incremental Value Transfer	Richard M. Adams (2)	Richard M. Adams, Jr. (3)	Craige L. Smith (4)	James J. Consagra, Jr. (5)	W. Mark Tatterson (6)
If Retirement or Voluntary Termination Occurs during FY2015	$1,585,078	$435,884	$324,265	$435,884	$333,571
If Termination for Cause Occurs during FY2015	—	—	—	—	—
If Termination Without Cause Occurs during FY2015	$2,775,000	—	—	—	—
If Change in Control (CIC) Termination Occurs during FY2015 (1)	$4,360,078	$1,895,415	$324,265	$1,885,188	$333,571
If Disability Occurs during FY2015	$4,360,078	$2,595,884	$444,265	$1,635,884	$3,333,571
If Death Occurs during FY2015	$5,360,078	$1,435,884	$1,024,265	$1,435,884	$1,083,571

Footnotes:

(1)

The benefits listed in the row entitled “If Change in Control (CIC) Termination Occurs during FY 2015” are payable upon the happening of any of the following events within two years after a change in control: (i) involuntary termination unless the officer is terminated for cause; or (ii) voluntarily termination of the officer’s employment because of (A) a decrease in the total amount of the officer’s base salary below the level in effect on the date of consummation of the change of control, without the officer’s consent, (B) a material reduction in the importance of the officer’s job responsibilities without the officer’s consent, (C) geographical relocation of the officer without consent to an office more than fifty (50) miles from the officer’s location at the time of a change of control, or (D) failure by United to obtain assumption of the contract by its successor.

(2)

Mr. R. Adams’ severance benefit under an involuntary not for cause termination, voluntary termination within six months after a CIC, death or disability is equal to 3 times his base salary. If the termination for cause is based solely upon (i) excessive absenteeism without approval by United, not caused by disability, (ii) gross or willful neglect of duty resulting in some substantial loss to United after Mr. R. Adams has been given written direction and reasonable time to perform such duties, or (iii) any acts or omissions on the part of Mr. R. Adams which when proven constitute fraud or commission of any criminal act involving the person or property of others or the public generally, or any combination of the above, United must pay Mr. R. Adams’ base salary only up until termination. Otherwise, if Mr. R. Adams is terminated for any other cause, his severance benefit is equal to 3 times his base salary. Upon a CIC, retirement, death or disability, Mr. R. Adams unvested options and restricted stock would immediately vest. Assuming the CIC, retirement, death or disability occurred on December 31, 2015, the value of Mr. R. Adams’ stock options would have been $447,635 which was calculated using the difference between the price per share of the Company’s stock on the date of the CIC, retirement, death or disability ($36.99 per share) and the unvested option exercise prices multiplied by the number of options that would have vested (83,250). The value of Mr. R. Adams’ restricted stock would have been $1,137,443 which was calculated using the price per share of the Company’s stock on the date of the CIC, retirement, death or disability ($36.99 per share) multiplied by the number of restricted shares that would have vested (30,750). Mr. R. Adams is fully vested in the benefits under his SERP Agreement for the CIC, dismissal with or without cause, voluntary termination, expiration of contract or disability. Upon Mr. R. Adams’ death, his named beneficiary(ies) will receive a benefit of $1,000,000 from a company-paid life insurance policy.

(3)

Mr. R. Adams, Jr.’s severance benefit for certain terminations within two years after a CIC is equal to his monthly base salary in effect on either (i) the date of termination; or (ii) the date immediately preceding the CIC, whichever is higher, multiplied by the number of full months between the date of termination and the date that is thirty-six (36) months after the date of consummation of the change in control. Also, Mr. R. Adams, Jr. is entitled to receive an additional payment equal to a pro-rata amount of the cash incentive award, if any, awarded to him under United’s Incentive Plan for the prior year and to participate in health care, life insurance and disability perquisites for the period of time during which he would be entitled (or would, but for such plan, be entitled) to continuation coverage under a group health plan of the service recipient under Code section 4980B (COBRA) if he elected such coverage and paid the applicable premiums, but in no event shall such period exceed 36 months following the applicable termination within two years after a CIC. Upon a CIC, retirement, death or disability, Mr. R. Adams,

Jr.’s unvested options and restricted stock would immediately vest. Assuming the CIC, retirement, death or disability occurred on December 31, 2015, the value of Mr. R. Adams, Jr.’s stock options would have been $149,212 which was calculated using the difference between the price per share of the Company’s stock on the date of the CIC ($36.99 per share) and the unvested exercise prices multiplied by the number of options that would have vested (27,750). The value of Mr. R. Adams, Jr.’s restricted stock would have been $286,673 which was calculated using the price per share of the Company’s stock on the date of the CIC, retirement, death or disability ($36.99 per share) multiplied by the number of restricted shares that would have vested (7,750). If Mr. R. Adams, Jr. becomes completely disabled, he is eligible for disability benefits of $10,000 per month up until age 65. Upon Mr. R. Adams, Jr.’s death, his named beneficiary(ies) will receive a benefit of $1,000,000 from a company-paid life insurance policy.

(4)

Upon a CIC, retirement, death or disability, Mr. Smith’s unvested options and restricted stock would immediately vest. Assuming the CIC, retirement, death or disability occurred on December 31, 2015, the value of Mr. Smith’s stock options would have been $111,573 which was calculated using the difference between the price per share of the Company’s stock on the date of the CIC, retirement, death or disability ($36.99 per share) and the unvested option exercise prices multiplied by the number of options that would have vested (20,750). The value of Mr. Smith’s restricted stock would have been $212,693 which was calculated using the price per share of the Company’s stock on the date of the CIC, retirement, death or disability ($36.99 per share) multiplied by the number of restricted shares that would have vested (5,750). If Mr. Smith becomes completely disabled, he is eligible for disability benefits of $10,000 per month up until age 65. Upon Mr. Smith’s death, his named beneficiary(ies) will receive a benefit of $700,000 from a company-paid life insurance policy.

(5)

Mr. Consagra’s severance benefit for certain terminations within two years after a CIC is equal to his monthly base salary in effect on either (i) the date of termination; or (ii) the date immediately preceding the CIC, whichever is higher, multiplied by the number of full months between the date of termination and the date that is thirty-six (36) months after the date of consummation of the change in control. Also, Mr. Consagra is entitled to receive an additional payment equal to a pro-rata amount of the cash incentive award, if any, awarded to him under United’s Incentive Plan for the prior year to participate in health care, life insurance and disability perquisites for the period of time during which he would be entitled (or would, but for such plan, be entitled) to continuation coverage under a group health plan of the service recipient under Code section 4980B (COBRA) if he elected such coverage and paid the applicable premiums, but in no event shall such period exceed thirty six (36) months following the applicable termination within two years after a CIC. Upon a CIC, retirement, death or disability, Mr. Consagra’s unvested options and restricted stock would immediately vest. Assuming the CIC, retirement, death or disability occurred on December 31, 2015, the value of Mr. Consagra’s stock options would have been $149,212 which was calculated using the difference between the price per share of the Company’s stock on the date of the CIC, retirement, death or disability ($36.99 per share) and the unvested exercise prices multiplied by the number of options that would have vested (27,750). The value of Mr. Consagra’s restricted stock would have been $286,673 which was calculated using the price per share of the Company’s stock on the date of the CIC, retirement, death or disability ($36.99 per share) multiplied by the number of restricted shares that would have vested (7,750). If Mr. Consagra becomes completely disabled, he is eligible for disability benefits of $10,000 per month up until age 65. Upon Mr. Consagra’s death, his named beneficiary(ies) will receive a benefit of $1,000,000 from a company-paid life insurance policy.

(6)

Upon a CIC, retirement, death or disability, Mr. Tatterson’s unvested options and restricted stock would immediately vest. Assuming the CIC, retirement, death or disability occurred on December 31, 2015, the value of Mr. Tatterson’s stock options would have been $111,631 which was calculated using the difference between the price per share of the Company’s stock on the date of the CIC, retirement, death or disability ($36.99 per share) and the unvested option exercise prices multiplied by the number of options that would have vested (21,580). The value of Mr. Tatterson’s restricted stock would have been $221,940 which was calculated using the price per share of the Company’s stock on the date of the CIC, retirement, death or disability ($36.99 per share) multiplied by the number of restricted shares that would have vested (6,000). If Mr. Tatterson becomes completely disabled, he is eligible for disability benefits of $10,000 per month up until age 65. Upon Mr. Tatterson’s death, his named beneficiary(ies) will receive a benefit of $750,000 from a company-paid life insurance policy.

Outstanding Equity Awards at December 31, 2015

The following table sets forth certain information regarding the number and term of stock option and restricted stock awards for each of the named executives as of December 31, 2015.

Name	Grant Date	Option Awards					Stock Awards
		Number of Securities Underlying Unexercised Options (#) Exercisable (1)	Number of Securities Underlying Unexercised Options (#) Unexercisable (2)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (3)	Market Value of Shares or Units of Stock That Have Not Vested (4)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested
				(#)	($)		(#)	($)	(#)	($)
Richard M. Adams	11/01/07	30,000	—	—	$27.77	11/01/17	—	—	—	—
	01/25/10	60,000	—	—	$22.31	01/25/20	—	—	—	—
	02/28/11	60,000	—	—	$28.64	02/28/21	—	—	—	—
	02/27/12	24,975	8,325	—	$29.40	02/27/22	2,325	$86,002	—	—
	02/19/13	16,650	16,650	—	$26.19	02/19/23	4,650	$172,004	—	—
	02/24/14	8,325	24,975	—	$28.89	02/24/24	14,475	$535,430	—	—
	02/23/15	—	33,300	—	$36.92	02/23/25	9,300	$344,007	—	—
Richard M. Adams, Jr.	11/01/07	10,000	—	—	$27.77	11/01/17	—	—	—	—
	01/25/10	20,000	—	—	$22.31	01/25/20	—	—	—	—
	02/28/11	20,000	—	—	$28.64	02/28/21	—	—	—	—
	02/27/12	8,325	2,775	—	$29.40	02/27/22	775	$28,667	—	—
	02/19/13	5,550	5,550	—	$26.19	02/19/23	1,550	$57,335	—	—
	02/24/14	2,775	8,325	—	$28.89	02/24/24	2,325	$86,002	—	—
	02/23/15	—	11,100	—	$36.92	02/23/25	3,100	$114,669	—	—
Craige L. Smith	11/01/07	5,000	—	—	$27.77	11/01/17	—	—	—	—
	01/25/10	10,000	—	—	$22.31	01/25/20	—	—	—	—
	02/28/11	12,500	—	—	$28.64	02/28/21	—	—	—	—
	02/27/12	6,225	2,075	—	$29.40	02/27/22	575	$21,269	—	—
	02/19/13	4,150	4,150	—	$26.19	02/19/23	1,150	$42,539	—	—
	02/24/14	2,075	6,225	—	$28.89	02/24/24	1,725	$63,808	—	—
	02/24/15	—	8,300	—	$36.92	02/23/25	2,300	$85,077	—	—
James J. Consagra, Jr.	11/01/07	10,000	—	—	$27.77	11/01/17	—	—	—	—
	01/25/10	20,000	—	—	$22.31	01/25/20	—	—	—	—
	02/28/11	20,000	—	—	$28.64	02/28/21	—	—	—	—
	02/27/12	8,325	2,775	—	$29.40	02/27/22	775	$28,667	—	—
	02/19/13	5,550	5,550	—	$26.19	02/19/23	1,550	$57,335	—	—
	02/24/14	2,775	8,325	—	$28.89	02/24/24	2,325	$86,002	—	—
	02/23/15	—	11,100	—	$36.92	02/23/25	3,100	$114,669	—	—
W. Mark Tatterson	11/01/07	3,500	—	—	$27.77	11/01/17	—	—	—	—
	01/25/10	7,500	—	—	$22.31	01/25/20	—	—	—	—
	02/28/11	8,500	—	—	$28.64	02/28/21	—	—	—	—
	02/27/12	6,225	2,075	—	$29.40	02/27/22	575	$21,269	—	—
	02/19/13	4,150	4,150	—	$26.19	02/19/23	1,150	$42,539	—	—
	02/24/14	2,075	6,225	—	$28.89	02/24/24	1,725	$63,808	—	—
	02/23/15	—	9,130	—	$36.92	02/23/25	2,550	$94,325	—	—

Footnotes:

(1)	All options except for the options granted in 2015, 2014, 2013 and 2012 were vested as of December 31, 2015.

(2)

All unexercisable options consist solely of those options granted in 2015, 2014, 2013 and 2012. The options granted in 2015, 2014, 2013 and 2012 vest equally over a four-year period ending on February 23, 2019, February 24, 2018, February 13, 2017 and February 27, 2016, respectively.

(3)

The shares of restricted stock granted in 2015, 2014, 2013 and 2012 vest equally over a four-year period ending on February 23, 2019, February 24, 2018, February 13, 2017 and February 27, 2016, respectively.

(4)	The market value is calculated by multiplying the number of restricted shares that has not vested by the price per share of the Company’s stock on December 31, 2015 ($36.99 per share).

Stock Option Exercises and Stock Vested During 2015

The following table sets forth certain information regarding individual stock option exercises and stock awards vested during 2015 by each of the named executive officers.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise (1) ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting (2) ($)
Richard M. Adams	—	—	9,475	$351,755
Richard M. Adams, Jr.	—	—	2,325	$86,227
Craige L. Smith	—	—	1,725	$63,975
James J. Consagra, Jr.	—	—	2,325	$86,227
W. Mark Tatterson	—	—	1,725	$63,975

Footnotes:

(1)	Total value realized is the difference between the market price of the underlying securities at exercise and the exercise price of the options.

(2)

Total value realized on vesting is equal to the number of shares acquired on vesting multiplied by the market price of the underlying securities on the vesting dates of February 19 ($36.58), February 24 ($37.23) and February 27, 2015 ($37.45).

Director Compensation

The following table sets forth certain information regarding the compensation earned by or awarded to each director who served on United’s Board of Directors in 2015 except for Mr. Richard M. Adams whose compensation as a named executive officer of the Company is presented in the Summary Compensation Table on page 32. Mr. R. Adams is not compensated for his board service.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($) (6)	All Other Compensation ($)	Total ($)
Robert G. Astorg	$57,323	—	—	—	—	—	$57,323
W. Gaston Caperton, III (1)	$17,335	—	—	—	—	—	$17,335
Peter A. Converse (2)	$36,223	—	—	—	—	$220,000	$256,223
Lawrence K. Doll (3)	$38,923	—	—	—	$5,077	$120,400	$164,400
W. Douglas Fisher	$32,923	—	—	—	—	—	$32,923
Theodore J. Georgelas	$36,223	—	—	—	—	—	$36,223
Douglas J. Leech (1)	$13,335	—	—	—	—	—	$13,335
John M. McMahon	$59,223	—	—	—	—	—	$59,223
J. Paul McNamara (4)	$59,423	—	—	—	$2,026	—	$61,449
Mark R. Nesselroad	$57,923	—	—	—	—	—	$57,923
William C. Pitt, III (5)	$31,087	—	—	—	—	—	$31,087
Mary K. Weddle	$42,723	—	—	—	—	—	$42,723
Gary G. White	$50,923	—	—	—	—	—	$50,923
P. Clinton Winter, Jr.	$68,923	—	—	—	—	—	$68,923

Footnotes:

(1)	Mr. Caperton and Mr. Leech retired from the Board of Directors on May 20, 2015.

(2)	Mr. Converse’s “Other Compensation” consists of $220,000 received for services performed under a contract as an independent contractor.

(3)

Mr. Doll’s “Other Compensation” includes a salary of $100,000, amounts reimbursed for medical insurance premiums of $6,000 and perquisites of $14,400 which Mr. Doll receives in his capacity as Chairman of the UB(VA) Board of Directors. The perquisites consist of $14,400 for an automobile allowance.

(4)	In 2015, Mr. McNamara received $258,555 under a SERP Agreement United assumed in the acquisition of Sequoia Bancshares, Inc. which is not included in the table above.

(5)	Mr. Pitt resigned from the Board on September 24, 2015.

(6)

Change in the value of the director’s Pension and SERP during the year of 2015. For Mr. Doll, his Pension value increased $5,077. For Mr. McNamara, his Pension value increased $2,026 while his SERP value decreased $254,863 and thus was not included.

Each director of the Company, except for Mr. R. Adams, receives an annual retainer fee of $25,000 regardless of United Board Meeting attendance. Mr. R. Adams receives no compensation for his United board service. As members of United Bank’s (VA) Board of Directors (“Bank Board”), Mr. Converse, Mr. Georgelas, Mr. McMahon, Mr. McNamara, and Ms. Weddle, each receive a fee of $700 for each Bank Board meeting attended.

Each director who serves on the Executive, Audit, Compensation, Risk and Governance and Nominating Committees receives a fee of $2,000 for each United Board Committee Meeting attended or $1,000 if attended by conference call except for Mr. R. Adams and Mr. Astorg. Mr. R. Adams receives no compensation for serving on any committee. Mr. Astorg, as Chairman of the Audit Committee, receives a retainer payment of $1,200 per month without regard to committee meeting attendance. Mr. Winter, as Chairman of the Compensation Committee, receives a retainer payment of $1,500 per quarter without regard to committee meeting attendance in addition to the fee of $2,000 for each United Board Committee Meeting attended or $1,000 if attended by conference call. As Chairman of the Governance and Nominating Committee, Mr. McMahon receives a retainer payment of $1,500 per quarter without regard to committee meeting attendance in addition to the fee of $2,000 for each United Board Committee Meeting attended or $1,000 if attended by conference call. Mr. Nesselroad, as Chairman of the Risk Committee, receives a retainer payment of $1,500 per quarter without regard to committee meeting attendance in addition to the fee of $2,000 for each United Board Committee Meeting attended or $1,000 if attended by conference call. Mr. Winter, as Lead Director of the independent directors of the Board, receives a retainer payment of $1,500 per quarter without regard to meeting attendance in addition to the fee of $2,000 for each United Board Committee Meeting attended or $1,000 if attended by conference call.

On November 24, 2008, the Board of Directors approved a Deferred Compensation Plan (the “Plan”) for the Directors of United as well as for the directors of its banking subsidiaries, United Bank (WV) and United Bank (VA). This Plan was drafted to be compliant with Internal Revenue Code Section 409A. Under the Plan, any director may defer all or any portion of his or her fees for board service. A participant’s deferral account will be held in trust by United until distribution. Amounts deferred under the Plan will be payable twelve months after separation from service in either a single lump sum payment or equal monthly, quarterly or annual installment payments over a period of not more than five years.

Mr. Converse entered into an Independent Contractor Agreement with United Bank (VA) effective April 1, 2014. The Independent Contractor Agreement has an initial two-year term which extends for additional one year periods unless terminated by either party at any time on thirty days notice. Compensation under the Independent Contractor Agreement is $220,000 per year to be paid in equal semi-monthly installments. Mr. Converse has been notified that this contract will terminate on March 31, 2016. It is anticipated that Mr. Converse will enter into a new Independent Contractor Agreement with United Bank (VA) effective April 1, 2016. This new Independent Contractor Agreement is expected to have an initial one-year term which extends for additional one year periods unless terminated by either party at any time on thirty days notice. Compensation under the new Independent Contractor Agreement is anticipated to be $120,000 per year to be paid in equal semi-monthly installments.

REPORT OF THE COMPENSATION COMMITTEE

ON EXECUTIVE COMPENSATION

Compensation Committee Report

The following Compensation Committee Report shall not be deemed “soliciting material” or to be “filed” with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933 or Securities Exchange Act of 1934, each as amended, except to the extent that United specifically incorporates it by reference into such filing.

The Compensation Committee of the Company has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

Compensation Committee

John M. McMahon	J. Paul McNamara
Mark R. Nesselroad	Gary G. White
P. Clinton Winter, Jr., Chairman

Compensation Committee Interlocks and Insider Participation

The Compensation Committee consists of the following members: John M. McMahon, J. Paul McNamara, Mark R. Nesselroad, Gary G. White and P. Clinton Winter, Jr. No member of the Compensation Committee was a member or officer of the Company or any of its subsidiaries during 2015 or was formerly an officer of the Company or any of its subsidiaries. No executive officer of the Company has served as a member of the Compensation Committee or as a director of any other entity whose executive officers have served on the Compensation Committee of the Company or has served as a director of the Company. In addition, no member of the Compensation Committee has had any relationship with the Company requiring disclosure under Item 404 of Regulation S-K under the Exchange Act.

PROPOSAL 4: APPROVAL OF THE 2016 LONG-TERM INCENTIVE PLAN

At their February 29, 2016 regular meeting, the Compensation Committee (“Committee”) and Board of Directors of United approved the adoption of the 2016 Long-Term Incentive Plan (“2016 LTI Plan”) and directed that the 2016 LTI Plan be submitted to shareholders for approval. This section of the proxy materials contains a summary of key terms of the 2016 LTI Plan. The complete 2016 LTI Plan is attached hereto as Exhibit A to these proxy materials and shareholders should review the complete text. The following description of the 2016 LTI Plan does not purport to be complete and is qualified in its entirety by reference to the applicable provisions of the 2016 LTI Plan document.

Purpose of the 2016 LTI Plan

The purpose of the 2016 LTI Plan is to assist United or its affiliates to attract and retain exceptionally qualified individuals to serve as key employees to the Company and non-employee directors who will contribute to the Company’s success, to be competitive in the marketplace, to encourage such individuals to acquire a proprietary interest in the growth and performance of the Company and to motivate such individuals to achieve long-term objectives which will inure to the benefit of all shareholders of the Company. The Board of Directors believes that the Company’s equity compensation programs and emphasis on employee stock ownership will be important to the Company’s ability to achieve superior performance in the years ahead.

United’s current long-term compensation program consists of the 2011 Long-Term Incentive Plan (the “2011 LTI Plan”) and the 2006 Stock Option Plan. Under the 2006 Stock Option Plan, the Company was permitted to award options for up to 1,500,000 shares of United’s common stock to qualified officers of the Company and its subsidiaries. The 2006 Stock Option Plan expired in May, 2011; however as of March 9, 2016, options to purchase an aggregate of 441,050 shares of United’s common stock remain outstanding and will continue to be administered under the 2006 Stock Option Plan. In May, 2011, United’s shareholders adopted the 2011 LTI Plan to replace the 2006 Stock Option Plan. Under the 2011 LTI Plan, United is permitted to award non-qualified stock options, incentive stock options, stock appreciation rights, restricted stock, and restricted stock units for up to 1,500,000 shares of United’s common stock over the five-year term of the plan to qualified officers or non-officer directors of United and its subsidiaries. The 2011 LTI Plan will expire on May 16, 2016. As of March 9, 2016, 140,174 shares of restricted stock and stock options to purchase an aggregate of 874,514 shares of representing United’s common stock remain outstanding and will continue to be administered under the 2011 LTI Plan. The 2016 LTI Plan will not alter the terms of the awards made under the 2006 Stock Option Plan and the 2011 LTI Plan. The remaining shares and awards that are unissued under the 2011 LTI Plan Stock Option Plan will cease to be available for award under the 2011 LTI Plan following the shareholders’ approval of the 2016 LTI Plan.

Board Considerations

The Board of Directors unanimously recommends that shareholders vote “FOR” the adoption of the 2016 LTI Plan for the following reasons:

Key Component of Compensation. Equity and performance-based awards are a core component of United’s compensation program. The Board believes equity and performance-based awards provide key employees with a proprietary interest in maximizing the growth, profitability and overall success of United.

Alignment with Shareholders. The Board believes that United’s long-term incentive compensation program aligns the interests of the key employees and our shareholders to create long-term shareholder value.

Potential Dilution. The potential dilutive impact of the 2016 LTI Plan is comparable to the dilutive impact of the 2011 LTI Plan previously approved by shareholders. As of March 7, 2011 (the record date for the 2011 Annual Meeting of Shareholders at which meeting the 2011 LTI Plan was approved), the total number of shares of United’s common stock outstanding was 43,634,820. The number of common shares subject to the 2011 LTI Plan as a percentage of the total number of issued and outstanding common shares as of March 7, 2011 was 3.44%. The proposed number of shares of common stock available for award under the 2016 LTI Plan is 1,700,000. As of March 9, 2016, the total number of shares of United’s common stock outstanding was 69,637,858. If the 2016 LTI Plan is approved, the number of shares that will be subject to the 2016 LTI Plan as a percentage of the total common shares outstanding as of March 9, 2016, will be 2.44%, which results in less potential dilution as compared to the potential dilution under the 2011 LTI Plan.

Features Designed to Protect Shareholder Interests. The 2016 LTI Plan includes several features designed to protect shareholder interests and to reflect United’s compensation philosophy and compensation practices:

•        Pricing at Fair Market Value: Options are granted with an exercise price at the fair market value of the stock at the time of the grant and the 2016 LTI Plan prohibits the re-pricing of underwater options.

•        No “Evergreen” Provision: The 2016 LTI Plan has no evergreen or automatic share reload feature. Accordingly, the 2016 LTI Plan does not provide for any automatic increase of the number of shares available under the plan.

•        No Recycling of Shares under the 2011 LTI Plan: If the 2016 LTI Plan is approved, any remaining shares that are unissued or any awards that are forfeited or cancelled under the 2011 LTI Plan will not be added to the total number of shares available for issuance under the 2016 LTI Plan.

•        Double-Trigger Change of Control Provisions: Outstanding awards will only vest in full upon a participant’s qualifying termination of employment following a change of control unless otherwise provided by the Committee (as defined below) in its discretion in the award agreement.

Shareholder approval of the 2016 LTI Plan is being sought in order to (i) meet the shareholder approval requirements of the NASDAQ, (ii) qualify certain stock options authorized under the 2016 LTI Plan for treatment as incentive stock options for purposes of Section 422 of the Code, and (iii) where applicable, meet certain of the requirements of Section 162(m) of the Code respecting performance based compensation.

Material Features of the 2016 LTI Plan

The 2016 LTI Plan will be administered by a board committee appointed by the Board of Directors. Unless otherwise determined by the Board, the Compensation Committee of the Board (the “Committee”) shall administer the 2016 LTI Plan. The Committee will have, among other powers, the power to interpret and construe any provision of the plan, to adopt, amend, suspend or waive rules and regulations for administering the plan, including such amendments as may be necessary to enable the plan to achieve its stated purposes in any jurisdiction outside the United States in a tax-efficient manner and in compliance with local rules and regulations, and to perform other acts relating to the administration of the plan, including, at the Committee’s discretion, the delegation of any administrative responsibilities. Except for certain arbitration rights provided for in the 2016 LTI Plan, decisions of the Committee are final and binding on all parties.

The Committee will have the sole discretion to designate participants and grant to such participants one or more equity awards, including options, restricted stock and restricted stock units, performance units, stock appreciation rights, other stock-based awards or any combination thereof. The Committee will have the sole discretion to determine the number or amount of any award to be granted to any participant. If a dividend or other distribution, recapitalization, stock split, or other corporate event or transaction (more fully described in Section 5(e) of the 2016 LTI Plan) affects the shares in such a way that an adjustment is appropriate to prevent dilution or enlargement of the benefits, or potential benefits, intended to be made available under the 2016 LTI Plan, then an equitable adjustment shall be made to: (i) the number and type of shares (or other securities or property) which may be made the subject of awards, including the aggregate and individual limits set forth in the 2016 LTI Plan, (ii) the number and type of shares (or other securities or property) subject to outstanding awards, and (iii) the grant, purchase or exercise price with respect to any award or make provision for a cash payment to the holders of an outstanding award. The Committee may not take any other action that would impair the rights of any affected participant, holder or beneficiary under any award or reduce the exercise price of any option or stock appreciation right as established at the time of grant.

The Committee or Board, as applicable, will determine whether awards will be granted with or without cash consideration. Awards may provide that upon their exercise the holder will receive cash, stock, other securities, other awards, other property or any combination thereof, as the Committee will determine. Any shares of stock deliverable under the 2016 LTI Plan may consist in whole or in part of authorized and unissued shares, of treasury shares or of both.

Except in the case of awards made through assumption of, or in substitution for, outstanding awards previously granted by an acquired company, and except as a result of an adjustment event referred to above, (i) the exercise price of stock under any stock option will be 100% of the fair market value of the stock on the date of grant of the option, and (ii) the grant price of any stock appreciation right, and the purchase price of any security which may be purchased under any other stock-based award will not be less than 100% of the fair market value of the stock or other security on the date of the grant of the right or award. The Committee will determine the times at which options and other purchase rights may be exercised, (provided that the term of any option or stock appreciation right may not exceed 10 years,) and the methods by which and the forms in which payment of the purchase price may be made. Determinations of fair market value under the 2016 L TI Plan will be made in accordance with methods or procedures established by the Committee, or if not otherwise determined by the Committee, in accordance with the method set forth in the 2016 LTI Plan. The 2016 LTI Plan provides that awards of options will vest as the Committee determines in the award agreement, provided that no awards will vest sooner than 1/3 per year over the first three anniversaries of the award.

The Committee may impose restrictions on restricted stock and restricted stock units in its discretion. These restrictions may lapse as the Committee deems appropriate. The 2016 LTI Plan provides that awards of restricted stock and restricted stock units will vest as the Committee determines in the award agreement, provided that no awards will vest sooner than 1/3 per year over the first three anniversaries of the award.

Any performance units granted will vest upon the attainment of performance goals. The Committee will establish the performance criteria, the length of the performance period and the form and time of payment of the award, provided that (i) the performance goals will be based on an objective formula, (ii) maximum payouts will be established at the time the performance goal is set, (iii) the performance goals will be set no later than ninety (90) days after the beginning of the performance period and (iv) the performance goals will be adjusted in the case of unforeseen events such as a merger. Unless otherwise stated in the award, the Committee must certify in writing achievement of a performance goal before payment is made respecting a performance unit.

The Committee may establish the terms and conditions of stock appreciation rights and other stock-based awards. The stock appreciation rights will vest as the Committee specifies in the SAR award agreements, provided that no awards will vest sooner than 1/3 per year over the first three anniversaries of the award.

The Board of Directors may amend, alter, discontinue or terminate the 2016 LTI Plan or any portion of the plan any time. However, stockholder approval must be obtained if such approval is necessary to comply with the listing requirements of the NASDAQ Stock Market, Inc.

No awards may be granted under the 2016 LTI Plan after the fifth anniversary of the effective date of the 2016 LTI Plan.

Eligibility

At present, no specific grants are planned under the 2016 LTI Plan. All grants are expected to be made on a discretionary basis, rather than pursuant to a formula. Accordingly, the amounts of any awards under the 2016 LTI Plan to any specific person or group are not determinable at this time. Any key employee or non-employee director of United and its affiliates will be eligible to receive grants under the 2016 LTI Plan. A key employee means any officer or other key employee of United or any affiliate who is responsible for or contributes to the management, growth, or profitability of the business of United or any affiliate as determined by the Committee. A non-employee director is each member of the Board of the Directors who is not an employee of United or an affiliate.

In addition, holders of options and other types of awards granted by a company that is acquired by United or with which United combines are eligible to receive awards under the 2016 LTI Plan granted in assumption of, or in substitution for, outstanding awards previously granted to such holders. As of March 9, 2016, the estimated number of potentially eligible key employees and non-employee directors was approximately 135.

Shares Available for Awards

The maximum number of shares of United common stock which may be issued under the 2016 LTI Plan is 1,700,000, subject to adjustment by the Committee for stock splits and other events as set forth in the 2016 LTI Plan. The slight increase in the number of shares available for issuance under the 2016 LTI Plan as compared to the 2011 LTI Plan would allow United to prepare for future growth and to keep pace with evolving compensation practices. The aggregate number of shares that may be issued in respect of restricted stock awards and restricted stock unit awards which are settled in shares is 500,000 and the aggregate number of shares that may be issued pursuant to stock options is 1,200,000.

In addition, the maximum number of options and SARs, in the aggregate, which may be awarded to any individual key employee during any calendar year is 100,000. The maximum number of options and SARs, in the aggregate, which may be awarded to any non-employee director during any calendar year is 10,000. The maximum number of shares of restricted stock or shares subject to a restricted stock units award that may be granted during any calendar year is 50,000 shares to any individual key employee and 5,000 shares to any individual non-employee director.

Shares of common stock that, as of the effective date of the 2016 LTI Plan, have not been issued under the 2006 Option Plan or the 2011 Option Plan and are not covered by outstanding awards under the 2006 Option Plan or the 2011 Option Plan will not be available for award under the 2016 LTI Plan.

If, after the effective date of the 2016 LTI Plan, (i) any shares covered by an award under the 2016 LTI Plan, or to which such an award relates, are forfeited or (ii) any award under the 2016 LTI Plan expires or is cancelled or otherwise terminated, then the number of shares available for issuance under the 2016 LTI Plan will increase, to the extent of any such forfeiture, expiration, cancellation or termination. Any awards or options granted under the 2011 LTI Plan and any previous long-term incentive plan of United will not be treated as awards under the 2016 LTI Plan and therefore will not count toward the maximum number of shares available under the 2016 LTI Plan and will not be added to the total number of shares available for issuance under the 2016 LTI Plan when such awards are forfeited or cancelled. If the Committee grants substitute awards, which are awards granted in assumption of, or in substitution for, outstanding awards previously granted by a company that is acquired by United in a merger or other business combination, then such substitute awards will not count toward the maximum number of shares available under the 2016 LTI Plan and will result in additional dilution.

The closing price per share of United’s common stock as reported on the NASDAQ on March 22, 2016 was $36.68.

Awards

All awards are expected to be evidenced by an award agreement between United and the individual participant and approved by the Committee. In the discretion of the Committee, an eligible key employee and non-employee director may receive awards from one or more categories described below, and more than one award may be granted to an eligible key employee and non-employee director.

Types of awards under the 2016 LTI Plan include:

Stock Options and Stock Appreciation Rights

Subject to the terms of the 2016 LTI Plan, the Committee may grant to participants stock options and stock appreciation rights (SARs) with such terms and conditions as the Committee determines. At the time of grant of a stock option, the Committee will determine whether the option will be a non-qualified or an incentive stock option, provided that incentive stock options will only be granted to key employees. The terms of any incentive stock option shall comply in all respects with the provisions of Code Section 422. Each stock option granted under the 2016 LTI Plan will be evidenced by an Option Award Agreement between United and the participant and such Option Award Agreement will contain the number of shares and the terms on which the option can be exercised. The vesting period for options or SAR award will be in the Option or SAR award agreement, provided that no award will vest sooner than 1/3 per year over the first three anniversaries of the award.

The term of each option and the term or date of settlement of each SAR will be fixed by the Committee but will not exceed 10 years from the date of grant.

The date of grant will not be earlier than the date on which the Committee approves such grant. The exercise price per share shall be determined by the Committee; provided, however, that except in the case of substitute awards, the exercise price will be 100% of the fair market value of United’s common stock on the date the stock option is granted and the grant price, with respect to a SAR, will not be less than 100% of the fair market of United’s common stock on the date the stock right is granted. Unless otherwise determined by the committee or the Board, fair market value of a share of United’s common stock on a relevant date means:

(i) if the share is listed on an established securities exchange, the value per share is the last sales price on the date in question, or no sales of shares occur on the date in question, on the last preceding date on which there was a sale on such exchange;

(ii) if the share is not listed on an established securities exchange but is traded on any formal over-the-counter quotation system which reports quotations from more than one broker or dealer, the value per share shall be based on the last sales price (or, if there is no last sales price reported, the average of the closing bid and asked prices) for the shares on the relevant date, or on the last preceding date of which there was a sale of shares on that market; or

(iii) if the share is not listed on an established securities exchange or is not traded on any formal over-the-counter quotation system which reports quotations from more than one broker or dealer, the value per share shall be based on a reasonable valuation method that conforms to the requirements of Internal Revenue Code Section 409A.

Restricted Stock and Restricted Stock Units

Subject to the terms of the 2016 LTI Plan, the Committee may grant with respect to each restricted stock or restricted stock unit award, the number of shares or restricted stock units, respectively, with respect to which such award relates. Unless the Committee specifies otherwise in the award agreement, the vesting period for awards of restricted stock and restricted stock units will be as determined by the Committee in the award agreement, provided that no award will vest sooner than 1/3 per year over the first three anniversaries of the award.

Shares of restricted stock and restricted stock units shall be subject to such restrictions as the Committee may impose (including, without limitation, any limitation on the right to vote a share of restricted stock or the right to receive any dividend or other right or property), which restrictions may lapse separately or in combination at such time or times, in such installments or otherwise, as the Committee may deem appropriate. Notwithstanding the foregoing, unless otherwise determined by the Committee or Board, and provided in an award agreement, a participant may become a shareholder of United with respect to all shares of restricted stock and will have all of the rights to receive dividends (or dividend equivalents) provided; however, that any shares distributed as a dividend or otherwise with respect to any restricted stock as to which the restrictions have not yet lapsed will be subject to the same restrictions, and evidenced in the same manner as the restricted stock.

The Committee will determine the manner in which restricted stock will be evidenced, including, without limitation, book-entry registration or issuance of a stock certificate or certificates. In the event any stock certificate is issued in respect of shares of restricted stock, such certificate shall be registered in the name of the participant and shall bear an appropriate legend (as determined by the Committee) referring to the terms, conditions, and restrictions applicable to such restricted stock.

Performance Units

Subject to the terms of the 2016 LTI Plan, the Committee may grant to participants performance units with such terms and conditions as the Committee determines. The performance units may be denominated or payable in cash, shares (including restricted stock and restricted stock units), other securities, other awards or other property, and will confer on the holder the rights valued as determined by the Committee and payable to the holder upon the achievement of such performance goals during such performance periods as the Committee may establish. The performance goals to be achieved during any performance period, the length of any performance period, the amount of any performance unit granted and the amount of any payment or transfer to be made pursuant to any performance unit will be determined by the Committee; provided that (i) the performance goals will be based on an objective formula; (ii) maximum payouts will be established at the time the performance goal is set; (iii) the performance goals will be set no later than ninety (90) days after the beginning of the performance period; and (iv) the performance goals will be adjusted in the case of unforeseen events such as a merger. Unless otherwise stated in the award, the Committee must certify in writing achievement of a performance goal before payment is made respecting a performance unit award.

Employment Status of Participant

Termination of Key Employee

Unless otherwise provided by the Committee in the award agreement, the following will apply upon termination of a key employee: If a key employee retires from United or an affiliate after having attained age 65 and having provided five or more years of service (defined as “normal retirement”), then the key employee’s options, SARs, restricted stock or restricted stock units will fully vest upon such retirement and the options and SARs will remain fully exercisable throughout their original term except that performance based options that are not fully vested upon retirement will instead vest immediately upon achievement of the applicable performance based criteria. If a key employee dies, then the key employee’s options, SARs, restricted stock and restricted stock units will fully vest upon death. The option and SAR awards will remain exercisable for one year following death, but in no event beyond the award’s original expiration date. If a key employee is terminated due to disability, then the key employee’s options, SARs, restricted stock or restricted stock units will fully vest upon termination and the options and SARs remain exercisable throughout their original term. A key employee that is terminated for cause (as such term is defined in the 2016 LTI Plan), will forfeit any unvested options, SARs, restricted stock or restricted stock units upon such termination. If a key employee is terminated for any other reason, then the key employee’s options, SARs, restricted stock or restricted stock units that are not fully vested will be forfeited upon termination; provided that any options and SARs that have vested will remain exercisable for three months following termination.

Termination of Service of Non-Employee Director

Unless otherwise provided by the Committee in the award agreement, the following will apply upon termination of a non-employee director: If a non-employee director ceases to serve on the Board of Directors for any reason other than death, change of control or for cause, such non-employee director’s options, SARs, restricted stock or restricted stock units that are not fully vested at such time will fully vest upon such termination and any options and SARs will remain exercisable throughout their term except that performance based options, SARs, restricted stock or restricted stock units that are not fully vested upon a non-employee director ceasing to serve on the Board of Directors for any reason other than death, change in control and for cause will instead vest immediately upon achievement of the applicable performance based criteria. Upon the death of a non-employee director, such non-employee director’s options, SARs, restricted stock or restricted stock units that are not fully vested at such time will fully vest upon such termination and any options and SARs will remain exercisable for one year following death, but in no event beyond the award’s original expiration date. A non-employee director that is removed from the Board of Directors for cause, will forfeit any unvested options, SARs, restricted stock or restricted stock units upon such removal.

Change of Control

Unless otherwise provided in the Award Agreement, in the discretion of the Committee, any award not fully vested at the time a participant terminates employment within the vesting period for the award and on or after a Change of Control will become fully vested upon such termination and remain exercisable, as applicable, throughout its original term. If the successor or surviving corporation (or parent thereof) so agrees, some or all outstanding awards will be assumed, or replaced with the same type of award with similar terms and conditions, by the successor or surviving corporation (or parent thereof) in a change of control transaction. If applicable, each award which is assumed by the successor or surviving corporation (or parent thereof) shall be appropriately adjusted, immediately after such change of control, to apply to the number and class of securities which would have been issuable to the participant upon the consummation of such change of control had the award been exercised, vested or earned immediately prior to such change of control, and such other appropriate adjustments in the terms and conditions of the award shall be made. In addition, if the foregoing does not apply with respect to any particular outstanding award, then the Committee may provide that all such outstanding Awards shall be cancelled as of the date of the Change of Control in exchange for a payment in cash and/or shares all as more fully set forth in the 2016 LTI Plan. Change of Control is defined in the 2016 LTI Plan which is attached to this Proxy Statement.

Nonassignable and Nontransferable Awards

Each award, and all rights thereunder, shall be nonassignable and nontransferable other than by will or by the laws of descent and distribution, except that the Committee may allow a participant to: (a) designate in writing a beneficiary to exercise the award after the participant’s death, or (b) transfer any award, in the manner and to the extent specified by the Committee. During the individual’s lifetime, each award will be exercisable only by the individual or by the individual’s guardian or legal representative. No award (other than released securities), and no right under any such award, may be pledged, alienated, attached, or otherwise encumbered, and any purported pledge, alienation, attachment, or encumbrance thereof shall be void and unenforceable against United or any affiliate.

Effective Date and Duration of the 2016 LTI Plan

If approved by the shareholders owning a majority of the total votes cast at the Annual Meeting, the 2016 LTI Plan will become effective as of the date of shareholder approval. No awards may be made under the

2016 LTI Plan after the fifth (5th) anniversary of the effective date. However, any award granted prior to the fifth (5th) anniversary of the effective date may extend beyond such date, and the authority of the Committee and the Board to amend, alter, adjust, suspend, discontinue or terminate any such award, or to waive any conditions or rights under any such award, and to amend the 2016 LTI Plan, will extend beyond such date. The Board may terminate the 2016 LTI Plan at any time with respect to all awards that have not been granted.

Amendment and Discontinuance

The Board may amend, alter, suspend, discontinue, or terminate the 2016 LTI Plan or any part hereof at any time it deems necessary or appropriate; provided, however, that no amendment, alteration, suspension, discontinuation or termination of the 2016 LTI Plan shall in any manner (except as otherwise provided) adversely affect any award granted and then outstanding under the 2016 LTI Plan, without the consent of the participant; and provided, further, that shareholder approval of any amendment of the plan shall also be obtained if otherwise required by the listing requirements of the principal securities exchange or market on which the shares are then traded. In addition, the Committee may correct any defect, supply any omission, or reconcile any inconsistency in the 2016 LTI Plan or any award in a manner and to the extent it deems desirable to carry the plan into effect. Notwithstanding the foregoing, the Board and Committee are prohibited from amending the provisions of the plan that prohibit the repricing of options and stock appreciation rights.

The Board shall have the right and the power to terminate the 2016 LTI Plan at any time. No award shall be granted after the termination of the 2016 LTI Plan; provided that, unless otherwise expressly provided in the 2016 LTI Plan or in an applicable award agreement, any award theretofore granted may extend beyond the date of the plan’s termination, and, to the extent set forth in the 2016 LTI Plan, the authority of the Committee to amend, alter, adjust, suspend, discontinue, or terminate any such award, or to waive any conditions or restrictions with respect to any such award, and the authority of the Board or Committee to amend the Plan, shall extend beyond such date.

Federal Income Tax Consequences

The U.S. federal income tax consequences to United and the recipients of awards under the 2016 LTI Plan are complex and subject to change. The following discussion is only a summary of the general rules applicable to the 2016 LTI Plan. Recipients of awards under the 2016 LTI Plan should consult their own tax advisors since a taxpayer’s particular situation may be such that some variation of the rules described below will apply.

As discussed above, several different types of instruments may be issued under the 2016 LTI Plan. The tax consequences related to the issuance of each is discussed separately below.

Options and Stock Appreciation Rights (SARs). In general, a recipient of an option or SAR granted under the 2016 LTI Plan will not have regular taxable income at the time of grant.

Upon exercise of a nonqualified stock option or SAR, the optionee generally must recognize taxable income in an amount equal to the fair market value on the date of exercise of the shares exercised, minus the exercise price. The tax basis for the shares purchased is their fair market value on the date of exercise. Any gain or loss recognized upon any later sale or other disposition of the acquired shares generally will be capital gain or loss. The character of such capital gain or loss (short-term or long-term) will depend upon the length of time that the optionee holds the shares prior to the sale or disposition. Generally, such shares must be held at least 12 months in order for long-term capital gains tax rates to apply.

An optionee generally will not be required to recognize any regular taxable income upon the exercise of an incentive stock option, provided that the optionee does not dispose of the shares issued to him or her upon exercise of the option within the two-year period after the date of grant and within one year after the receipt of the shares by the optionee. The optionee will have alternative minimum taxable income equal to the amount by which the fair market value of the shares on the exercise date exceeds the purchase price. An optionee will recognize ordinary taxable income upon the exercise of an incentive stock option if such optionee uses the broker-assisted cashless exercise method. Provided the optionee does not recognize regular taxable income upon exercise, the tax basis for the shares purchased is equal to the exercise price. Upon a later sale or other disposition of the shares, the optionee must recognize long-term capital gain or ordinary taxable income, depending upon whether the optionee holds the shares for specified holding periods.

Restricted Stock. In general, a participant who receives restricted stock will not recognize taxable income upon receipt, but instead will recognize ordinary income when the shares are no longer subject to restrictions. Alternatively, unless prohibited by the Committee, a participant may elect under Section 83(b) of the Internal Revenue Code (“Code”) to be taxed at the time of receipt, provided the participant meets applicable provisions of the 2016 LTI Plan and Code with respect to such election. The amount of ordinary income recognized by the participant will be equal to the fair market value of the shares at the time income is recognized, less the amount of any price paid for the shares. In general, any gain recognized thereafter will be capital gain.

Restricted Stock Units (RSUs). In general, a participant who is awarded RSUs will not recognize taxable income upon receipt. When a participant receives payment for an award of RSUs in shares or cash, the fair market value of the shares or the amount of cash received will be taxed to the participant at ordinary income rates. However, if any shares used to pay out RSUs are nontransferable and subject to a substantial risk of forfeiture, the taxable event is deferred until either the restriction on transferability or the risk of forfeiture lapses. In such a case, a participant, unless prohibited by the Committee, may elect under Section 83(b) of the Code to be taxed at the time of receipt, provided the participant meets applicable provisions of the 2016 LTI Plan and Code with respect to such election. In general, any gain recognized thereafter will be capital gain.

Withholding Requirements. United or any affiliate shall be entitled to withhold from any amount otherwise payable to a participant (or secure payment from the participant in lieu of withholding) the amount of any withholding or other tax required by law to be withheld or paid by United or an affiliate with respect to any amount payable and/or shares issuable to such participant under the 2016 LTI Plan, or with respect to any income recognized upon the lapse of restrictions applicable to an award or upon a disqualifying disposition of shares received pursuant to the exercise of an incentive stock option, and United may defer payment or issuance of the cash or shares upon the grant, exercise or vesting of an award unless indemnified to its satisfaction against any liability for any such tax. United shall determine the amount of such withholding or tax payment, which shall be payable by the participant at such time as United determines. The Committee may prescribe in each award agreement one or more methods by which the participant will be permitted to satisfy his or her tax withholding obligation, which methods may include, without limitation, the payment of cash by the participant to United or an affiliate or the withholding from the award, at the appropriate time, of a number of shares sufficient, based upon the fair market value of such shares, to satisfy such tax withholding requirements. The Committee may establish such rules and procedures relating to withholding methods as it deems necessary or appropriate.

Deduction Limits and Performance Measures. United generally will be entitled to a tax deduction in connection with an award made under the 2016 LTI Plan only to the extent that the participant recognizes ordinary income from the award. Code Section 162(m) contains special rules regarding the federal income tax deductibility of compensation paid to certain executive officers. Code Section 162(m) limits the federal income tax deductibility of compensation paid to United’s chief executive officer and to each of the other three most highly compensated executive officers required to be named in the proxy statement. Compensation paid to any of these specified executive officers will be deductible by United only to the extent that it does not exceed $1,000,000 for a taxable year or qualifies as “performance-based” compensation under Code Section 162(m).

Code Section 409A Compliance. Code Section 409A provides that covered amounts deferred under a nonqualified deferred compensation plan are includable in the participant’s gross income to the extent not subject to a substantial risk of forfeiture and not previously included in income, unless certain requirements are met, including limitations on the timing of deferral elections and events that may trigger the distribution of deferred amounts.

Based on final regulations and other guidance issued under Code Section 409A, the awards under the 2016 LTI Plan could be affected. In general, if an award either (1) meets the requirements imposed by Code Section 409A or (2) qualifies for an exception from coverage of Code Section 409A, the tax consequences described above will continue to apply. If an award is subject to Code Section 409A and does not comply with the requirements of Code Section 409A, then amounts deferred in the current year and in previous years will become subject to immediate taxation to the participant, and the participant will be required to pay (1) a penalty equal to interest at the underpayment rate plus 1% on the tax that should have been paid on the amount of the original deferral and any related earnings and (2) in addition to any regular tax, an excise tax equal to 20% of the original deferral and any earnings credited on the deferral.

United has designed the 2016 LTI Plan so that awards either comply with, or are exempt from coverage of, Code Section 409A. United intends to continue to review the terms of the 2016 LTI Plan and may, subject to the terms of the 2016 LTI Plan, adopt additional amendments to comply with current and additional guidance issued under Section 409A of the Code.

United does not intend the preceding discussion to be a complete explanation of all of the income tax consequences of participating in the 2016 LTI Plan. Participants in the 2016 LTI Plan should consult their own personal tax advisors to determine the particular tax consequences of the 2016 LTI Plan to them, including the application and effect of foreign, state and local taxes, and any changes in the federal tax laws from the date of this proxy statement.

Vote Required

The affirmative vote of a majority of votes cast on this proposal is required for the approval of this proposal. In determining whether the proposal has received the requisite number of affirmative votes, abstentions and broker “non-votes” will be disregarded and will have no effect on the outcome of the vote.

United believes that its compensation plans have made a significant contribution to the success of the Company in attracting and retaining key employees. It is the intention of the persons named in the accompanying proxy, unless the proxy specifies otherwise, to vote “FOR” the 2016 Long-Term Incentive Plan.

Accordingly, the Compensation Committee and Board of Directors recommends that the shareholders vote “FOR” approval of the 2016 Long-Term Incentive Plan.

REQUIREMENTS, INCLUDING DEADLINES, FOR SUBMISSION OF PROXY PROPOSALS,

NOMINATIONS OF DIRECTORS, AND OTHER BUSINESS OF SHAREHOLDERS

Nomination of Directors

Shareholder nominations for Directors may be made only if such nominations are made in accordance with the procedures set forth in Article II, Section 5 of the Restated Bylaws of United, which section, in full, is set forth as follows:

Section 5. Nomination of directors. Directors shall be nominated by the Board prior to the giving of notice of any meeting of shareholders wherein directors are to be elected. Additional nominations of directors may be made by any shareholder; provided that such nomination or nominations must be made in writing, signed by the shareholder and received by the Chairman or President no later than ten (10) days from the date the notice of the meeting of shareholders was mailed; however, in the event that notice is mailed less than thirteen (13) days prior to the meeting, such nomination or nominations must be received no later than three (3) days prior to any meeting of the shareholders wherein directors are to be elected.

Stock Transfers

United Bankshares, Inc. common stock is listed on the NASDAQ Global Select Market. The quotation symbol is “UBSI”.

Shareholder Proposals for 2017 Annual Meeting

Presently, the next annual meeting of United shareholders is scheduled for May 15, 2017. Under the SEC rules, any shareholder proposals to be presented at the 2017 Annual Meeting must be received at the principal office of United no later than December 5, 2016 for inclusion in the proxy statement and form of proxy relating to the 2017 Annual Meeting. If the scheduled date for the 2017 Annual Meeting is changed by more than thirty (30) days, shareholders will be informed of the new meeting date and the revised date by which shareholder proposals must be received. We strongly encourage any shareholder interested in submitting a proposal to consult knowledgeable counsel with regard to the detailed requirements of applicable securities laws. Submitting a proposal does not guarantee that we will include it in our proxy statement.

In order to be considered for possible action by shareholders at the 2017 Annual Meeting, shareholder proposals not included in the Company’s proxy statement must be submitted to the principal office of United by February 18, 2017, which is 45 calendar days before the one-year anniversary of the date United released the previous year’s annual proxy statement to shareholders. If notice is not provided by February 18, 2017, the proposal will be considered untimely and, if presented at the 2017 Annual Meeting, the persons named in the Company’s proxy for the 2017 Annual Meeting will be able to exercise discretionary authority to vote on any such proposal to the extent authorized by Rule 14a-4(c) under the Securities Exchange Act of 1934, as amended. All shareholder proposals must comply with Rule 14a-8 under the Securities Exchange Act of 1934, as amended, as well as United’s Restated Bylaws.

Shareholder Account Maintenance

Computershare acts as our Transfer Agent. All communications concerning accounts of shareholders of record, including address changes, name changes, inquiries as to requirements to transfer common shares and similar issues can be handled by either contacting:

Computershare	or	United Bankshares, Inc.
P.O. Box 30170		Shareholder Relations Department
College Station, Texas 77842-3170		United Square
(888) 470-5886		Fifth and Avery Streets
www.computershare.com/investor		Parkersburg, West Virginia 26101
(304) 424-8800

Shareholder Communications

Shareholders of United may communicate with the Board of Directors, including non-management directors, by sending a letter to UBSI Board of Directors, c/o W. Mark Tatterson, Corporate Secretary, 514 Market Street, Parkersburg, WV 26101. Communications sent by qualified shareholders for proper, non-commercial purposes will be transmitted to the Board of Directors or appropriate committee as soon as practicable.

If the personnel responsible for receiving and processing the communications determine that the substance of the communication is not of a type that is appropriate for delivery to the Board of Directors, the personnel shall take the following action:

•

if the communication is in respect of an individual grievance or other interest that is personal to the party submitting the communication, the personnel shall determine if there exists a standing body or department of the Company which is authorized to deal with communications of this type and, if so, shall forward the communication to that body or department, and shall inform the person submitting the communication of this action; otherwise, the personnel shall take no further action with respect to such communication;

•

if the communication appears to advocate United’s engaging in illegal activity, the personnel shall refer the communication to counsel, which may be counsel in United’s legal department, and if counsel confirms this assessment, the personnel shall take no further action with respect to such communication;

•

if the communication appears to contain offensive, scurrilous or abusive content, the personnel shall refer the communication to a senior officer of United, and if the officer confirms this assessment, the personnel shall take no further action with respect to such communication; and

•

if the communication appears to have no rational relevance to the business or operations of United, the personnel shall refer the communication to a senior officer of United, and if the officer confirms this assessment, the personnel shall take no further action with respect to such communication.

If a communication is not presented to the directors because the personnel responsible for receiving and processing the communications deems that it is not appropriate for delivery to the directors under these procedures, that communication must nonetheless be made available to any director to whom it was directed and who wishes to review it.

FORM 10-K

The Company will furnish without charge to each person whose proxy is being solicited, upon the request of any such person, a copy of the Company’s annual report on Form 10-K for 2015. Requests for copies of such report should be directed to Shareholder Relations Department, United Bankshares, Inc., P. O. Box 1508, Parkersburg, West Virginia 26102.

Whether or not you plan to attend the Meeting, please mark, sign, date and promptly return the enclosed proxy in the enclosed envelope. No postage is required for mailing in the United States.

By Order of the Board of Directors

Richard M. Adams

Chairman of the Board and

Chief Executive Officer

April 4, 2016

EXHIBIT A

UNITED BANKSHARES, INC. 2016 LONG-TERM INCENTIVE PLAN

SECTION 1. PURPOSE.

(a) In General. The United Bankshares, Inc. (“Company”) 2016 Long-Term Incentive Plan is designed to enhance the ability of the Company to attract and retain exceptionally qualified individuals, to be competitive in the marketplace and to encourage them to acquire a proprietary interest in the growth and performance of the Company.

(b) Application of Plan to Prior Awards. Any Awards granted under the Company 2011 Long-Term Incentive Plan or the Company 2006 Stock Option Plan will continue to be administered under, and subject to the provisions of the 2011 Plan or 2006 Plan, as the case may be. This 2016 Plan will not alter the terms of any outstanding awards granted under the 2011 or the 2006 Plan. Any shares that remain unissued from the 2011 Plan or the 2006 Plan as of May 16, 2016 will cease to be available for future use.

SECTION 2. DEFINITIONS.

As used in the Plan, the following terms shall have the meanings set forth in this Section 2. Any definition of a performance measure used in connection with an Award described by Section 8(b) shall have the meaning commonly ascribed to such term by generally acceptable accounting principles as practiced in the United States.

(a) “Affiliate” shall mean (i) any entity that, directly or indirectly, is controlled by the Company and (ii) any entity in which the Company has a significant equity interest, in either case as determined by the Committee.

(b) “Award” shall mean any Option, award of Restricted Stock, Restricted Stock Unit, Performance Unit, Stock Appreciation Right or Other Stock-Based Award granted under the Plan.

(c) “Award Agreement” shall mean any written agreement, contract or other instrument or document evidencing an Award granted under the Plan, which may, but need not, be executed or acknowledged by a Participant. An Award Agreement may be in electronic form.

(d) “Board” shall mean the board of directors of the Company.

(e) “Cause” shall mean embezzlement, personal dishonesty causing material injury to the Company of any Affiliate, conviction of a felony, failure to perform material duties, intentional and material injury to the Company or any Affiliate, gross incompetence, habitual drunkenness or drug use or addiction, public denigration of the Company or any Affiliate or Bank or any officer or director thereof, physical violence against an employee of the Company or any Affiliate or destruction of substantial property or assets of the Company or any Affiliate.

(f) “Change of Control” means with respect to (i) the Company or an Affiliate for whom the Participant is performing services at the time of the Change in Control Event; (ii) the Company or any Affiliate that is liable for the payment to the Participant hereunder (or all corporations liable for the payment if more than one corporation is liable) but only if either the deferred compensation is attributable to the performance of service by the Participant for the Company or such corporation (or corporations) or there is a bona fide business purpose for the Company or such corporation or corporations to be liable for such payment and, in either case, no significant purpose of making the

Company or such corporation or corporations liable for such payment is the avoidance of Federal Income tax; or (iii) a corporation that is a majority shareholder of a corporation identified in paragraph (i) or (ii) of this section, or any corporation in a chain of corporations in which each corporation is a majority shareholder of another corporation in the chain, ending in a corporation identified in paragraph (i) or (ii) of this section, a Change in Ownership or Effective Control or a Change in the Ownership of a Substantial Portion of the Assets of a Corporation as defined in Section 409A of the Code, and the regulations or guidance issued by the Internal Revenue Service thereunder, meeting the requirements of a “Change in Control Event” thereunder.

(g) “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.

(h) “Committee” shall mean a committee of the Board designated by the Board to administer the Plan. Unless otherwise determined by the Board, the Compensation Committee of the Board designated by the Board to administer the Plan and comprised solely of at least four directors, each of whom must qualify as an “independent director” per the Committee’s charter, shall be the Committee under the Plan.

(i) “Company” shall mean United Bankshares, Inc., together with any successor thereto.

(j) “Disability” means permanent and total disability as defined in Section 22(e)(3) of the Code.

(k) “Effective Date” shall mean the date as provided in Section 14.

(l) “Executive Group” shall mean every person who is expected by the Committee to be both (i) a “covered employee” as defined in Section 162(m) of the Code as of the end of the taxable year in which an amount related to or arising in connection with the Award may be deducted by the Company, and (ii) the recipient of taxable compensation of more than $1,000,000 for that taxable year.

(m) “Fair Market Value” shall mean, with respect to any property (including, without limitation, any Shares or other securities), the fair market value of such property determined by such methods or procedures as shall be established from time to time by the Committee. Fair Market Value means, unless otherwise determined by the Committee or Board, as applicable, with respect to a Share on the relevant date:

(i) if the Share is listed on an established securities exchange, the value per Share shall be the last sales price on the date in question, or if no sales of Shares occur on the date in question, on the last preceding date on which there was a sale on such exchange;

(ii) if the Share is not listed on an established securities exchange but is traded on any formal over-the-counter quotation system which reports quotations from more than one broker or dealer, the value per Share shall be based on the last sales price (or, if there is no last sales price reported, the average of the closing bid and asked prices) for the Shares on the relevant date, or on the last preceding date of which there was a sale of Shares on that market; or

(iii) if the Share is not listed on an established securities exchange or is not traded on any formal over-the-counter quotation system which reports quotations from more than one broker or dealer, the value per Share shall be based on a reasonable valuation method that conforms to the requirements of Internal Revenue Code Section 409A.

With respect to any other property, the fair market value of such property shall be determined by such methods or procedures as the Committee or Board, as applicable, establishes.

(n) “Incentive Stock Option” shall mean an option granted under Section 6 that is intended to meet the requirements of Section 422 of the Code, or any successor provision thereto.

(o) “Key Employee” means any officer or other key employee of the Company or any Affiliate who is responsible for or contributes to the management, growth, or profitability of the business of the Company or any Affiliate as determined by the Committee. In connection with any merger, acquisition or other business combination to which the Company or any Affiliate is a party, the Committee is authorized to designate other persons who may be deemed Key Employees for purposes of the Plan (other than with respect to the award of Incentive Stock Options) where such persons are key employees of another party to the business combination (or key employees of any affiliate of such party) but do not become employees of the Company or any Affiliate following the business combination, provided that the Committee determines that granting substitute Awards under the Plan, in place of outstanding awards held by the recipient under one or more plans of the predecessor employer, constitutes appropriate severance compensation.

(p) “Non-Employee Director” means each member of the Board who is not an employee of the Company or an Affiliate.

(q) “Non-Qualified Stock Option” shall mean an option granted under Section 6 that is not intended to be an Incentive Stock Option.

(r) “Normal Retirement” means retirement from the Company or any Affiliate after having attained age 65 and having provided 5 or more years of service.

(s) “Option” shall mean an Incentive Stock Option or a Non-Qualified Stock Option.

(t) “Other Stock-Based Award” shall mean any right granted under Section 10.

(u) “Participant” shall mean an individual granted an Award under the Plan and to the extent applicable, includes any other individual who holds an outstanding Award (including, but not limited to, any individual who inherits a Participant’s Award following the Participant’s death).

(v) “Performance Unit” shall mean any right granted under Section 8.

(w) “Plan” shall mean this United Bankshares, Inc. 2016 Long-Term Incentive Plan.

(x) “Restricted Stock” shall mean any Share granted under Section 7.

(y) “Restricted Stock Unit” shall mean a contractual right granted under Section 7 that is denominated in Shares, each of which represents a right to receive the value of a Share (or a percentage of such value, which percentage may be higher than 100%) on the terms and conditions set forth in the Plan and the applicable Award Agreement.

(z) “Shares” shall mean shares of the common stock of the Company, $2.50 par value, subject to adjustment as set forth in Section 5(e).

(aa) “Stock Appreciation Right” or “SAR” shall mean any right granted pursuant to Section 9 to receive, upon exercise by the Participant, or on a date or date specified in the SAR Award Agreement, as the case may be, the excess of:

(i) the Fair Market Value of one Share on the date of exercise or any date or dates during a specified period before the date of exercise, over

(ii) the grant price of the right, which grant price, except in the case of Substitute Awards, shall not be less than the Fair Market Value of one Share on the date of grant of the right.

(bb) “Substitute Awards” shall mean Awards granted in assumption of, or in substitution for, outstanding awards previously granted by a company acquired by the Company or with which the Company combines.

SECTION 3. ELIGIBILITY.

(a) The Committee may designate any Key Employee, including any executive officer of the Company or any Affiliate, as a Participant. The Committee may designate a Non-Employee Director as a Participant.

(b) An individual who has agreed to accept employment by, or to provide services to, the Company or an Affiliate as a Key Employee shall be deemed to be eligible for Awards hereunder as of commencement of employment.

(c) Holders of options and other types of Awards granted by a company acquired by the Company or with which the Company combines are eligible for grant of Substitute Awards hereunder.

SECTION 4. ADMINISTRATION.

(a) The Plan shall be administered by the Committee. If, however, the Committee is not in existence, the Board shall assume the functions of the Committee and all references to the Committee in the Plan shall mean the Board. A director may serve as a member or alternate member of the Committee only during periods in which the director is (i) “independent” within the meaning of the applicable rules of the NASDAQ Stock Market, Inc., the Securities and Exchange Commission and the Company’s director independence standards and (ii) an “outside director” as described in Section 162(m) of the Code.

(b) Subject to the terms of the Plan and applicable law, the Committee shall have full power and authority to: (i) designate Participants; (ii) determine the type or types of Awards (including Substitute Awards) to be granted to each Participant under the Plan; (iii) determine the number of Shares to be covered by (or with respect to which payments, rights, or other matters are to be calculated in connection with) Awards; (iv) determine the terms and conditions of any Award; (v) determine whether, to what extent, and under what circumstances Awards may be settled or exercised in cash, Shares, other securities, other Awards, or other property, or canceled, forfeited or suspended, and the method or methods by which Awards may be settled, exercised, canceled, forfeited or suspended; (vi) determine, consistent with Section 11(h), whether, to what extent, and under what circumstances cash, Shares, other securities, other Awards, other property, and other amounts payable with respect to an Award under the Plan shall be deferred either automatically or at the election of the holder thereof or of the Committee; (vii) interpret and administer the Plan and any instrument or agreement relating to, or Award made under, the Plan (including, without limitation, any Award Agreement); (viii) establish, amend, suspend or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; (ix) determine whether and to what extent Awards should comply or continue to comply with any requirement of statute or regulation; and (x) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan.

(c) Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations, and other decisions under or with respect to the Plan or any Award shall be within the discretion of the Committee or Board, as applicable, may be made at any time, and shall be final, conclusive, and binding upon all persons, including the Company, any Affiliate, any Participant, any shareholder, and any employee of the Company or any Affiliate.

SECTION 5. SHARES AVAILABLE FOR AWARDS.

(a) Subject to adjustment as provided in this Section 5, the number of Shares available for issuance under the Plan shall be 1,700,000 Shares. Any and all Shares may be issued in respect of any of the types of Awards, provided that (1) the aggregate number of Shares that may be issued in respect of Restricted Stock Awards, and Restricted Stock Unit Awards which are settled in Shares is 500,000, and (2) the aggregate number of Shares that may be issued pursuant to Stock Options is 1,200,000. Notwithstanding the foregoing and subject to adjustment as provided in Section 5(e), with respect to Awards to any Executive Group member, or that are otherwise intended to satisfy the requirements for performance-based compensation under Code Section 162(m): (i) the maximum number of Options and SARs, in the aggregate, which may be awarded to any individual Key Employee during any calendar year is 100,000; and (ii) the maximum number of Shares of Restricted Stock and/or Shares subject to a Restricted Stock Units Award that may be granted to any individual Key Employee during any calendar year is 50,000 Shares. Notwithstanding any of the foregoing and subject to adjustment in Section 5(e): (i) the maximum number of Options and SARs, in the aggregate, which may be awarded to any individual Non-Employee Director during any calendar year is 10,000 Shares and (ii) the maximum number of Shares of Restricted Stock and/or Shares subject to a Restricted Stock Units Award that may be granted to any individual Non-Employee Director during any calendar year is 5,000 Shares. If an Option or SAR is canceled, the canceled Option or SAR continues to be counted against the maximum number of Shares for which Options or SARs may be granted to the Participant under the Plan.

(b) If, after the effective date of the Plan, (i) any Shares covered by an Award, or to which such an Award relates, are forfeited or (ii) any Award expires or is cancelled or otherwise terminated, then the number of Shares available for issuance under the Plan shall increase, to the extent of any such forfeiture, expiration, cancellation or termination. For purposes of this Section 5(b), however, awards and options granted under any previous option of long-term incentive plan of the Company (other than a Substitute Award granted under any such plan) shall not be treated as Awards. For the avoidance of doubt, the number of Shares available for issuance under the Plan shall not be increased by: (i) the withholding of Shares as a result of the net settlement of an outstanding Option or SAR; (ii) the delivery of Shares to pay the exercise price or withholding taxes relating to an Award; or (iii) the repurchase of Shares on the open market using the proceeds of an Option’s exercise.

(c) Any Shares underlying Substitute Awards shall not be counted against the Shares available for granting Awards.

(d) Any Shares delivered pursuant to an Award may consist, in whole or in part, of authorized and unissued Shares, of treasury Shares or of both.

(e) In the event that any dividend or other distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company, or other similar corporate transaction or event affects the Shares such that an adjustment is appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee shall equitably adjust any or all of (i) the number and type of Shares (or other securities or property) which thereafter may be made the subject of Awards, including the aggregate and individual limits specified in Section 5(a), (ii) the number and type of Shares (or other securities, cash or property) subject to outstanding Awards, and (iii) the grant, purchase, or exercise price with respect to any Award or, if deemed appropriate, make provision for a cash payment to the holder of an outstanding Award; provided, however, that the number of Shares subject to any Award denominated in Shares shall always be a whole number. Any such adjustment with respect to a “stock right” outstanding under the Plan, as defined in Section 409A of the Code, shall be made in a manner that is intended to avoid the imposition of any additional tax or penalty under Section 409A.

SECTION 6. OPTIONS.

(a) The Committee is hereby authorized to grant Options to Participants with the terms and conditions described in this Section 6 and with such additional terms and conditions, in either case not inconsistent with the provisions of the Plan, as the Committee shall determine. Nothing contained in this Plan or in any resolution adopted or to be adopted by the Board or Committee shall constitute the granting of any Option hereunder. The number of Shares and the date of grant, which may not be earlier than the date on which the Committee or Board, as applicable, approves such grant shall be determined by the Committee and set forth in the Option Award Agreement.

(b) The exercise price per Share under an Option shall be determined by the Committee; provided, however, that, except in the case of Substitute Awards, such exercise price shall be the Fair Market Value of a Share on the date of grant of such Option.

(c) The term of each Option shall be fixed by the Committee but shall not exceed 10 years.

(d) The Committee shall determine the time or times at which an Option may be exercised in whole or in part, and the method or methods by which, and the form or forms (including, without limitation, cash, Shares, other Awards, or other property, or any combination thereof, having a Fair Market Value on the exercise date equal to the relevant exercise price) in which, payment of the exercise price with respect thereto may be made or deemed to have been made. Each Option granted pursuant to the Plan shall be evidenced by an Option Award Agreement between the Company and the Participant, in such form as the Committee shall from time to time approve. The number of Shares and the date of grant, which may not be earlier than the date on which the Committee approves such grant shall be determined by the Committee and set forth in the Option Award Agreement. Each Option Award Agreement shall also include a vesting schedule describing the date, event, or act upon which an Option shall vest, in whole or in part, with respect to all or a specified portion of the shares covered by such Option, provided that no Option Award shall vest sooner than 1/3 per year over the first three anniversaries of the Award. This condition shall not impose upon the Company any obligation to retain the Participant in its employ for any period. In addition, each Option Award Agreement shall comply with and be subject to all of the terms and conditions set forth in this Plan, including but not limited to the provisions of this Section 6 and Section 11 of the Plan.

(e) Options shall include Non-Qualified Stock Options and Incentive Stock Options and each Option Award Agreement shall specifically state what type of Option is being granted whether a Non-Qualified Stock Option or Incentive Stock Option. No Incentive Stock Option Award shall be granted to a Non-Employee Director, but shall be granted to Key Employees only. The terms of any Incentive Stock Option granted under the Plan shall comply in all respects with the provisions of Section 422 of the Code, or any successor provision thereto, and any regulations promulgated thereunder, but the Company makes no representation that any options will qualify, or continue to qualify as an Incentive Stock Option and makes no covenant to maintain Incentive Stock Option status.

(f) Effect of Key Employee Termination on Option Awards. Subject to the terms of the Plan, (and subject to compliance with Section 422 of the Code, or any successor provision thereto, and any regulations promulgated thereunder, in the case of Incentive Stock Options) unless provided otherwise by the Committee in the Option Awards, the following shall apply:

(i) Normal Retirement. Options that are not fully vested at the time a Key Employee terminates due to Normal Retirement will fully vest upon such termination, except that Performance based Options awarded under Section 8, and not fully vested at the time a Key Employee terminates due to Normal Retirement shall instead vest immediately upon achievement of the applicable Performance based criteria; such Awards will remain exercisable throughout their original term;

(ii) Death. Options that are not fully vested at the time a Key Employee terminates due to death will fully vest upon such termination; such Awards will remain exercisable for one year following termination, but in no event beyond the Award’s original expiration date;

(iii) Disability. Options that are not fully vested at the time a Key Employee terminates due to Disability will fully vest upon such termination; such Awards will remain exercisable throughout their original term;

(iv) Change in Control. See Section 11(a);

(v) For Cause. Options that have not vested at the time a Key Employee is terminated for Cause will be forfeited immediately; and

(vi) Other Termination. Options that are not fully vested at the time a Key Employee terminates for any other reason will be forfeited upon termination; any Options that have already vested by the termination date will remain exercisable for three months following termination.

(g) Effect of Termination of Service as a Non-Employee Director on Options. Subject to the terms of the Plan, unless provided otherwise by the Committee in the Option Award, the following shall apply:

(i) Normal Separation. Options that are not fully vested at the time a Non-Employee Director ceases to serve on the Board for any reason other than death, Change in Control, and For Cause will fully vest upon such termination, except that Performance based Options awarded under Section 8, and not fully vested at the time a Non-Employee Director ceases to serve on the Board for any reason other than death, Change in Control, and For Cause shall instead vest immediately upon achievement of the applicable Performance based criteria; such Awards will remain exercisable throughout their original term;

(ii) Death. Options that are not fully vested at the time a Non-Employee Director terminates due to death will fully vest upon such termination; such Awards will remain exercisable for one year following termination, but in no event beyond the Award’s original expiration date;

(iii) Change in Control. See Section 11(a); and

(iv) For Cause. Options that have not vested at the time a Non-Employee’s service is terminated For Cause will be forfeited immediately.

SECTION 7. RESTRICTED STOCK AND RESTRICTED STOCK UNITS.

(a) The Committee is hereby authorized to grant Awards of Restricted Stock and Restricted Stock Units to Participants with the terms and conditions described in this Section 7 and with such additional terms and conditions, in either case not inconsistent with the provisions of the Plan, as the Committee shall determine. The vesting periods for Awards of Restricted Stock and Restricted Stock Units, shall be as the Committee determines in the Award Agreement, provided that no Award of Restricted Stock or Restricted Stock Units shall vest sooner than 1/3 per year over the first three anniversaries of the Award.

(b) Shares of Restricted Stock and Restricted Stock Units shall be subject to such restrictions as the Committee may impose (including, without limitation, any limitation on the right to vote a Share of Restricted Stock or the right to receive any dividend or other right or property), which restrictions may lapse separately or in combination at such time or times, in such installments or otherwise, as the Committee may deem appropriate. Notwithstanding the foregoing, unless otherwise determined by the Committee or Board, as applicable, and provided in an Award Agreement, a Participant shall become a shareholder of the Company with respect to all Shares of Restricted Stock and shall have all of the rights of a shareholder, including, but not limited to, the right to vote such Shares and the right to receive dividends (or dividend equivalents); provided, however, that any Shares distributed as a dividend or otherwise with respect to any Restricted Stock as to which the restrictions have not yet lapsed shall be subject to the same restrictions, and evidenced in the same manner, as such Restricted Stock.

(c) Any share of Restricted Stock granted under the Plan may be evidenced in such manner as the Committee may deem appropriate including, without limitation, book-entry registration or issuance of a stock certificate or certificates. In the event any stock certificate is issued in respect of shares of Restricted Stock granted under the Plan, such certificate shall be registered in the name of the Participant and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock, which legend shall be removed at the end of the applicable restriction period at the request of the Participant.

(d) Effect of Key Employee Termination on Restricted Stock Awards and Restricted Stock Unit Awards. Subject to the terms of the Plan, unless provided otherwise by the Committee in the Restricted Stock Award and Restricted Stock Unit Award, the following shall apply:

(i) Normal Retirement. Restricted Stock or Restricted Stock Units that are not fully vested at the time a Key Employee terminates due to Normal Retirement will fully vest upon such termination, except that Performance based Restricted Stock or Restricted Stock Units awarded under Section 8, and not fully vested at the time a Key Employee terminates due to Normal Retirement shall instead vest immediately upon achievement of the applicable Performance based criteria;

(ii) Death. Restricted Stock or Restricted Stock Units that are not fully vested at the time a Key Employee terminates due to death will fully vest upon such termination;

(iii) Disability. Restricted Stock or Restricted Stock Units that are not fully vested at the time a Key Employee terminates due to Disability will fully vest upon such termination;

(iv) Change in Control. See Section 11(a);

(v) For Cause. Restricted Stock or Restricted Stock Units that have not vested at the time a Key Employee is terminated for Cause will be forfeited immediately; and

(vi) Other Termination. Restricted Stock or Restricted Stock Units that are not fully vested at the time a Key Employee terminates for any other reason will be forfeited upon termination.

(e) Effect of Termination of Service as a Non-Employee Director on Restricted Stock or Restricted Stock Units. Subject to the terms of the Plan, unless provided otherwise by the Committee in the Restricted Stock Award or Restricted Stock Unit Award, the following shall apply:

(i) Normal Separation. Restricted Stock or Restricted Stock Units that are not fully vested at the time a Non-Employee Director ceases to serve on the Board for any reason other than For Cause or Change in Control will fully vest upon such termination, except that Performance based Restricted Stock or Restricted Stock Unites awarded under Section 8, and not fully vested at the time a Non-Employee Director ceases to serve on the Board for any reason other than death, For Cause or Change in Control shall instead vest immediately upon achievement of the applicable Performance based criteria;

(ii) Change in Control. See Section 11(a); and

(iii) For Cause. Restricted Stock or Restricted Stock Units that are not fully vested at the time a Non-Employee’s service is terminated For Cause will be forfeited immediately.

SECTION 8. PERFORMANCE UNITS.

(a) The Committee is hereby authorized to grant Performance Units to Participants with terms and conditions as the Committee shall determine not inconsistent with the provisions of the Plan.

(b) Subject to the terms of the Plan, a Performance Unit granted under the Plan (i) may be denominated or payable in cash, Shares (including, without limitation, Restricted Stock and/or Restricted Stock Units), other securities, other Awards, or other property and (ii) shall confer on the holder thereof rights valued as determined by the Committee and payable to, or exercisable by, the holder of the Performance Unit, in whole or in part, upon the achievement of such performance goals during such performance periods as the Committee shall establish. Performance Awards may, by way of example and not limitation, set a minimum performance goal, target performance goal and/or maximum performance goal, or any or all of such goals, in the discretion of the Committee. Subject to the terms of the Plan, the performance goals to be achieved during any performance period, the length of any performance period, the amount of any Performance Unit granted and the amount of any payment or transfer to be made pursuant to any Performance Unit shall be determined by the Committee, provided that (i) the performance goals will be based on an objective formula, (ii) maximum payouts will be established at the time the performance goal is set, (iii) the performance goals will be set no later than ninety (90) days after the beginning of the performance period and (iv) the performance goals will be adjusted in the case of unforeseen events such as a merger. Unless otherwise stated in the Award, the Compensation Committee must certify in writing achievement of a performance goal before payment is made to a Participant respecting a Performance Unit.

SECTION 9. STOCK APPRECIATION RIGHTS (SARs).

(a) The Committee is hereby authorized to grant SARs to Participants with terms and conditions as the Committee shall determine not inconsistent with the provisions of the Plan.

(b) The term or date or dates of settlement of each SAR shall be fixed by the Committee but shall not exceed 10 years from the date of grant. The date of grant may not be earlier than the date on which the Committee or Board, as applicable, approves such grant. The vesting periods for SARs shall be specified in the SAR Award Agreement, provided that no SAR Award shall vest sooner that 1/3 per year over the first three anniversaries of the SAR Award.

(c) Settlement Date or Dates or Exercise of SARs:

(i) A SAR Award Agreement may specify a specific settlement date or dates, or may grant a term during which such SAR or SARs, if vested, may be exercised. With respect to a SAR Award Agreement that grants Participant a term during which vested SARs may be exercised by the Participant, the Participant may exercise any such SAR granted under this Plan with respect to all or any part of the number of vested SARs then exercisable under the terms of the written SAR Award Agreement by giving the Committee written notice of intent to exercise. The notice of exercise shall specify the number of SARs to be exercised under the Award and shall specify the date of exercise;

(ii) Each SAR, once vested, that is granted under the Plan shall be exercisable only on a settlement date or dates specified in the SAR Award Agreement or during a term established by the Committee as set forth in the applicable SAR Award Agreement and unless a specific settlement date or shorter term is so specified by the Committee in the SAR Award Agreement, the term shall be 10 years from the date of grant; and

(iii) The holder of a SAR shall not have any of the rights of a stockholder.

(d) Effect of Key Employee Termination on SAR Awards. Subject to the terms of the Plan, unless provided otherwise by the Committee in the SAR Award, the following shall apply:

(i) Normal Retirement. SARs that are not fully vested at the time a Key Employee terminates due to Normal Retirement will fully vest upon such termination, except that Performance based SARs awarded under Section 8, and not fully vested at the time a Key Employee terminates due to Normal Retirement shall instead vest immediately upon achievement of the applicable Performance based criteria; such Awards will remain exercisable throughout their original term;

(ii) Death. SARs that are not fully vested at the time a Key Employee terminates due to death will fully vest upon such termination; such Awards will remain exercisable for one year following termination, but in no event beyond the Award’s original expiration date;

(iii) Disability. SARs that are not fully vested at the time a Key Employee terminates due to Disability will fully vest upon such termination; such Awards will remain exercisable throughout their original term;

(iv) Change in Control. See Section 11(a);

(v) For Cause. SARs that have not vested at the time a Key Employee is terminated for Cause will be forfeited immediately; and

(vi) Other Termination. SARs that are not fully vested at the time a Key Employee terminates for any other reason will be forfeited upon termination; any SARs that have already vested by the termination date will remain exercisable for three months following termination.

(e) Effect of Termination of Service as a Non-Employee Director on SARs. Subject to the terms of the Plan, unless provided otherwise by the Committee in the SAR Award, the following shall apply:

(i) Normal Separation. SARs that are not fully vested at the time a Non-Employee Director ceases to serve on the Board for any reason other than death, Change in Control, and For

Cause will fully vest upon such termination, except that Performance based SARs awarded under Section 8, and not fully vested at the time a Non-Employee Director ceases to serve on the Board for any reason other than death, Change in Control, and for Cause shall instead vest immediately upon achievement of the applicable Performance based criteria; such Awards will remain exercisable throughout their original term;

(ii) Death. SARs that are not fully vested at the time a Non-Employee Director terminates due to death will fully vest upon such termination; such Awards will remain exercisable for one year following termination, but in no event beyond the Award’s original termination date;

(iii) Change in Control. See Section 11(a); and

(iv) For Cause. SARs that have not vested at the time a Non-Employee Director’s service is terminated For Cause will be forfeited immediately.

SECTION 10. OTHER STOCK-BASED AWARDS.

The Committee is hereby authorized to grant to Participants such other Awards that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, Shares (including, without limitation, securities convertible into Shares) as are deemed by the Committee to be consistent with the purposes of the Plan. Subject to the terms of the Plan, the Committee shall determine the terms and conditions of such Awards. Shares or other securities delivered pursuant to a purchase right granted under this Section 10 shall be purchased for such consideration, which may be paid by such method or methods and in such form or forms, including, without limitation, cash, Shares, other securities, other Awards, or other property, or any combination thereof, as the Committee shall determine, the value of which consideration, as established by the Committee, shall, except in the case of Substitute Awards, not be less than the Fair Market Value of such Shares or other securities as of the date such purchase right is granted.

SECTION 11. GENERAL PROVISIONS APPLICABLE TO AWARDS.

(a) Change of Control. Unless otherwise provided, in the sole discretion of the Committee, in any Award Agreement, the following provisions shall apply with respect to a Change of Control:

(i) Vesting. Any Award not fully vested at the time a Participant terminates employment within the vesting period for the Award and on or after a Change of Control will become fully vested upon such termination and remain exercisable, as applicable, throughout its original term;

(ii) Assumption of Awards. If the successor or surviving corporation (or parent thereof) so agrees, some or all outstanding Awards shall be assumed, or replaced with the same type of award with similar terms and conditions, by the successor or surviving corporation (or parent thereof) in the Change of Control transaction. If applicable, each Award which is assumed by the successor or surviving corporation (or parent thereof) shall be appropriately adjusted, immediately after such Change of Control, to apply to the number and class of securities which would have been issuable to the Participant upon the consummation of such Change of Control had the Award been exercised, vested or earned immediately prior to such Change of Control, and such other appropriate adjustments in the terms and conditions of the Award shall be made; and

(iii) Payment for Awards. If the provisions of paragraph (a)(ii) above do not apply with respect to any particular outstanding Award, then the Committee may provide that all such outstanding Awards shall be cancelled as of the date of the Change in Control in exchange for a payment in cash and/or Shares (which may include shares or other securities of any surviving or successor entity or the purchasing entity or any parent thereof) equal to: (1) in the case of an Option or SAR, the excess of the Fair Market Value of the Shares on the date of the Change in Control covered by the vested portion of the Option or SAR that has not been exercised over the exercise or grant price of such Shares under the Award, provided that if such excess is zero, then the Option or SAR shall be cancelled without payment therefore; (2) in the case of Restricted Stock or Restricted Stock Units, the Fair Market Value of a Share on the date of the Change in Control multiplied by the number of vested Shares or units, as applicable.

(b) The Committee or Board, as applicable, shall determine whether Awards will be granted to Participants with or without cash consideration.

(c) No person shall have any rights under any Award unless and until the Company and the Participant to whom such Award is granted execute and deliver an Award Agreement or any other Award acknowledgment authorized by the Committee or Board, as applicable, that expressly grants the Award to such person. If there is any conflict between the provisions of an Award Agreement and the terms of the Plan, the terms of the Plan shall control.

(d) Awards may, in the discretion of the Committee, be granted either alone or in addition to or in tandem with any other Award or any award granted under any other plan of the Company or an Affiliate. Awards granted in addition to or in tandem with other Awards, or in addition to or in tandem with awards granted under any other plan of the Company or an Affiliate, may be granted either at the same time as or at a different times from the grant of such other Awards or awards.

(e) Subject to the terms of the Plan, payments or transfers to be made by the Company upon the grant, exercise or settlement of an Award may be made in such form or forms as the Committee shall determine including, without limitation, cash, Shares, other securities, other Awards, or other property, or any combination thereof, and may be made in a single payment or transfer, in installments, or on a deferred basis, in each case in accordance with Section 11 and rules and procedures established by the Committee. Such rules and procedures may include, without limitation, provisions for the payment or crediting of reasonable interest on installment or deferred payments or, with respect only to Awards other than Options and SARs, the grant or crediting of dividend equivalents in respect of installment or deferred payments.

(f) Unless the Committee shall otherwise determine, (i) no Award, and no right under any such Award, shall be assignable, alienable, saleable or transferable by a Participant otherwise than by will or by the laws of descent and distribution; provided, however, that, if so determined by the Committee, a Participant may, in the manner established by the Committee, designate a beneficiary or beneficiaries to exercise the rights of the Participant, and to receive any property distributable, with respect to any Award upon the death of the Participant; (ii) each Award, and each right under any Award, shall be exercisable during the Participant’s lifetime only by the Participant or, if permissible under applicable law, by the Participant’s guardian or legal representative; and (iii) no Award, and no right under any such Award, may be pledged, alienated, attached, or otherwise encumbered, and any purported pledge, alienation, attachment or encumbrance thereof shall be void and unenforceable against the Company. The provisions of this paragraph shall not apply to any Award which has been fully exercised, earned or paid, as the case may be, and shall not preclude forfeiture of an Award in accordance with the terms thereof.

(g) All certificates for Shares or other securities delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the

Committee may deem advisable under the Plan or the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which such Shares or other securities are then listed, and any applicable Federal, state or foreign securities laws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions. The Committee or Board, as applicable, may require each Participant or other person who acquires Shares under the Plan by means of an Award originally made to a Participant to represent to the Company in writing that such Participant or other person is acquiring the Shares without a view to the distribution thereof.

(h) Unless the Committee expressly determines otherwise in the Award Agreement, any Award of an Option, SAR, or Restricted Stock is intended to qualify as a stock right exempt under Section 409A of the Code, and the terms of the Award Agreement and any related rules and procedures adopted by the Committee shall reflect such intention. Unless the Committee expressly determines otherwise in the Award Agreement, with respect to any other Award that would constitute deferred compensation within the meaning of Section 409A of the Code, the Award Agreement shall set forth the time and form of payment and the election rights, if any, of the holder in a manner that is intended to avoid the imposition of additional taxes and penalties under Section 409A. The Company makes no representation or covenant that any Award granted under the Plan will comply with Section 409A.

(i) The Committee shall not have the authority to provide in any Award granted hereunder for the automatic award of an Option upon the exercise or settlement of such Award.

SECTION 12. AMENDMENT AND TERMINATION.

(a) Unless otherwise expressly provided in an Award Agreement or in the Plan, the Board may amend, alter, suspend, discontinue, or terminate the Plan or any portion thereof at any time; provided, however, that no such amendment, alteration, suspension, discontinuation or termination shall be made without (i) stockholder approval if such approval is necessary to comply with the listing requirements of the NASDAQ Stock Market, Inc. or (ii) the consent of the affected Participants, if such action would adversely affect the rights of such Participants under any outstanding Award. No Award shall be granted after the termination of the Plan; provided that, unless otherwise expressly provided in the Plan or in an applicable Award Agreement, any Award theretofore granted may extend beyond the date of the Plan’s termination, and, to the extent set forth in the Plan, the authority of the Committee or Board, as applicable, to amend, alter, adjust, suspend, discontinue, or terminate any such Award, or to waive any conditions or restrictions with respect to any such Award, and the authority of the Board or Committee to amend the Plan, shall extend beyond such date. Notwithstanding anything to the contrary herein, the Committee may amend the Plan in such manner as may be necessary to enable the Plan to achieve its stated purposes in any jurisdiction outside the United States in a tax-efficient manner and in compliance with local rules and regulations.

(b) The Committee may waive any conditions or rights under, or amend, alter, suspend, discontinue or terminate, any Award theretofore granted, prospectively or retroactively, without the consent of any relevant Participant or holder or beneficiary of an Award, provided, however, that (i) no such action shall impair the rights of any affected Participant or holder or beneficiary under any Award theretofore granted under the Plan; (ii) except as provided in Section 5(e), no such action shall reduce the exercise price of any Option or SAR established at the time of grant thereof; and (iii) except in connection with a corporate transaction involving the Company (including an event described in Section 5(e)), an Option or SAR may not be terminated in exchange for (x) a cash amount greater than the excess, if any, of the Fair Market Value of the underlying Shares on the date of cancellation over the exercise price times the number of Shares outstanding under the Award, (y) another Option or SAR with an exercise price that is less than the exercise price of the cancelled Option or SAR, or (z) any other type of Award. Any such action taken with respect to an Award intended to be a stock right exempt under Section 409A of the Code shall be consistent with the requirements for exemption under Section 409A, and any such action taken with respect to an Award that constitutes deferred compensation under Section 409A shall be in compliance with the requirements of Section 409A. The Committee also may modify any outstanding Awards to comply with Section 409A without consent from Participants. The Company makes no representation or covenant that any action taken pursuant to this Section 12(b) will comply with Section 409A.

(c) The Committee shall be authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of changes in applicable laws, regulations or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan. Any such action taken with respect to an Award intended to be a stock right exempt under Section 409A of the Code shall be consistent with the requirements for exemption under Section 409A, and any such action taken with respect to an Award that constitutes deferred compensation under Section 409A shall be in compliance with the requirements of Section 409A. However, the Company makes no representation or covenants that Awards will comply with Section 409A.

(d) The Committee may correct any defect, supply any omission, or reconcile any inconsistency in the Plan or any Award in the manner and to the extent it shall deem desirable to carry the Plan into effect.

SECTION 13. MISCELLANEOUS.

(a) No employee, independent contractor, Participant or other person shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of employees, independent contractors, Participants, or holders or beneficiaries of Awards, either collectively or individually, under the Plan. The terms and conditions of Awards need not be the same with respect to each recipient.

(b) The Committee may delegate to another committee of the Board, one or more officers or managers of the Company, or a committee of such officers or managers, the authority, subject to such terms and limitations as the Committee shall determine, to grant Awards to, or to cancel, modify, waive rights with respect to, alter, discontinue, suspend or terminate Awards held by, employees who are not officers or directors of the Company for purposes of Section 16 of the Securities Exchange Act of 1934, as amended, or any successor law of like import; provided, however, that any such delegation to management shall conform with the requirements of applicable West Virginia corporation law, as in effect from time to time.

(c) The Company shall be authorized to withhold from any Award granted or any payment due or transfer made under any Award or under the Plan or from any compensation or other amount owing to a Participant the amount (in cash, Shares, other securities, other Awards, or other property) of withholding taxes (including income tax, social insurance contributions, payment on account and other taxes) due in respect of an Award, its exercise, or any payment or transfer of Shares, cash or property under such Award or under the Plan and to take such other action (including, without limitation, providing for elective payment of such amounts in cash, Shares, other securities, other Awards or other property by the Participant) as may be necessary in the opinion of the Company to satisfy all obligations of the Company for the payment of such taxes.

(d) Nothing contained in the Plan shall prevent the Company from adopting or continuing in effect other or additional compensation arrangements, and such arrangements may be either generally applicable or applicable only in specific cases.

(e) The grant of an Award shall not be construed as giving a Participant the right to be retained in the employ or service of the Company or any Affiliate. Further, the Company or the applicable Affiliate may at any time dismiss a Participant from employment or terminate the services of an independent contractor, free from any liability, or any claim under the Plan, unless otherwise expressly provided in the Plan or in any Award Agreement or in any other agreement binding the parties.

(f) If any provision of the Plan or any Award is or is deemed at any time to be invalid, illegal, or unenforceable in any jurisdiction, or as to any person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, person or Award, and the remainder of the Plan and any such Award shall remain in full force and effect.

(g) Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company and a Participant or any other person. To the extent that any person acquires a right to receive payments from the Company pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company.

(h) No fractional Shares shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash, other securities or other property shall be paid or transferred in lieu of any fractional Shares, or whether such fractional Shares or any rights thereto shall be canceled, terminated or otherwise eliminated.

(i) Awards Not Includable for Benefit Purposes. Income recognized by a Participant pursuant to an Award shall not be included in the determination of benefits under any employee pension benefit plan (as such term is defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended) or group insurance or other benefit plans applicable to the Participant which are maintained by the Company or any Affiliate, except as may be provided under the terms of such plans or determined by resolution of the Board.

(j) Compliance with Laws. The granting of Awards and the issuance of Shares under the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required, and to Company policies that affect the issuance and/or transfer of Shares or other securities issued by the Company. The Company shall have no obligation to issue or deliver evidence of title for Shares issued under the Plan prior to:

(i) obtaining any approvals from governmental agencies and national securities exchanges that the Company determines are necessary or advisable; and

(ii) completion of any registration or other qualification of the Shares under any applicable national or foreign law or ruling of any governmental body that the Company determines to be necessary or advisable.

(k) Repricing Prohibited. Notwithstanding anything in this Plan to the contrary, and except for the adjustments provided in Sections 5(e) and 12(c), the Committee, the Board and each other person is prohibited from decreasing the exercise price for any outstanding Option or Stock Appreciation Right granted to a Participant under this Plan after the date of grant or allowing a Participant to surrender an outstanding Option or Stock Appreciation Right granted under this Plan to the Company as consideration for the grant of cash, other Awards, or a new Option or a new Stock Appreciation Right with a lower exercise price.

(l) Unfunded Status of Plan. Unless otherwise determined by the Committee or Board, as applicable, the Plan shall be unfunded and shall not create (or be construed to create) a trust or a separate fund or funds. The Plan shall not establish any fiduciary relationship between the Company and any Participant or other person. To the extent any person holds any right by virtue of a grant under the Plan, such right (unless otherwise determined by the Committee or Board, as applicable) shall be no greater than the right of an unsecured general creditor of the Company.

(m) Headings. Section headings are used in the Plan for convenience only, do not constitute a part of the Plan, and shall not be deemed in any way to be material or relevant to the construction or interpretation of the Plan or any provision thereof.

(n) Severability. Whenever possible, each provision in the Plan and every Award and right at any time granted under the Plan shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of the Plan or any Award or right at any time granted under the Plan shall be held to be prohibited by or invalid under applicable law, then (a) such provision shall be deemed amended to accomplish the objectives of the provision as originally written to the fullest extent permitted by law and (b) all other provisions of the Plan and every other Award or right at any time granted under the Plan shall remain in full force and effect.

(o) Gender; Number. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine, the plural shall include the singular, and the singular shall include the plural.

SECTION 14. EFFECTIVE DATE OF THE PLAN.

The Plan shall be effective as of the date of its approval by the stockholders of the Company.

SECTION 15. TERM OF THE PLAN.

The Plan shall terminate five (5) years from its effective date, but the termination shall not affect rights granted before the date of termination. No Award shall be granted under the Plan after the fifth anniversary of the effective date. However, unless otherwise expressly provided in the Plan or in an applicable Award Agreement, any Award theretofore granted may extend beyond such date, and the authority of the Committee and the Board under Section 12 to amend, alter, adjust, suspend, discontinue, or terminate any such Award, or to waive any conditions or rights under any such Award, and to amend the Plan, shall extend beyond such date.

SECTION 16. GOVERNING LAW; DISPUTE RESOLUTION.

The Plan shall be construed in accordance with and governed by the laws of the State of West Virginia without giving effect to the principles of conflict of laws thereof.

Dispute Resolution. The Plan and all determinations made and actions taken pursuant to the Plan shall be governed by the laws of the State of West Virginia and applicable federal laws, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of the Plan to the substantive law of another jurisdiction. Any dispute, controversy or claim between the Company and a recipient of an Award or other person arising out of or relating to the Plan or an Award Agreement shall be settled by arbitration conducted in the City of Charleston in accordance with the Commercial Rules of the American Arbitration Association then in force and West Virginia law within 30 days after written notice from one party to the other requesting that the matter be submitted to arbitration. Arbitration must be initiated by serving or mailing a written notice of the complaint to the other party within one year (365 days) after the day the complaining party first knew or should have known of the events giving rise to the complaint. Failure to initiate arbitration within this time period will result in waiver of any right to bring arbitration or any other legal action with respect to the Plan, any Award or any Award Agreement. The arbitration decision or award shall be binding and final upon the parties. The arbitration award shall be in writing and shall set forth the basis thereof. The existence, contents or results of any arbitration may not be disclosed by a party or arbitrator without the prior written consent of both parties. The parties shall abide by all awards rendered in such arbitration proceedings, and all such awards may be enforced and executed upon in any court having jurisdiction over the party against whom enforcement of such award is sought. The Company shall reimburse the Participant for all costs and expenses (including, without limitation, reasonable attorneys’ fees, arbitration and court costs and other related costs and expenses) the Participant reasonably incurs as a result of any dispute or contest regarding the Plan, any Award or any Award Agreement and the parties’ rights and obligations hereunder if, and when, the Participant prevails on at least one material claim; otherwise, each party shall be responsible for its own costs and expenses.

IN WITNESS WHEREOF, the Company has caused this Plan to be executed in its corporate name by its corporate officer thereunto duly authorized, as of the date first above written.

UNITED BANKSHARES, INC.

By
Its

United Bankshares, Inc.
IMPORTANT ANNUAL MEETING INFORMATION
Electronic Voting Instructions
Available 24 hours a day, 7 days a week!
Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.
VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.
Proxies submitted by the Internet or telephone must be received by 11:59 p.m., Eastern Time, on May 17, 2016.
Vote by Internet
• Go to www.investorvote.com/UBSI
• Or scan the QR code with your smartphone
• Follow the steps outlined on the secure website

Vote by telephone
• Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone
• Follow the instructions provided by the recorded message
Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

Annual Meeting Proxy Card

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A	Proposals — The Board of Directors recommends a vote FOR the following ten nominees:

1.	Election of Directors:	01 - Richard M. Adams	02 - Robert G. Astorg	03 - Peter A. Converse	04 - Lawrence K. Doll	+
		05 - Theodore J. Georgelas	06 - J. Paul McNamara	07 - Mark R. Nesselroad	08 - Mary K. Weddle
		09 - Gary G. White	10 - P. Clinton Winter, Jr.

☐	Mark here to vote FOR all nominees	☐	Mark here to WITHHOLD vote from all nominees	☐	For All EXCEPT - To withhold authority to vote for any nominee(s), write the name(s) of such nominee(s) below.

		For	Against	Abstain			For	Against	Abstain
2.	To ratify the selection of Ernst & Young LLP to act as the independent registered public accounting firm for 2016.	☐	☐	☐	3.	To approve, on an advisory basis, the compensation of United’s named executive officers.	☐	☐	☐

4.	To approve the United 2016 Long-Term Incentive Plan.	☐	☐	☐

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2,3 AND 4.

B	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears hereon. All joint owners must sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title. If more than one trustee, all should sign.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /

IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A - C ON BOTH SIDES OF THIS CARD.

¡		1 U P X	+
02B0XB

Annual Meeting of

United Bankshares, Inc.

Wednesday, May 18, 2016 at 4:00 p.m.

The Ritz-Carlton

1700 Tysons Boulevard

McLean, VA

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF

SHAREHOLDERS TO BE HELD ON MAY 18, 2016.

This proxy statement, along with our Annual Report on Form 10-K for the fiscal year ended December 31, 2015 and our Annual Report, are available free of charge on the following website: www.ubsi-inc.com.

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy — UNITED BANKSHARES, INC. PROXY FOR 2016 ANNUAL SHAREHOLDERS’ MEETING	+

Know all men by these presents that the undersigned shareholder(s) of United Bankshares, Inc., Charleston, West Virginia does hereby nominate, constitute and appoint James J. Consagra, Jr. and W. Mark Tatterson or either one of them, with full power to act alone as the true and lawful attorneys for the undersigned with full power of substitution for and in the name, place and stead of the undersigned to vote all the common stock of United Bankshares, Inc., standing in the undersigned’s name on its books on March 9, 2016, at the 2016 Annual Meeting of Shareholders to be held at The Ritz-Carlton, 1700 Tysons Boulevard, McLean, VA on May 18, 2016 at 4:00 p.m., local time or any adjournments thereof, with all the powers the undersigned would possess if personally present as follows:

The undersigned acknowledges receipt of the Notice and Proxy Statement dated April 4, 2016, and hereby revokes all proxies previously given by the undersigned for said meeting.

This proxy confers authority to vote “FOR” proposals 1, 2, 3 and 4. The Board of Directors recommends a vote “FOR” proposals 1, 2, 3 and 4.

Unless a different allocation is indicated, the proxies will vote your total cumulative vote ratably for the directors for whom you are voting unless directed otherwise by the Board of Directors of United Bankshares, Inc.

This proxy is solicited on behalf of the Board of Directors of United Bankshares, Inc. and may be revoked prior to its exercise.

(Continued and to be marked, dated and signed, on the other side)

C	Non-Voting Items

Change of Address — Please print new address below.	Comments — Please print your comments below.

¡	IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A - C ON BOTH SIDES OF THIS CARD.	+